As filed with the Securities and Exchange Commission on June 12, 2001.
     =====================================================================

                          Commission File No. 333-57632

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   _________________________________________
                 Integrated Spatial Information Solutions, Inc.
                 (Name of small business issuer in its charter)


   Colorado                           7373                     84-0868815
(State or other                (Primary Standard            (I.R.S. Employer
jurisdiction of            Industrial Classification     Identification Number)
incorporation or                  Code Number)
organization)

                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716
             (Address and Telephone Number of Registrant's Principal
                                Executive Office)

                 Frederick G. Beisser, Vice President - Finance
                 Integrated Spatial Information Solutions, Inc.
                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716
            (Name, Address and Telephone Number of Agent for Service)

                                 With copies to:
                            Lester R. Woodward, Esq.
                              Robert P. Attai, Esq.
                            Davis Graham & Stubbs LLP
                       1550 Seventeenth Street, Suite 500
                             Denver, Colorado 80202
                                 (303) 892-9400

                       Approximate date of commencement of
               proposed sale to public: As soon as possible after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

      Title of Securities            Proposed Maximum              Amount of
       to be Registered          Aggregate Offering Price      Registration Fee
-----------------------------    ------------------------    -------------------

Subscription Rights(1)                     $0                        $0
-----------------------------    ------------------------    -------------------

Common Stock, no par value            $2,800,000(2)                $700(3)

(1) Evidencing the rights to subscribe for shares of common stock. Pursuant to Rule 457(g), no separate registration fee is required for the rights since they are being registered in the same registration statement as the common stock underlying the rights.

(2) Consists of _____ shares to be offered by the registrant pursuant to the rights offering at a price of $__ per share. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 on the estimated maximum offering price of the common stock.

(3)   Registration fee previously paid with initial filing.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                   Subject to Completion, dated June 12, 2001

PROSPECTUS


                 Integrated Spatial Information Solutions, Inc.

                           Common Stock, ______ Shares


         Integrated Spatial Information Solutions, Inc. is distributing to the holders of five hundred shares or more of our common stock, rights to purchase up to an aggregate of ____ shares of our common stock. If this offering is fully subscribed, then we will receive a total of $2,800,000. The rights are not transferable and will not be listed for trading on any stock exchange.

         Each shareholder of record who holds five hundred shares or more as of the close of business on April 30, 2001 will receive a right to purchase ___ share[s] of our common stock at a price of $___ for each share owned by the shareholder on that date. If the shares available under the rights are not fully subscribed by the expiration date, shareholders who fully exercise their basic subscription rights will be offered over-subscription rights to purchase any remaining shares. Concurrent with the rights offering, we will notify those shareholders of record on April 30, 2001 that hold less than five hundred shares of the opportunity to purchase a minimum of ___ shares of our common stock from those shares remaining after shareholders holding five hundred or more shares have exercised their basic and over-subscription rights. Any shares remaining may then be offered to non-shareholder investors identified by ISIS.

         Shareholders may exercise their subscription rights beginning on the date of this prospectus until 5:00 p.m., Mountain Time, on _____, 2001. We, in our sole discretion, may extend the period for exercising the rights for up to two additional 30 day periods. All subscriptions will be held in escrow by our subscription agent, Computershare Trust Company, Inc., until accepted by us. If we do not receive at least $600,000, then the offering will be terminated and all proceeds received to date will be returned.

         Our common stock is listed on the Nasdaq Over-the-Counter Bulletin Board under the symbol "ISSS." On June 7, 2001, the closing price of a share of our common stock on the Over-the-Counter Bulletin Board was $0.12.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

================================================================================

                         Min. Per Share  Min. Total  Max. Per Share   Max. Total
                         --------------  ----------  --------------   ----------
Offering price........    $_________     $________    $_________      $________
Estimated Expenses....    $_________     $________    $_________      $________
Net Proceeds to ISIS..    $_________     $________    $_________      $________

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is ___, 2001.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                Table of Contents

Prospectus Summary.........................................................1

Risk Factors...............................................................3

Use Of Proceeds............................................................5

Business...................................................................6

Description Of Property...................................................10

Legal Proceedings.........................................................10

Management's Discussion And Analysis......................................11

Description Of Securities To Be Registered................................19

Market For Common Stock...................................................19

Security Ownership Of Certain Beneficial Owners And Management............20

Determination Of Offering Price...........................................22

Plan Of Distribution......................................................22

Directors And Executive Officers..........................................28

Certain Relationships And Related Transactions............................30

Executive Compensation....................................................32

Cautionary Statement Concerning Forward-Looking Statements................35

Validity Of Securities....................................................35

Experts...................................................................36

Disclosure Of Commission Position Of Indemnification
        For Securities Act Liabilities....................................36

Where You Can Find More Information.......................................36

Index To Financial Statements............................................F-1


Our executive offices are located at 19039 East Plaza Drive, Suite 245, Parker, Colorado 80134, and our telephone number is (720) 851-0716. We also have a web site located at http://www.isis.cc. Any information that is included on or linked to our web site is not a part of this prospectus.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

The Company

         Integrated Spatial Information Solutions ("ISIS") is an information technology company specializing in the design, implementation and integration of information management solutions. These include design and development of computer systems that handle data that may come from or be presented in the format of a map. Typically we are involved in the design, specification and implementation of various elements of these systems including software applications, databases and warehouses and secure data communication networks that manage, access and use the geographic information assets of our clients through internet-enabled applications and delivery systems.

The Rights Offering

Purpose of the
offering........... Completion of this rights offering will enable us to raise up to approximately $2,800,000, before paying the costs of the offering. The minimum amount necessary to complete the rights offering is $600,000. The primary purpose of this offering is to alleviate serious liquidity and capital adequacy concerns. Our inability to complete this rights offering and raise the expected proceeds would potentially leave us without adequate working capital which could materially impair our business and operations.


Shares outstanding/
authorized........  As of June 7, 2001, we had 19,606,525 shares of common stock issued and outstanding. Assuming full subscription, after the rights offering we will have ______ shares issued and outstanding.

Grant of basic
subscription
rights............  All shareholders of record who hold 500 shares or more of our common stock on April 30, 2001 will be granted a non-transferable right to purchase up to _____ share[s] of our common stock at $___ per share for each share of common stock held by them on the record date. We will not issue fractional shares. We will round the rights upward to the nearest whole share.

Grant of
over-subscription
rights............  Shareholders owning at least 500 shares who fully exercise their basic subscription rights will be offered over-subscription rights, subject to proration, to purchase any shares remaining available for purchase after the exercise of their basic subscription rights. If over-subscription requests exceed the number of shares that are available, then we will allocate the available shares pro-rata among those rights holders who over-subscribed.

Shareholders
holding less
than 500 shares...  Shareholders who hold less than 500 shares as of the record date will be sent a letter from ISIS notifying them of the rights offering. Such shareholders will be offered the right to purchase a minimum of ______ shares of our common stock from those shares remaining after shareholders holding 500 or more shares have exercised their basic and over-subscription rights. Shareholders holding less than 500 shares may, at their option, request a copy of the rights offering materials and subscribe for shares by the expiration date.

Non-Shareholder
Investors.........  Remaining shares, if any, may be offered to non-shareholder investors identified by ISIS.

Subscription
period ...........  The rights offering will remain open for a 30-day period from _____, 2001 until _____, 2001, unless such period is extended by us, in our sole discretion, for up to two additional 30 day periods. Shareholders who wish to exercise their subscription rights must return the completed subscription documents along with their payment, as instructed in the subscription documents, to the subscription agent, Computershare Trust Company, Inc., no later than 5:00 p.m., Mountain Time, on ______, 2001, unless the subscription period is extended by us as described above.

Use of proceeds...  If all of the rights offered are exercised, then the gross proceeds to ISIS will be $2,800,000. The gross proceeds from the offering will be used to bring our trade accounts payable current; pay an arbitration award to our former chief financial officer; reimburse our subsidiary, PlanGraphics, for expenses incurred on our behalf; enhance working capital; fund general corporate purposes; and pay the costs of the offering.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. Prospective purchasers of our common stock should consider carefully the information set forth below, as well as the other information in this report, in determining whether to purchase our common stock.

We have incurred recent losses and may not be able to continue as a going concern.

         We have suffered losses from operations in the past, and our ability to achieve profitability in future reporting periods is uncertain. Since the acquisition of PlanGraphics, Inc. in September 1997, we have incurred net losses for the fiscal years ended September 30, 1997, 1998, 1999 and 2000 in the amount of $2,550,000, $3,000,000, $1,050,000 and $2,570,000, respectively. In connection with their audit report on our consolidated financial statements as of and for the year ended September 30, 2000, BDO Seidman, LLP, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern.

Our inability to complete this rights offering could materially impair our business.

         Our inability to complete this rights offering and raise the expected proceeds would potentially leave us without adequate working capital which could materially impair our business and operations. We need additional capital to fund our current operations, bring our trade accounts payable current, satisfy an arbitration award, reimburse PlanGraphics for funds spent on our behalf and fund future growth. There can be no assurance that cash flow from operations, coupled with presently available working capital, will be sufficient to fully fund our expenditures.

Our breach of covenants in a loan agreement may put us at risk of relinquishing control of PlanGraphics.

         On May 31, 2001, PlanGraphics entered into a line of credit with Branch Banking & Trust Company to replace an expiring line of credit with National City Bank of Kentucky. The accounts receivable and general intangibles of PlanGraphics and a pledge of $325,000 in an account held by HumanVision L.L.C., a related party, serve as collateral for the line of credit. As a condition to offering this pledge, HumanVision L.L.C. required PlanGraphics to indemnify it against any draws or other claims that may be presented under the pledge, ISIS to guarantee PlanGraphics' indemnification obligations, PlanGraphics to grant a security interest in its accounts receivable, and ISIS to pledge its stock in PlanGraphics to HumanVision L.L.C. as security for ISIS's guaranty to HumanVision L.L.C. If we default on the line of credit and Branch Banking & Trust Company calls the line of credit, it may look to HumanVision L.L.C.'s pledge for payment of the debt. If HumanVision L.L.C. were to pay the debt on behalf of PlanGraphics pursuant to its pledge, there can be no assurance that HumanVision L.L.C. would not look to ISIS's pledge of its stock in PlanGraphics and possibly assume ownership of such stock.

Our revenues historically are concentrated in a limited number of customers.

         We have had some concentration of revenues and associated accounts receivable balances in certain customers. During the fiscal year ended September 30, 2000, approximately 19.5% of our sales were concentrated in one customer and during the fiscal year ended September 30, 1999, 12.7% of our sales were concentrated in that same customer. In addition, at September 30, 2000, a separate customer accounted for 19% of our outstanding accounts receivable. The volume of work that we perform for a specific client is likely to vary from period to period, and a significant client in one period may not use our services at the same level or at all in a subsequent period. The loss of a key customer could have an adverse impact on revenues.

Our future success depends in significant part on the continued service of certain technical and management personnel and our ability to attract and retain key technical, sales, marketing, information systems, financial and executive personnel.

         Key employees of ISIS include Gary S. Murray, Chairman of the Board of Directors, and John C. Antenucci, Acting Chief Executive Officer. ISIS has entered into an employment agreement with Mr. Antenucci and a services agreement with Mr. Murray that expire in September 2003 and June 2001, respectively. Both agreements contain a non-compete provision that restricts Mr. Antenucci and Mr. Murray from, for one year following his termination date unless otherwise approved by us, performing work either that is in backlog for PlanGraphics or that PlanGraphics is pursuing. Competition for personnel is intense, and there can be no assurance that ISIS can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future. The loss of key personnel, especially without advance notice, or the inability to hire or retain qualified personnel, could have a material adverse effect on our business, financial condition and results of operation.

Delinquent reporting under the Securities Exchange Act of 1934 may delay future financings and may result in the NASD removing our shares from the Over-the-Counter Bulletin Board.

         We were delinquent in filing our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000. Our delinquency in filing certain reports as required by the Securities Exchange Act of 1934 prohibits us from using a short-form registration statement on Form S-3 to register shares of our common stock until we are in compliance with Securities Exchange Act filing requirements for a period of at least twelve calendar months immediately preceding such registration statement filing. Our inability to use a short form registration statement may delay future financings. In addition, an extended delay in filing our periodic reports could cause the NASD to remove us from the Over-the-Counter Bulletin Board. If our common stock is not traded on the Over-the-Counter Bulletin Board and, instead is traded on the "pink sheets" maintained by the National Quotation Bureau, the ability of stockholders to sell their ISIS common stock may be impaired.

The United States penny stock rules may make it more difficult for investors to sell their shares.

         Shares of the Company's common stock are subject to rules adopted by the Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." These rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions involving shares of the Company's common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

Shareholders who do not exercise their rights will experience dilution.

         This offering may result in our issuance of up to an additional ___ shares of our common stock, assuming full exercise of the rights offered pursuant to the rights offering. If a shareholder chooses not to exercise fully the shareholder's rights, the shareholder's relative ownership interest in ISIS will be diluted.

                                 USE OF PROCEEDS

         The gross proceeds that we expect to receive from the rights offering are estimated to be $2,800,000, assuming a price of $ _____ per share, before deducting the offering expenses. The offering expenses of this offering are estimated to be $125,000. The gross proceeds will be used as follows if 100%, 75% or 50% of the maximum offering is sold:

                                                               100%               75%               50%
                                                            ----------        ----------        ----------
Funds available:                                            $2,800,000        $2,100,000        $1,400,000
                                                            ==========        ==========        ==========
Proposed uses:
  Additional costs of this offering:
               Registration, filing & related fees           $10,000           $10,000            $10,000
               Legal fees                                     50,000            50,000            50,000
               Accounting fees                                25,000            25,000            25,000
               Printing fees                                  20,000            20,000            20,000
  Subscription agent fees                                     30,000            30,000            30,000
  Payment of arbitration award                               350,000           350,000            350,000
  Payment of accounts payable to service contractors         180,000           180,000            180,000
  Repayment of note to HumanVision L.L.C.                    115,000           115,000            115,000
  Repayment of note to BDO Seidman, LLP                       91,000            91,000            91,000
  Payment of accounts payable to PlanGraphics                650,000           650,000            350,000
  Unallocated working capital                               1,279,000          579,000            179,000
                                                            ----------        ----------        ----------
Total:                                                      $2,800,000        $2,100,000        $1,400,000
                                                            ==========        ==========        ==========

         We have approximately $180,000 outstanding beyond customary terms in accounts payable to our service providers. These services include printing, communications, investor relations, legal and accounting. We expect to bring these accounts payable current with a portion of the proceeds received in this offering.

         As of April 30, 2001 we owed PlanGraphics approximately $641,500 for expenditures made on behalf of ISIS that include salaries, benefits, litigation expenses, bookkeeping expenses, insurance, legal fees, accounting fees, rent, utilities, communications and other common business expenses. We expect that sum to increase approximately $20,000 to $30,000 per month reflecting business expenses unrelated to the offering. Depending on whether this offering is fully subscribed, we estimate that we will reimburse PlanGraphics up to $600,000 from proceeds received in this offering.

         We owe BDO Seidman, LLP $91,000 pursuant to a promissory note dated February 15, 2001 for accounting services. The promissory note requires payment of approximately $13,000 per month. The balance outstanding shall be paid from the proceeds of this offering either in a lump-sum or from working capital through the balance of the term of the promissory note.

         We owe HumanVision L.L.C., a related party, an aggregate of $115,000 pursuant to promissory notes dated February 2, 2001 and May 15, 2001. Pursuant to a First Amendment to Promissory Notes, the balance of outstanding principal and accrued and unpaid interest of the notes automatically converts to shares of ISIS common stock at the lower of $0.07 per share or the price per share of the rights offered to existing shareholders, on February 3, 2002 and May 16, 2002, respectively.

         In a final arbitration decision dated April 20, 2000, we were ordered to pay $330,000 to our former chief financial officer for severance compensation and fees and expenses related to arbitration. The outstanding amount owed on that award including interest and expenses is approximately $350,000.

         The unallocated working capital will be used for general corporate and working capital purposes.


                                    BUSINESS

Business Development

         Integrated Spatial Information Solutions, Inc. ("ISIS") was incorporated as DCX, Inc., a Colorado corporation, on December 8, 1981. At that time, we operated in the custom design and contract manufacture of aircraft-related electronic cable assemblies. As DCX, Inc., we operated principally under contracts to defense contractors for United States Department of Defense acquisition programs and military aircraft maintenance support. At that time, we provided engineering design, prototype development, testing and manufacture of medium and high technology electronic cable assemblies, wire harnesses, electromechanical devices, and test equipment for aircraft maintenance applications.

         On September 22, 1997, we acquired all of the outstanding shares of PlanGraphics, Inc., a professional services information technology company that specializes in the design and implementation of spatial data management systems commonly referred to in our industry as geographic information systems, or "GIS" for short. PlanGraphics, which was incorporated in 1979 in the state of Maryland, has its headquarters in Frankfort, Kentucky.

         Effective as of September 30, 1997, we sold our DCX, Inc. defense electronics manufacturing assets. On June 29, 1998, we changed our name from DCX, Inc. to Integrated Spatial Information Solutions, Inc. Our principal business is now carried out through our wholly owned subsidiary, PlanGraphics, Inc. PlanGraphics provides business-based solutions to the information management needs of federal, state and local governments, public and investor owned utilities, and commercial enterprises where locational or "spatial" information is mission critical. PlanGraphics services clients through the definition, design, implementation and operation of e-services and other computer-based solutions.

         Since we operate primarily through our wholly owned subsidiary, PlanGraphics, we will often use pronouns such as "we," "us," and "our" in this prospectus to refer to the Company and our subsidiary, PlanGraphics, Inc.

Business

Introduction

         In most business settings today, computers are utilized for three general purposes: word processing, data management and spreadsheets. For science and engineering applications, computers have also become critical in alpha-numeric analysis and design. Within the last 30 years, a new application of computer technology has transformed the application of computer science to cartography, geography, planning and engineering by both government and private industry. Known as "Geographic Information Systems" or GIS, this application combines geography, computer cartography and data management into one tool.

         GIS provides a means for managing and analyzing information by relating the geographic location of a feature or event to other descriptive information. GIS software allows information, in both graphic or map information and alphanumeric data to be combined, segregated, modeled, analyzed and displayed.

         Once largely limited to local and state government agencies and large utilities responsible for land and physical asset management, the use of GIS and other spatial information systems has become widespread. While government organizations still build and maintain GIS systems to analyze, plan and regulate land use and natural resources, and utilities continue to use GIS to track and maintain their physical assets, other uses of GIS have become both more common. For example, GIS is being used by utilities to acquire and retain high margin customers, to analyze demographic attributes of potential customers and match the results with facility capacity, and to identify where facility capacity needs to be expanded. State and local governments use the technology for dispatching police and fire resources, responding to catastrophic events, insuring parity in tax appraisals and locating facilities in areas suitable for development.

         In a January 2001 press release, International Data Corporation of Framingham, Massachusetts, estimated that the worldwide spatial information management market reached $1.08 billion in 1999 and would reach $2.1 billion per year by 2004. These numbers are exclusive of the demand of government and commercial enterprises to have higher levels of web access and capability for their information assets - a large portion of which have locational or spatial components. Spatial and data management applications and services have become information technology decision-making tools for utilities, local and state government agencies, and land and resource management organizations. They are used in a wide range of applications, including land management, mineral exploration, crop management and forecasting, environmental remediation, military planning and surveillance, infrastructure development and construction, and business market analysis.

         Such applications and services are part of a broader market, information systems and the information systems consulting market. In an article in Washington Technology, published February 19, 2001, Gartner DataQuest of Stamford, Connecticut, estimated the market for e-government solutions would increase from $1.9 billion in 2001 to $6.5 billion per year in 2005. Similarly, in U.S. and Worldwide Markets and Trends, 1996-2003, found in International Data Corporation's publication #W18902, International Data Corporation projected that consulting service revenue would grow 14.8% per year, reaching $55 billion by 2003. With the anticipated growth in the IS market, we have decided to expand the services we offer to meet the growing information and systems integration needs of public and private enterprises by leveraging our e-services capabilities and specialization in spatial information systems.

         We believe that the information services and technology markets are undergoing structural changes with an increasing frequency of outsourcing of many technological and operational functions. These changes create demand for high quality technology advisory services, project design and management and professional services.

Overview of Operations

         We are independent management consultants who develop GIS and information technology solutions to meet the specific needs of our clients. We do not make the software, but we fill a wide variety of roles to make state-of-the-art software work for a particular organization. We are fully integrated GIS implementers providing our clients with business-based total information technology solutions.

         We serve as architects who work closely with the client to conceive an appropriate solution, whether it be a new computer application, an entire information system, or a fundamental reworking of an existing system. For example, we are helping the Sacramento County, California Assessor's Office transform the way it manages parcel and property ownership data.

         We function as design engineers who define and refine specifications for an information system and lay out pragmatic, cost-effective ways to achieve a solution. For example, we are designing and building a spatial data warehouse for New York City that provides internet-enabled access and applications to a wealth of city data.

         We serve as general contractors who manage the work of several types of vendors, including software and data conversion vendors. We guide clients through the process of acquiring technology, installing networks and building and integrating databases to increase the value of their geographic and spatial information. For example, we are working as a system and data integrator for the Metropolitan Sewerage District in Madison, Wisconsin, building on the information assets of other jurisdictions in the service area and developing GIS applications specific to the sewerage district.

         We function as facility managers, providing on-site professionals who manage and bring technical experience to operate and maintain information systems. For example, we have had an on-site team providing data preparation and quality control for a massive data conversion project for Rhode Island's Providence Gas Company and we are the GIS project manager to the City of Columbus, Ohio Department of Technology.

         We serve as auditors of information systems. We look for improvements to existing systems and keep up with ever-changing technology to ensure that clients are always on the cutting edge of the best practices in the industry. For example, we facilitated the preparation of a statewide strategy for spatial information within the state of Oregon.

         In short, we build and transform legacy systems into systems that provide solutions emphasizing the value of locational data. We extend departmental databases into enterprise assets. We take concepts involving data about places, time, people and things and build practical, cost-effective capabilities that can enable a workforce to better meet the needs and demands of its customers. Although we perform these various functions and services, management views our operations as one business segment.

         Our Sales and Marketing Concept

         We conduct our business development using a principal selling model. In doing so, we draw on PlanGraphics' president and practice managers who manage business units and have sales responsibility. Each of the practice managers is supported by a number of executive consultants who have both business development and executive level service delivery responsibilities. We also develop business and follow-on assignments through our project managers. In addition, we maintain business alliances with suppliers of software, data and professional services, including among others, Oracle, ESRI and Space Imaging.

         Our customer service philosophy is to fully understand our customers' needs so that we are able to deliver a high level of value-added services and after-sales support. We believe that highly differentiated customer service and technical support is a key competitive asset. Because both GIS and the Internet are evolving and complex, customers require significant technical support. Consequently, we have developed proprietary methodologies that assure consistency in performance and attain maximum customer satisfaction through attention to customer communication and technical expertise.

We continually monitor our customer service strategy through customer satisfaction surveys, frequent contact with the executive consultants and oversight by practice managers and our senior management.

Business Objectives and Milestones

         We intend to grow our presence in the information services industry by building on the reputation and specialty skills of our subsidiary, PlanGraphics, and to achieve growth rates through proper capitalization at rates that are equal to or in excess of industry growth rates.

         We also believe that there is a market opportunity to consolidate information services and technology companies thereby transforming us into a full service information technology services company with a specialized capability that is proactive in spatial information systems. We further intend to exploit these market opportunities and to increase revenues by acquiring companies with capabilities complementing and enhancing our current services offered to potential clients.

Competition in our Markets

         The spatial information management and technology market includes GIS and is divided into two broad categories: the government sector, which includes agencies at all levels and is presently the larger of the two categories; and the commercial sector.

     The markets in which we operate are highly competitive and can be significantly influenced by marketing and pricing decisions of competitors that have substantially greater resources. We believe that competition will intensify in the future. Our ability to compete successfully depends on a number of factors including:

o    Market presence and geographic coverage;

o    Reputation for reliability, service and effective customer support;

o Breadth and depth of expertise, independence, and sensitivity to the client's requirement for responsiveness and timeliness; and

o    Ability to react to changes in the market and industry and economic trends.

We believe we compete effectively on the basis of breadth and depth of expertise, independence, and sensitivity to the client's requirement for responsiveness and timeliness.

Proprietary Rights

         We rely on general copyright, trademark and trade secret laws to protect our methodologies, prior work and technology. ISIS and PlanGraphics have registered their names and trademarks in the United States and Canada. PlanGraphics has developed and maintains a proprietary methodology for conducting its business. This methodology and certainmarketing, customer and prospect data are maintained and handled as trade secrets and are protected by policy and employment agreements. It is also our policy to require employees, consultants and, when possible, suppliers to execute confidentiality agreements upon the commencement of their relationships with us.

Employees

         Presently we employ 57 full-time employees and 21 part-time employees. Five of our employees are in executive management and three have practice management responsibilities. An additional eight employees are executive consultants. We employ three individuals dedicated to sales. 28 employees serve in varying capacities as consultants and system developers and 21 others are paid only for the time billable to clients.

         Administrative support consists of accounting, human resources and creative services. Two executive managers and five staff members are involved in accounting services and human resources. An additional five individuals are assigned to creative services and are available to support consulting projects as well as marketing and sales.


                             DESCRIPTION OF PROPERTY

         Our corporate executive offices are located in Parker, Colorado. We lease commercial property in the following locations:


    Location               Property Leased        Approximate Size        Number of Employees
    --------               ---------------        ----------------        -------------------

Frankfort, Kentucky        land and a building    20,500  square feet     32

Parker, Colorado           office space           350 square feet          1

Silver Spring, Maryland    office space           3,854 square feet        15 (An additional 23
                                                                           work in Providence,
                                                                           Rhode Island at a client
                                                                           site)

Newport Beach, California  office space          600 square feet           3

Newark, New Jersey         office space          1,200 square feet         4

         The length of our leases vary from one to five years. We believe that such properties are adequate to meet our current needs. Were any of the existing leases terminated, we believe that there are affordable alternate facilities available and such action would not have a material adverse effect on our business.


                                LEGAL PROCEEDINGS

         ISIS was the respondent in an arbitration claim brought by our former chief financial officer filed in August 1999 with the American Arbitration Association in Jacksonville, Florida. He claimed that he was constructively discharged from ISIS and sought severance compensation equal to three years' compensation, an amount that he argued was provided for in his employment agreement. We asserted that he resigned and was not constructively discharged and, accordingly, was not entitled to severance compensation. The case was arbitrated in February 2000. In a final decision dated April 20, 2000, the arbitrator awarded the former officer $330,000 in separation payments, fees and expenses. All costs incurred by ISIS associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000, we filed an appeal of the award with the State Circuit Court for Duval County, Florida. The appeal was not sustained. It is anticipated that the outstanding amount owed on the award including interest and expenses will be paid out of the proceeds of this offering.

         We are engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of such litigation will not materially affect the financial position or results of operations of ISIS.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion should be read together with ISIS's financial statements and accompanying notes included elsewhere in this prospectus. Financial information for each of the two years in the period ended September 30, 2000 has been derived from audited financial statements. Financial information for the six months ended March 31, 2001 and 2000 has been derived from unaudited financial statements.

                               Financial Condition

Going Concern

         In connection with their audit report on our consolidated financial statements as of and for the year ended September 30, 2000, BDO Seidman, LLP, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern because of recurring net losses and negative cash flow.

         The audited financial statements contained in this prospectus show $17.7 million being invested in or contributed to the company since its inception. Our stockholders' equity has declined to approximately $3.2 million as a result of a cumulative deficit of $14.5 million, which includes non-cash charges of $684,000 during the fiscal year ended September 30, 2000, and cumulative non-cash charges of approximately $2.7 million since October 1, 1997. Our operations are not currently profitable, although PlanGraphics, when viewed on a stand-alone basis, has experienced breakeven or better levels of profitability since June 30, 2000, exclusive of extraordinary expenses including those associated with defending a non-compete agreement.

         We require additional funds to bring current our accounts payable, to satisfy our obligations to a former officer as a result of an arbitration award, to repay PlanGraphics for funds advanced in the normal course of business and for working capital through the fiscal year ending September 30, 2002. PlanGraphics requires funds in excess of the amounts due from the parent organization to provide working capital for operations and growth of its business.

         The minimum level of funding that we require to meet the aforementioned funding requirements for ISIS is approximately $1.4 million. Management intends to raise approximately $2.8 million through this rights offering. In addition, management may seek additional and extended lines of credit. Our continued existence is uncertain if we are not successful in obtaining outside funding in an amount sufficient for us to meet our working capital requirements as we resume internal growth.

         To address our immediate needs for cash and liquidity, we have entered into a number of formal and informal agreements with vendors and professional service providers to extend the terms on payables currently due. Our accounts payable to trade is approximately $289,200 which includes $90,000 beyond standard terms, $91,000 in a short-term note with our independent auditors, BDO Seidman, LLP dated February 15, 2001, and $42,000 in payables covered by informal agreements with five of our vendors.

PlanGraphics has accounts payable to trade, subcontractors and vendors of approximately $668,600 of which $159,500 is beyond 30 days. It has formal payment arrangements with three vendors totaling $152,730, including a short-term note with Evans, Mechwart, Hambleton & Tilton, Inc. dated November 7, 2000 with an outstanding balance of $119,280. PlanGraphics has informal agreements with an additional eight vendors and subcontractors for a total of $224,900.

         We also have reduced or delayed expenditures on items that are not critical to operations. On May 31, 2001, PlanGraphics obtained a line of credit with Branch Banking and Trust Company to replace the line of credit with National City Bank of Kentucky that expired on April 30, 2001. Furthermore, during the course of the fiscal year ended September 30, 2000, we were able to reduce monthly cash flows in excess of $27,000 per month after we made final payments to our former chief executive officer and to a former shareholder of PlanGraphics as well as "right"-sized our office leases.

         We also will continue to consider periodically the sale of our interest in Jobsview.com LLC, held by PlanGraphics. The 7.9% ownership interest of this entity is valued at our original investment cost of $56,400 on the PlanGraphics balance sheet. Recent sales during calendar year 2000 of equity by Jobsview.com would value our holdings at approximately $460,000. Efforts to conserve and develop new sources of cash and equity are complimentary of the improved operating performance of our operating subsidiary during the past two quarters. We anticipate the improved results to continue through the remainder of 2001 as a result of increased contract backlog and assignments as discussed below.

         Although management feels there is a reasonable basis to believe that we will successfully raise the needed funds through equity and debt financing, no assumption can be made that we will be able to raise sufficient capital to sustain operations or that the subsidiary business will be able to achieve a level of profitability sufficient to carry the parent company's operating expenses. Even though we have successfully obtained working capital in the past by extending our line of credit and raising funds through private placements, there can be no assurance that we will be successful in the future.

Cash Flow

         As of March 31, 2001 we had a net working capital deficit of $1,232,092 as compared to a net working capital deficit of $440,758 at March 31, 2000. This increase in working capital deficit resulted primarily from the operating loss offset by funds from the private placement received in the fiscal quarter ended December 31, 2000.

         In the six months ended March 31, 2001, we used net cash of $78,824 in operations, as compared to $407, 826 used in operations in the six months ended March 31, 2000. The reduction in cash use was primarily related to the operating loss coupled with the increase in accounts receivable offset by changes in several other operating asset and liability accounts. We expect to continue to have operating cash flow deficiencies for the near future as we develop and expand our business.

         In the six months ended March 31, 2001, net cash used in investing activities was $7,505 as compared to $87,041 of net cash used in investing activities in the six months ended March 31, 2000. Decreased equipment purchases accounted for the change.

         We generated net cash of $78,933 from financing activities in the six months ended March 31, 2001, as compared to net cash of $327,284 in the six months ended March 31, 2000. This decrease in net cash was primarily the result of decreased payments on debt and a reduction of $262,000 in proceeds received from the issuance of stock.

Capital Resources

         As of September 30, 2000, we had lease payment commitments through 2005 of $2,403,075, that will require total annual payments of approximately $572,000 during the fiscal year ending September 30, 2001 as compared to $655,000 for the fiscal year ended September 30, 2000. Of the required payment amount for the current fiscal year, approximately $109,000 is for capital lease obligations and $463,000 relates to operating leases. Management believes normal operating cash flows are adequate to fund these payments. (See also Note 6 to the September 30, 2000 Financial Statements.) We consider our facilities adequate to support anticipated sales and operations for the next several years; accordingly, no major commitment for additional facilities expansion has been entered into for the year ending September 30, 2001. In recent years, however, we have transitioned to smaller and less expensive space when possible. Were any of the existing leases to be terminated we believe that there are affordable alternate facilities available and such action would not have an adverse impact.

         Since entering the information technology sector in 1997, we have funded our operations and working capital needs primarily through the public and private placement of our equity securities. In addition, a portion of our capital expenditures has been financed through capital lease obligations payable to financial institutions. We have also on occasion borrowed limited amounts from John C. Antenucci, our acting chief executive officer and Gary Murphy, PlanGraphics' chief financial officer in order to fund temporary working capital requirements. At March 31, 2001 there was no balance outstanding to them and we owed $75,000 to an entity controlled by a director.

         During the fiscal year that ended September 30, 2000, we issued 1,658,452 shares of common stock through two private placements in consideration of approximately $463,000 in gross proceeds. In connection with these sales, we also issued warrants to purchase 1,232,452 shares of common stock with varying expiration dates. The warrants are all immediately exercisable and 630,000 are valid for three years and have an exercise price of $.50 per share and 806,452 are valid for five years and have an exercise price of $0.65 per share.

         In October 2000, we completed the sale of another private offering to accredited investors and officers and directors. Pursuant to that offering, we issued 580,000 shares of common stock for gross proceeds of $145,000. We also issued 290,000 warrants to purchase common stock at a price of $0.50 per share, such warrants being exercisable for three years from the date of issue.

          On February 9, 2001 we borrowed $75,000 from an entity controlled by one of our directors and executed a convertible promissory note. On May 15, 2001 we borrowed an additional $40,000 from the same entity. The proceeds from these borrowings were used to meet certain working capital requirements. On May 31, 2001, PlanGraphics obtained a $500,000 line of credit from Branch Banking and Trust Company to replace the line of credit with National City Bank of Kentucky that expired on April 30, 2001. The expired line of credit had been extended to June 11, 2001 and was paid in full on June 1, 2001. The new line of credit will expire on February 2, 2002.

         As of March 31, 2001, we had minimal cash and cash equivalents. Our management team estimates that, based upon current expectations for growth, we will require additional funding of up to $2.5 million for the recapitalization of the company and the execution of our current business plan, including the financing of our anticipated capital expenditures, operating losses and the evaluation of acquisition targets. Our management team believes that our current operating funds along with the additional funds generated by the pending shareholder rights offering will be sufficient to fund our cash requirements through September 30, 2002. The Company's long-term liquidity requirements may be significant in order to implement its plans. There can be no guarantee such funds can be secured.

Operations Outlook

         We believe that information technology, which includes geographic information systems or "GIS," continues to be a global market that is rapidly evolving and becoming the basis for a myriad of new applications and services to solve customer problems and creating additional markets. We also believe the potential gross profit margins in information technology are much higher than we presently experience and we are working to grow the spatial data management and integration solutions of our GIS business base according to forward looking statements in our business plan, augmenting growth to be achieved through acquisitions.

         PlanGraphics had work backlog and assignments of approximately $9.6 million as of March 31, 2001 and $8.6 million as of September 30, 2000, compared to $5.0 million of work backlog and assignments as of March 31, 2000 and $5.4 million as of September 30, 1999. PlanGraphics reports backlog based on executed contracts. Assignments include contract awards where documentation is pending or task orders based on existing indefinite quantity contract vehicles. A typical contract, standard for the industry, includes terms that permit termination for convenience by either party with 30 days prior notice. Most of our orders are from existing or previous customers with whom we have a good relationship. Therefore, we do not anticipate cancellation of such contracts or order assignments. A majority of the balance of the revenue from existing backlog and assignments will be recognized in the next twelve to fifteen months.

         Currently, we plan to grow internally and through acquisitions. We have made substantial progress in positioning PlanGraphics as a provider of Internet-accessible data repositories and warehouses that leverage spatial data. Several of our current assignments and a material portion of our contract backlog and assignments are associated with these initiatives. Furthermore our past marketing investments in China continue to yield results measured by the increased sales of Ikonos imagery, current and anticipated projects funded by the World Bank and a number of alliances and business partner arrangements that have been consummated. In addition, we have taken specific steps to position our company for additional acquisitions including reorganizing our corporate governance and management structure and the retention of third party advisors and investment bankers.

         Our management team believes that we have the capacity to address the immediate needs for cash and liquidity through an aggressive approach on a number of fronts. We have entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. We have reduced or delayed expenditures on items that are not critical to operations. For instance, the new line of credit available to PlanGraphics expires February 2, 2002.

         We also periodically consider the sale of our interest in Jobsview.com L.L.C., held by PlanGraphics. The 7.9% ownership interest in Jobsview.com is valued at the investment cost of $56,400 on the PlanGraphics balance sheet. Recent sales of common stock by Jobsview.com during fiscal year 2000 would value our holdings at approximately $480,000. Efforts to conserve and to develop new sources of cash and equity are complimentary to the improved operating performance of PlanGraphics during the past two quarters. We anticipate the improvement to continue through the remainder of 2001 and to be accompanied by positive cash flows.

                              Results of Operations

                                        6 Months Ended March 31               Years Ended September 30
                                      2001                2000                2000              1999
                                      ----                ----                ----              ----
                                  (unaudited)          (unaudited)
Statement of Operations
Information:
Revenues                           $3,438,028          $3,368,138          $6,048,570        $7,990,808
Cost and expenses                  3,855,591            4,095,645           7,826,655         9,289,150
Net loss                           (611,922)           (1,452,515)         (1,778,085)       (1,298,342)

Balance Sheet Information:
Total Assets                       7,775,458            8,541,665           7,731,880         9,156,604
Total current liabilities          3,184,856            2,514,981           2,819,956         2,192,935
Working capital                   (1,232,092)           (440,758)          (1,240,722)         251,802
Shareholders Equity                2,927,897            4,266,365           3,199,707         4,947,579

Result of Operations for the Six Months ended March 31, 2001

Revenues

         Revenues for the six months ended March 31, 2001 were $3,438,028 compared to $3,368,138 for the six months ended March 31, 2000. This is a slight increase of $69,890 over the same six-month period from 2001 to 2000 and resulted entirely from the geographic information systems activities of PlanGraphics. Management believes that revenues were constrained by delays encountered in the start up of contracts and work assignments awarded in the fiscal quarters ended September 30, 2000 and December 31, 2000. As a consequence, delays of unexpected length impacted our revenue generation in previous quarters. Notices to proceed were obtained for most of the delayed assignments by mid-December 2000. Accordingly, we have experienced small increases in revenue and expect to see further revenue increases in the ensuing quarters.

Costs and Expenses

         Our total operating costs and expenses for the six months ended March 31, 2001 amounted to $3,855,591 or 112% of revenues. In the same period in 2000, our total operating costs and expenses were $4,095,644 or 122% of revenues. This year's costs reflect a $240,053 or 5.8% reduction of operating costs from the same period in 2000. Reductions in costs were a result of spending constraints implemented to better align costs with revenues such as reductions in salaries, employee benefits and overhead, which were partially offset by increased expenditures in public and corporate affairs. Such costs included increased fees for audits, investment banking and shareholder communications. Operating costs for PlanGraphics for the six months ended March 31, 2001 were $3,251,270 or 94% of revenues, down 8% from $3,522,504 incurred during the same period in 2000.

Net Loss

         Our net operating loss for the six months ended March 31, 2001 decreased by $309,943 or 43% over the same period in 2000. In addition to the reductions of operating costs and expenses, this decrease reflects a 5% reduction in interest expenses and no charges associated with litigation as was the case in the prior period. Our subsidiary, PlanGraphics, had net operating income for the six months ended March 31, 2001 of $186,757 compared to net operating loss of $154,367 for the same period in 2000. Management believes PlanGraphics will continue its six-month trend of positive cash and profitability.

         ISIS's interest expense decreased by $9,080 over the prior year as a result of a small decrease in the average outstanding balance of PlanGraphics' line of credit and lower interest rates. Other income increased slightly to $44,404 from the prior year total of $32,727 principally as a result of increased commissions on travel expenditures. No preferred stock dividends were paid in the current period as there was no preferred stock outstanding at March 31, 2001. The total net loss of $536,922 for the current period is therefore attributable to holders of common stock.

Contract Backlog

         We have a backlog of GIS contracts and work assignments amounting to approximately $9.6 million. The year prior there was $5.0 million of uncompleted work in the backlog. We expect this 92% increase in backlog to result in significantly increased revenue in the ensuing quarters.

Result of Operations for the Year Ended September 30, 2000

Revenues

         Our revenues decreased $1,942,238 or 24% from $7,990,808 for the fiscal year ended September 30, 1999 to $6,048,570 for the fiscal year ended September 30, 2000. We believe this decrease was related to the delay of contract awards and work assignments that were held in abeyance due to distractions caused by Year 2000 issues. The delays impacted our revenue generation on projects because we typically encounter some lag time finalizing contractual arrangements and arranging needed resources before we are able to begin work. The Year 2000 effect on us was a large decrease in revenue.

         Accounts receivable balances at September 30, 2000 and 1999, include both billed receivables and work-in-process. The payment terms on accounts receivable are generally net 30 days and collections generally average 45 to 60 days after invoicing. The actual collection period is consistent with industry experience with clients in the public sector. While this results in an elevation and aging of the billed accounts receivable balance, our history reflects consistent collectibility of the receivable balances. Work-in-process represents work that has been performed but has not yet been billed. This work will be billed in accordance with milestones and other contractual provisions. The amount of unbilled revenues will vary in any given period based upon contract activity.

Costs and Expenses

     The costs and expenses for the fiscal year ended September 30, 2000 amounted to $7,826,655, a decrease of $1,462,495, compared to $9,289,150 for the fiscal year ended September 30, 1999. Significant reductions in costs and expenses were primarily related to adjustments responding to decreased operating levels. We reduced direct contract costs by approximately $684,306, salaries and benefits by approximately $482,394, and general and administrative expenses by approximately $556,515.

Net Loss

         Our operating loss for the fiscal year ended September 30, 2000 was $1,778,085 compared to $1,298,342 for 1999, a reduction in operating losses of $479,743. This reduction is a result of reduced revenues offset by cost savings in direct contract costs, salaries and benefits and general and administrative expenses.

         Interest expense was reduced by $104,264 to $330,004 in 2000 as compared to $434,268 during 1999, a decrease of 24 percent. The decrease is attributable to an overall reduction of interest bearing debt. Other income increased over the prior year total by $33,900 or 40 percent as a result of increased miscellaneous income.

         Our net loss for the fiscal year ended September 30, 2000 was $2,593,816 compared to $1,057,779 for 1999, an overall increase of $1,518,035.
The increased losses for 2000 were primarily due to $589,432 of losses on litigation settlements described in Note 11 to the September 30, 2000 financial statements as compared to a gain of $414,312 that we experienced for litigation settlements in 1999. Net loss attributable to common stockholders amounted to $2,593,816 for the fiscal year ended September 30, 2000 as compared to $1,094,502 in the prior year. Preferred stock dividend expense amounted to $18,002 for fiscal year 2000 compared to $36,723 in fiscal year 1999.

Subsequent Events

         On May 15, 2001, we issued a promissory note in favor of HumanVision, L.L.C., a related party, in the principal amount of $40,000. Pursuant to a First Amendment to Promissory Notes, the balance of outstanding principal and accrued and unpaid interest of the note automatically converts to shares of ISIS common stock at the lower of $0.07 per share or the price per share of the rights offered to existing shareholders on May 16, 2002. Such shares that may be issued on conversion of the promissory note will be "restricted" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

         On May 31, 2001, PlanGraphics obtained a line of credit from Branch Banking and Trust Company in the maximum principal amount of $500,000. This line of credit, which replaces the National City Bank of Kentucky line of credit, expires on February 2, 2002. The Branch Banking and Trust Company line of credit is collateralized by PlanGraphics' accounts receivable and general intangibles and a pledge of a $325,000 Branch Banking and Trust Company account held by HumanVision, L.L.C.

         On February 9, 2001, the board of directors ratified a loan of $75,000 from HumanVision L.L.C, a related party, in exchange for a promissory note dated February 2, 2001. The funds were to be used for certain specified working capital requirements. Pursuant to a First Amendment to Promissory Notes, the balance of outstanding principal and accrued and unpaid interest of the note automatically converts to shares of ISIS common stock at the lower of $0.07 per share or the price per share of the rights offered to existing shareholders on February 3, 2002. Such shares that may be issued on conversion of the promissory note will be "restricted" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

         Also on February 9, 2001, the board approved a resolution authorizing us to provide to HumanVision, L.L.C. a security interest in the PlangGraphics' accounts receivable and subordinately, the ownership of PlanGraphics as further collateral for providing a standby letter of credit to collateralize an extension of PlanGraphics' line of credit with National City Bank of Kentucky and subsequently, Branch Banking and Trust Company. Subsequent to this transaction, National City Bank of Kentucky provided an extension of a $500,000 promissory note for PlanGraphics through June 11, 2001. Effective June 1, 2001, this promissory note was paid in full and substituted with a line of credit from Branch Banking and Trust Company.

         Historically, PlanGraphics' accounts receivable have been more than adequate to cover its line of credit and management believes that this will continue to be the case. Should PlanGraphics default on its line of credit with Branch Banking and Trust Company and should its accounts receivable be inadequate to cover its standby letter of credit with HumanVision L.L.C., ISSI may lose its interest in PlanGraphics which could result in the loss of the Company's sole source of revenue. HumanVision L.L.C. has not expressed an interest in obtaining the underlying collateral used to support the standby letter of credit.

         In November 2000, we announced that we entered into a Letter of Intent to acquire certain business assets of both Microhard Technology, Inc and Certified Professionals and Engineers, Inc. As a result of due diligence reviews we have decided to allow the Letter of Intent to lapse without a transaction. Both parties to the Letter on Intent have agreed to work together on a number of strategic and tactical initiatives and to revisit the acquisition discussions in the future.

         We received notification on November 15, 2000 that our appeal in State Circuit Court for Duval County, Florida of an arbitration award made to our former chief financial officer, Robert S. Vail was unsuccessful. The case was arbitrated in February 2000. In a final decision on April 20, 2000, the arbitrator awarded Mr. Vail a total of $330,000 plus expenses and interest that now total approximately $350,000. The arbitration award will be paid with the proceeds of this rights offering. (See Legal Proceedings on Page 10).

Deferred Tax Valuation Allowance -- FY 2001

         We have net operating loss carry-forwards of approximately $10.1 million (See Note 3 to the Condensed and Consolidated Financial Statements in our Form 10-QSB for December 31, 2000). We have established a 100 % valuation allowance on the net deferred tax asset arising from the loss carry forwards in excess of the deferred tax liability. The valuation allowance has been recorded, as our management has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

Effect of Recent Accounting Pronouncements

The pronouncements that may affect us in the current fiscal year are:

         The Financial Accounting Standards Board has recently issued Statement on Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, amended by SFAS No. 138, established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption of this statement has had no material impact on our consolidated financial statements.

         In March 2000, the Financial Accounting Standards Board issued Emerging Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"), which was effective for all such costs incurred for fiscal quarters beginning after June 30, 2000. EITF 00-2 establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, as we have no web site development costs, the adoption of EITF 00-2 had no impact on our financial condition or results of operations. To the extent we begin to enter into such transactions in the future, we will adopt the issue's disclosure requirements in the quarterly and annual financial statements for the year ending September 30, 2001.

         In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), which was effective July 1, 2000, except that certain conclusions in this Interpretation which cover specific events that occur after either December 15, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. This interpretation clarifies the application of APB Opinion 25 for certain issues related to stock issued to employees. We believe our existing stock based compensation policies and procedures are in compliance with FIN 44 and therefore, the adoption of FIN 44 had no material impact on our financial condition, results of operations or cash flows.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective as of the fourth quarter of fiscal year ending September 30, 2001. Management believes the adoption of this bulletin will have no material impact on our financial statements.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         This prospectus covers our offer and sale of up to ________ shares of common stock, pursuant to the rights offering described herein. In our articles of incorporation, as amended, we are authorized to issue up to 2,000,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, par value $.001 per share, designated as cumulative convertible preferred stock. As of June 7, 2001, we had 19,605,525 shares of common stock outstanding. No shares of preferred stock are currently outstanding. All of the issued shares of common stock are fully paid and non-assessable.

         Under our articles of incorporation, all of the shares of common stock rank equally as to voting rights, participation in a distribution of assets of ISIS on a liquidation, dissolution or winding-up of ISIS and entitlement to dividends. The shareholders are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote. Our common stock has no preemptive or conversion rights.

         In the event of a liquidation, dissolution or winding-up of ISIS or other distribution of our assets, the holders of the shares of common stock will be entitled to receive ratably and equally all of the assets of ISIS after we have paid out our liabilities. Distribution in the form of dividends, if any, will be set by ISIS's board of directors.

         We have never declared or paid dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any future earnings to finance growth.


                             MARKET FOR COMMON STOCK

         Our common stock is traded on Nasdaq's Over-the-Counter Bulletin Board under the symbol "ISSS."

         The range of high and low sales prices per share for ISIS common stock as quoted (without retail markup or markdown and without commissions) on the Over-the-Counter Bulletin Board for the fiscal years ended September 30, 2000 and September 30, 1999, as well as for the first two fiscal quarters of the fiscal year ending September 30, 2001, is provided below. The figures shown below reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions:

                                  High Price          Low Price
2001
         Second Quarter              $0.24              $0.09
         First Quarter               $0.23              $0.14
2000
         Fourth Quarter              $0.38              $0.22
         Third Quarter               $0.81              $0.22
         Second Quarter              $0.81              $0.20
         First Quarter               $.34               $0.20
1999
         Fourth Quarter              $0.38              $0.27
         Third Quarter               $0.44              $0.25
         Second Quarter              $0.66              $0.31
         First Quarter               $0.40              $0.30

On June 7, 2001, the last reported sales price of our common stock was $0.12.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security ownership of certain beneficial owners:

The following parties own more than five percent of our common stock as of June 7, 2001:

------------------------    ---------------------------------------   ----------
 Name and Address of        Amount & Nature of Beneficial Ownership   Percentage
  Beneficial Owner
------------------------    ---------------------------------------   ----------

Ausost Anstalt Schaan              1,433,4281                            7.3%
Landstrasse 163                    Sole dispositive and voting power
9494 Furstentum
Vaduz, Liechtenstein

Balmore S.A.                       1,379,6972                            7.1%
Trident Chambers, Road Town        Sole dispositive and voting power
Tortola, British Virgin Islands

(1) According to information on Schedule 13G/A filed with the SEC on November 13, 2000, Austost Anstalt Schaan, a corporation organized in Liechtenstein, holds 1,433,428 shares of ISIS Common Stock.

(2) According to information on Schedule 13G filed with the SEC on November 13, 2000, Balmore S.A., a corporation organized in the British Virgin Islands, holds 1,379,697 shares of ISIS Common Stock.

Security ownership of management:

The directors and officers of ISIS own the following percentages of our common stock as of June 7, 2001:

------------------------    ---------------------------------------   ----------
 Name and Address of        Amount & Nature of Beneficial Ownership   Percentage
  Beneficial Owner
------------------------    ---------------------------------------   ----------

Jean M. Anderson                   114,000                               0.6%
Director                           Sole dispositive and voting power
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134


John C. Antenucci                  1,824,302(1)                          8.5%
President and Director             Sole dispositive and voting power
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134

Frederick G. Beisser               251,993(2)                            1.3%
Chief Financial Officer,           Sole dispositive and voting power
Secretary, Treasurer
andDirector
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134

Raymund E. O'Mara                  337,261(3)                            1.7%
Director                           Sole dispositive and voting power
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134

Gary S. Murray                     2,438,042(4)                         11.1%
Chairman and Director              Sole voting power
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134

J. Gary Reed                       317,033(5)                           1.6%
Director                           Sole dispositive and voting power
c/o Integrated Spatial
Information Solutions
19039 East Plaza Drive,
Suite 245
Parker, Colorado 80134

All Directors and Officers         5,302,631                            21.3%
As a group (6 persons)
---------------

(1) Includes 551,427 shares of common stock issuable pursuant to the exercise of options and warrants and 13,000 shares of common stock owned by Mr. Antenucci's spouse, for which he is deemed to be a beneficial owner.

(2) Includes 179,093 shares of common stock issuable pursuant to the exercise of options and warrants.

(3) Includes 122,500 shares of common stock issuable pursuant to the exercise of options and warrants.

(4) Includes 195,000 shares of common stock issuable pursuant to the exercise of options and warrants. Also includes 848,709 shares of common stock, options to purchase 645,162 shares of common stock and warrants to purchase 405,000 shares of common stock owned by HumanVision L.L.C. Mr. Murray, as a member and sole manager, is a control person of HumanVision L.L.C.

(5) Includes 304,090 shares of common stock issuable pursuant to the exercise of options and warrants.

                         DETERMINATION OF OFFERING PRICE

         The board of directors of ISIS decided to set a $ ____ per share subscription price after considering several factors, including the potential increase in the number of outstanding shares in the event the rights offering is fully subscribed. In determining the per share subscription price, the board of directors took into account the recent trading prices of our shares, the possibility that existing shareholders may wish to purchase additional shares of common stock from us and the multiples of book value at which shares of similarly situated companies are trading. The $___ per share subscription price should not be considered to be an indication of our actual value or of the value of our common stock. We have neither sought, nor obtained, any valuation opinion from outside financial advisors or investment bankers.


                              PLAN OF DISTRIBUTION

General

         We are offering _____ shares of our common stock to our shareholders of record who hold five hundred shares or more as of April 30, 2001 at $ ___ per share in this rights offering. We have not engaged an underwriter in connection with this rights offering. If the rights offering is fully subscribed, we expect to raise proceeds of approximately $2,800,000, before offering costs.

         Concurrent with the rights offering to shareholders holding 500 or more shares, we will notify those shareholders of record on April 30, 2001 that hold less than 500 shares of the opportunity to purchase a minimum of ________ shares of our common stock from those shares remaining after shareholders holding 500 or more shares have exercised their basic and over-subscription rights. Any shares remaining may then be offered to non-shareholder investors identified by ISIS.

         Our officers and directors may solicit responses from shareholders receiving rights to purchase. These individuals will be acting solely on behalf of ISIS and neither ISIS nor the officers and directors will charge any fee or receive any commissions for the sales. Based on these facts, the officers and directors will not register as brokers or dealers.

         We have retained Brean Murray & Co., Inc. of New York, New York to assist us in structuring the rights offering and to provide other financial and business advisory services. For these services, Brean Murray & Co. will receive warrants to purchase up to 2% of the shares of common stock outstanding after the rights offering. Such warrants will expire five years after the date of issuance and will be exercisable at a price equal to 110% of the exercise price of the rights.

         We have also retained Crossways Consulting Group of Palisades, New York to identify qualified investors to purchase any shares remaining after the current shareholders have exercised their basic and over-subscription rights, provide advisory services on the structure of the rights offering and make recommendations on the positioning and promotion of ISIS to domestic and international business opportunities. For these efforts, Crossways Consulting Group will receive warrants to purchase up to 2% of the shares of common stock outstanding after the rights offering. Such warrants will expire five years after the date of issuance and will be exercisable at a price equal to 110% of the exercise price of the rights.

Minimum Amount of Offering

         If the rights offering is fully subscribed, we expect to raise proceeds of approximately $2,800,000, before offering costs. The minimum amount needed by ISIS to complete the rights offering is $600,000. If that minimum amount is not reached by the expiration date, or the extended expiration date as described below, we will instruct the subscription agent to return any amount submitted by shareholders without interest or deduction as soon as practicable after the offering is terminated. Officers, directors and beneficial owners of 5% or more of ISIS common stock will be able to exercise their basic and over-subscription rights to purchase shares in order to reach the minimum.

Expiration of the Rights

         Shareholders may exercise their rights at any time before 5:00 p.m., Mountain Time, on ______, 2001, the expiration date for the rights. If a shareholder does not exercise his or her rights before the expiration date, such unexercised rights will be null and void. We will not be obligated to honor the exercise of rights if the subscription agent receives the documents relating to a shareholder's exercise after the expiration date of the rights, regardless of when such documents were transmitted. We may extend the expiration date for up to two additional 30 day periods by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration date of the rights, we will issue a press release announcing the extension no later than 9:00 a.m., Mountain Time, on the business day before the most recently announced expiration date. The rights offering will not be extended beyond September 30, 2001.

Description of the Rights Offered

Shareholders Holding 500 or More Shares

Basic Subscription Rights

         We are granting to our shareholders that hold five hundred or more shares as of the close of business on April 30, 2001, non-transferable basic subscription rights to purchase up to _____ shares of our common stock, at a price of $___ per share, for each share of common stock held on April 30, 2001.

         We will not issue fractional shares. We will round basic subscription and over-subscription rights up to the next whole share. The basic subscription and non-subscription rights are not transferable, except that the assignment by a record or nominee owner of shares to the beneficial owner will be permitted to the extent allowable under applicable state securities laws. A shareholder who does not participate in the rights offering will experience ownership dilution. A shareholder may purchase all or part of the shares to which the shareholder is entitled. Our officers and directors, in their capacity as shareholders, will have the same rights to purchase shares in the rights offering as other shareholders.

         Our directors and officers hold approximately 21 percent of our presently outstanding shares. We believe that they will exercise approximately 50 percent of their shareholder rights during this offering. We further expect that at least one of these officers and directors will elect to participate in over-subscription rights, if available.

         Shareholders cannot revoke their rights subscription certificates once submitted. The board of directors reserves the right to modify, postpone or cancel the rights offering at any time prior to its consummation if it determines that such modification, postponement or cancellation is in our best interests.

Over-subscription Rights

         Shareholders holding 500 or more shares who fully exercise their basic subscription rights will be offered over-subscription rights, subject to availability of shares and subject to proration, following the exercise of the basic subscription rights. Pursuant to the grant of over-subscription rights, shareholders who fully exercise their basic subscription rights will be entitled to purchase, also at $_____ per share, the shares remaining available, if any, after exercise of the basic subscription rights by the other shareholders. In the event that more than the available number of shares are subscribed to in connection with the exercise of over-subscription rights, shares will be allocated pro-rata, based on the ratio that the number of shares subscribed to by each over-subscribing shareholder bears to the total number of shares that all over-subscribing shareholders seek to purchase.

         Shareholders must elect to exercise their over-subscription rights during the subscription period, in the manner set forth in the subscription documents provided to them. As with the basic subscription rights, the exercise of any over-subscription rights may not be revoked. Payment for the exercise of any over-subscription rights must be remitted with the payment for basic subscription rights.

Shareholders Holding Less than 500 Shares

         Shareholders who hold less than 500 shares on April 30, 2001 will be sent a letter from ISIS notifying such shareholders of the rights offering. Such shareholders may, at their option, request a copy of the rights offering materials and subscribe for a minimum of _______ shares by the expiration date.

         After the shareholders holding 500 or more shares have exercised their basic and over-subscription rights, the remaining shares will be allocated pro-rata among those shareholders holding less than 500 shares. The pro-rata allocation will be based on the ratio that the number of shares subscribed to by each shareholder holding less than 500 shares bears to the total number of shares that all such shareholders seek to purchase.

Secondary Offering

         Concurrent with the rights offering, we will offer certain non-shareholder investors the opportunity to participate in the offering and offer them the right to purchase any remaining shares at $ ____ per share, after shareholders holding 500 or more shares have exercised their basic and over-subscription rights and shareholders holding less than 500 shares have exercised their subscription rights, if any. After existing shareholders have exercised their rights to purchase, we will determine the number of remaining shares available for purchase by non-shareholder investors. In the event that more than the available number of shares are subscribed to in connection with the exercise of such rights by any non-shareholder investors, shares will be allocated pro-rata, based on the ratio that the number of shares subscribed to by each non-shareholder investor bears to the total number of shares that all non-shareholder investors seek to purchase.

         No underwriter will be involved in the offering to non-shareholder investors. We have retained Crossways Consulting Group to provide advisory services on the structure of the rights offering and make introductions of individuals and organizations to ISIS who may become qualified investors. ISIS's officers and directors will be acting solely on behalf of ISIS to sell any remaining shares, and neither the officers and directors nor ISIS will charge any fee or receive any commissions for the sales. Based on these facts the officers and directors will not register as brokers or dealers.

Subscription Agent

         By an agreement dated ______, 2001, we appointed Computershare Trust Company, Inc. as subscription agent for the offering. We will pay its fees and expenses related to the offering. Shareholders may direct any questions or requests for assistance concerning the method of exercising your rights, additional copies of this prospectus, the instructions, any nominee-related documents or other subscription documents referred to in this prospectus, to the subscription agent, at the following telephone number and address:
                        Computershare Trust Company, Inc.
                                  P.O. Box 1596
                           Denver, Colorado 80201-1596
                                 (303) 986-5400

Exercise of Rights

         You may exercise your rights by delivering the following to the subscription agent, at or before 5:00 p.m., Mountain Time, on ______, 2001, the date on which the rights expire:

        o Your properly completed and executed subscription certificate with any required signature guarantees or other supplemental documentation; and

        o Your full subscription price payment for each share subscribed for under your subscription privileges.

         Do not send your subscription certificate and subscription price payment to ISIS. Please make sure to send it to the subscription agent.

Method of Payment

         Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

        o Check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

        o Wire transfer of immediately available funds to the subscription account maintained by the subscription agent for the purpose of accepting subscription, in accordance with the following wire instructions: Union Bank & Trust, 100 Broadway, Denver, Colorado 80209, (303) 744-3221, ABA No. 102000908, further credit to
               85-02961, Attention: Computershare Trust Company, Inc., Escrow Agent.

Receipt of Payment

         Your payment will be considered received by the subscription agent only upon:

        o      Clearance of any uncertified check;

        o Receipt by the subscription agent of any certified check or bank draft drawn on a U.S. bank or of any postal, telegraphic or express money order; or

        o Receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

         If you are paying by uncertified personal check, please note that uncertified checks may take at least five business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to ensure that your payment is received sufficiently in advance of the time the rights expire to ensure that your payment is received and cleared by that time. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your rights.

Delivery of Subscription Materials and Payment

         You should deliver your executed subscription certificate and payment of the subscription price to the subscription agent by one of the methods described below:

        o        If by mail to:     Computershare Trust Company, Inc.
                                    P.O. Box 1596
                                    Denver, Colorado 80201-1596

        o        If by hand delivery or by overnight courier to:
                                    Computershare Trust Company, Inc.
                                    12039 West Alameda Parkway
                                    Suite Z-2
                                    Lakewood, Colorado 80228

        o        You may call the subscription agent at (303) 986-5400.

         Your delivery to an address other than the address set forth above will not constitute valid delivery. You are responsible for the method of delivery of your subscription certificate with your subscription price payment to the subscription agent. If you send your subscription certificate and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent before the time the rights expire.

Calculation of Rights Exercised for Shareholders Holding 500 or More Shares

         If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price payment for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you deliver to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege for the maximum number of shares. If we do not apply your full subscription price payment to your purchase of shares of common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the offering is completed.

Your Funds Will Be Held by the Subscription Agent Until Shares of Common Stock are Issued

         The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other rights holders until we issue your shares to you.

Notice to Beneficial Holders by Brokers, Trustees and Depositories

         If you are a broker, a trustee or a depositary for securities who holds shares of our existing common stock for the account of others on April 30, 2001, the record date for the issuance of rights under this offering, you should notify the beneficial owners of those shares of the offering as soon as possible to find out their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owners with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription certificate and submit it to the subscription agent with the proper payment. If you hold shares of our existing common stock for the account of more than one beneficial owner, you may exercise the number of rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our existing common stock on the record date for the issuance of rights under this offering.

Beneficial Owners

         If you are a beneficial owner of shares of our existing common stock or will receive your rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your rights, you should contact your nominee and request it to effect the transactions for you. If you wish to obtain a separate subscription certificate, you should contact the nominee as soon as possible and request that a separate subscription certificate be provided to you.

Determinations Regarding the Exercise of Your Rights

         We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within a period of time as we may determine. We may reject the exercise of any of your rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within a period of time as we decide, in our sole discretion.

         Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of your subscription certificate and we will not be liable for any failure to notify you of any defect or irregularity. We reserve the right to reject subscription certificate if it is not in accordance with the terms of the offering or in proper form. We will also not accept your subscription certificate if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

No Revocation

         Once you have exercised your subscription privileges, you may not revoke your exercise. Rights not exercised before the expiration date of the rights will expire.

Extensions and Termination

         We may extend the offering and the period for exercising your rights, in our sole discretion. In addition, we may terminate the offering at any time before the time the rights expire.

No Recommendation to Holders of Rights

         We are not making any recommendations as to whether or not you should subscribe for shares of our common stock. You should decide whether to subscribe for shares based upon your own assessment of your best interests in consultation with your legal and financial advisors.

Regulatory Limitation

         We will not be required to issue to you shares of our common stock in the offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights expire, you have not obtained that clearance or approval.

Issuance of Common Stock

         Computershare Trust Company, Inc. will issue to you certificates representing shares of common stock you purchase under the offering as soon as practicable after the time the rights expire.

         Your payment of the aggregate subscription price will be retained by the subscription agent and will not be delivered to us until your subscription is accepted and you are issued your share certificates. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a shareholder of ISIS, with respect to shares of our common stock subscribed for, until certificates representing the shares are issued to you. Upon our issuance of the certificates, you will be deemed the owner of the shares you purchased by exercise of your rights. Unless otherwise instructed in the subscription certificate, your certificates for shares issued as a result of your exercise of rights will be registered in your name.

         If the offering is not completed for any reason, the subscription agent will promptly return, without interest or deduction, all funds received by it. We will retain any interest earned on the funds held by the subscription agent.

Compliance with State Regulations Pertaining to the Offering

         We are not making the offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase our common stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the rights would be unlawful. We may delay the commencement of the offering in these states or other jurisdictions to comply with their laws. We do not expect that there will be any changes in the terms of the offering. However, we may decide, in our sole discretion, not to modify the terms of the offering as may be requested by some of these states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the offering.

                        DIRECTORS AND EXECUTIVE OFFICERS

The current directors and executive officers of ISIS are:

    Name                        Age     Position

    Jeanne M. Anderson          49      Director

    John C. Antenucci           54      Vice Chairman, Director, President and
                                        Acting Chief
                                        Executive Officer
                                        of ISIS; President
                                        and Chief
                                        Executive Officer
                                        of PlanGraphics,
                                        Inc.

    Frederick G. Beisser        58      Director, Vice President - Finance and
                                        Administration, Secretary and Treasurer

    Raymund E. O'Mara           60      Director

    Gary S. Murray              50      Chairman and Director

    J. Gary Reed                51      Director and Chief Operating Officer of
                                        PlanGraphics, Inc.

All directors hold office until the next annual meeting of shareholders and serve until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Jeanne M. Anderson has been a director of our company continuously since 1987 and served as Chairman of the Board of Directors from January 1, 1997 through October 2, 1997. She is a former President and Chief Executive Officer of ISIS. She served as President and Chief Executive Officer from October 1, 1991 through December 31, 1996. Ms. Anderson has been a small business owner and entrepreneur since retiring from her position as an officer of the company and is presently engaged in cosmetology and related beauty salon activities.

John C. Antenucci is ISIS's President and Acting Chief Executive Officer and has been a director since November 3, 1997. He is the founder and has been the President and Chief Executive Officer of PlanGraphics, Inc. since 1979. He is a former president of AM/FM International (now GITA), a professional association for utility industry users of geographic information systems. He is also a member of the National Academy of Sciences Advisory Committee on the Future of U.S. Geological Survey and served in a similar capacity on the Academy's Advisory Committee for Mapping Sciences. He serves as an advisor to Ohio State University's Center for Mapping, has recently co-authored a chapter of a to-be-published text book on geographic information systems, global positioning systems and remote sensing and was editor and co-author of a leading textbook on geographic information systems. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, D.C. and a Bachelor of Civil Engineering from the same institution.

Frederick G. Beisser joined ISIS as Chief Financial Officer in July 1990 and was promoted to his current position of Vice President - Finance and Administration, on March 28, 1997. He was elected to the Board of Directors in March 1991 at which time he also became Treasurer and was subsequently appointed Secretary on October 1, 1991. Mr. Beisser is a Colorado Certified Public Accountant. Prior to joining ISIS, he held financial management and controller positions with the U.S. Air Force in the United States and abroad. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California, an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado in Pueblo, Colorado. In addition, Mr. Beisser has a diploma from the Air War College. He is also a member of the Board of Directors of Wastemasters, Inc. of El Reno, Oklahoma.

Raymund E. O'Mara has been a director of ISIS since November 3, 1997. He is a principal with Booz Allen & Hamilton, consultants, since 1996. Prior to joining Booz Allen & Hamilton, Mr. O'Mara retired from the U.S. Air Force in 1994 with the rank of Major General. From 1993 until his retirement, he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that served as Vice Commander in Chief, Atlantic Command, Norfolk Virginia for two years. Mr. O'Mara holds a Master of Arts from State University of New York at Plattsburgh, New York and a BS in Electrical Engineering from the New Jersey Institute of Technology at Newark.

Gary S. Murray was appointed Chairman of the Board of Directors on July 6, 1999 and has served as a director of the Company since June 26, 1998. Mr. Murray is the founder and managing member of HumanVision L.L.C., an advisory and investment firm located in Landover, Maryland. He is also co-founder and a principal of Timebridge Technologies (Lanham, Maryland), an e-commerce firm specializing in database and network services that was acquired by Dimension Data Holdings PLC in November 2000. Mr. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, Maryland) until its acquisition by Federal Data Corporation in June 1997. He holds a BBA from Howard University, Washington, D.C. and is a Certified Public Accountant.

J. Gary Reed became a director of ISIS on November 3, 1997. He is the Chief Operating Officer of PlanGraphics, Inc. Mr. Reed has been employed by PlanGraphics in several capacities since 1995. Prior to joining PlanGraphics, he held several executive positions during a twenty-one year career with Geonex Corporation and was named President of that corporation in 1994. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Other Associations

         During the past five years, one principal of ISIS has served as a principal of the following reporting issuers during the periods and in the capacities noted below:


Principal                 Reporting Issuer           Capacity       Period
------------              ----------------------     ------------   ---------
Frederick G. Beisser      Wastemasters, Inc.         Director       March 1999
                                                                    to present



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         John C. Antenucci, President and a director of ISIS, is a 10% partner in the organization that owns the facilities in Frankfort, Kentucky, leased by PlanGraphics, Inc. The annual lease cost is approximately $327,000 per year for 20,500 square feet. PlanGraphics entered into the lease in 1995, prior to the acquisition of PlanGraphics by ISIS. When entered into, the lease rate exceeded the fair market value for similar facilities in the area by approximately 20%. This transaction, however, was considered to be in the best interests of PlanGraphics at that time by the disinterested members of its Board of Directors.

         John C. Antenucci, President and a director of ISIS, personally guaranteed an obligation of ISIS on September 22, 1997. As consideration for such guaranty, ISIS agreed to pay Mr. Antenucci 5% of the outstanding loan balance on an annual basis. ISIS has not paid all monies owed to Mr. Antenucci pursuant to this agreement and to date, the outstanding balance of the debt owed Mr. Antenucci is $20,175. The agreement was considered to be in the best interests of ISIS at the time of agreement by the disinterested members of its Board of Directors.

         Gary S. Murray, Chairman and a director of ISIS, is the principal owner and executive officer of HumanVision L.L.C. On July 6, 1999, we entered into a consulting agreement with HumanVision L.L.C. Compensation for the consulting services of HumanVision L.L.C. consists of performance options to purchase 322,581 shares of common stock at an exercise price of $0.31 per share if our market capitalization exceeds $30,000,000 for greater than twenty consecutive business days at any time prior to June 30, 2002, and an additional 322,581 shares of common stock at an exercise price of $0.31 per share if our market capitalization exceeds $60,000,000 for greater than twenty consecutive business days at any time prior to June 30, 2002. The options will be exercisable for a period of three years from the date of issue. The agreement also provides for a success fee of 1.5% of the transaction value in the event of a successful merger or acquisition of stock or assets.

         On February 2, 2001, we executed a promissory note in favor of HumanVision L.L.C. for the sum of $75,000. The note is due on October 21, 2001 and bears interest at prime plus six percent. Pursuant to the First Amendment to Promissory Notes, executed on May 21, 2001, any balance of outstanding principal and accrued and unpaid interest as of February 3, 2002 will automatically convert into shares of ISIS common stock at the lower of $.07 per share or the price per share of any offer to our shareholders of stock or rights to purchase our common stock. The shares issuable upon conversion of this note will be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

         On February 9, 2001, PlanGraphics entered into an agreement with HumanVision L.L.C. whereby HumanVision L.L.C. agreed to provide a $325,000 standby letter of credit to National City Bank of Kentucky as additional collateral for PlanGraphics' existing line of credit that has been replaced with the Branch Banking & Trust Company line of credit. As consideration, PlanGraphics will make quarterly payments of an amount equal to two percent of the value of the standby letter of credit. In the event Branch Banking & Trust Company calls the standby letter of credit, PlanGraphics will execute a convertible debt instrument payable to HumanVision L.L.C. at an annual interest rate of prime plus six percent for a term not to exceed nine months. At any time prior to the instrument's maturation, HumanVision L.L.C. may convert the debt and accrued interest into shares of our common stock valued at $.07 per share. The accounts receivable of PlanGraphics serve as collateral should the standby letter of credit be called. ISIS also provided a guarantee to HumanVision L.L.C. offering its stock in PlanGraphics as consideration.

         On May 15, 2001, we executed a promissory note in favor of HumanVision L.L.C. for the sum of $40,000. The note is due on October 21, 2001 and bears interest at prime plus six percent. Pursuant to the First Amendment to Promissory Notes, executed on May 21, 2001, any balance of outstanding principal and accrued and unpaid interest as of May 16, 2002 will automatically convert into shares of ISIS common stock at the lower of $.07 per share or the price per share of any offer to our shareholders of stock or rights to purchase our common stock. The shares issuable upon conversion of this note will be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation paid and accrued by ISIS for services rendered during the fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998 to certain of our executive officers.

                                                                                            Long Term
                                                  Annual Compensation                      Compensation
                                       -----------------------------------------   --------------------------
                                                                                       Awards         Payouts
                                                                                       ------         -------
                                                                   Other Annual       Options/         LTIP
       Name and                                         Bonus     Compen-sation     SARs granted      Payouts     All Other
  Principal Position       Year        Salary ($)        ($)            ($)              (#)            ($)          ($)
-------------------------  ----        ----------       -----     --------------    ------------      -------     ---------
John C. Antenucci,         2000        $138,219           -              -                -              -            -
Vice Chairman,  President  1999        $159,374           -              -                -              -            -
and Acting CEO             1998        $175,000           -              -           260,853(2)          -            -

Stephen Carreker,          2000        $17,719            -         $240,750(1)           -              -            -
Former Chairman and CEO    1999        $124,808           -              -                -              -            -
                           1998        $175,000           -              -           327,655(2)          -            -

J. Gary Reed, Director     2000        $96,104         $8,000            -                -              -            -
and Chief Operating        1999        $105,660           -              -                -              -            -
Officer of PlanGraphics    1998        $106,248           -              -           171,348(2)          -            -

(1) The amount of "Other Compensation" for Mr. Carreker represents the total of our payments made to him and to his attorney on behalf of Mr. Carreker pursuant to the settlement agreement we entered into with Mr. Carreker upon his departure.

(2) Quantity of Stock Options granted during fiscal year 1998 for Carreker, Antenucci and Reed represents the quantity of antidilution stock options accrued during the year pursuant to employment agreements (the board of directors and the employees have agreed to annul this provision for periods subsequent to June 30, 1998) at prices ranging from $1.125 to $2.125 per share.

Option/SAR Grants in Last Fiscal Year

We made no grants to the named officers during the fiscal year ended September 30, 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                                         Number of Securities
                                                                              Underlying        Value of Unexercised
                                                                              Unexercised           In-the-Money
                                                                            Options/SARs at        Options/SARs at
                                                                              FY-End (#)             FY-End ($)
                                                                             Exercisable/           Exercisable/
          Name                Exercise (#)         Value Realized ($)        Unexercisable          Unexercisable
          ----                ------------         ------------------        -------------          -------------
John C. Antenucci, Vice
Chairman, President and                                                     452,966 / 0(1)
Action CEO                          -                      -                                              -

Stephen Carreker,                   -                      -             452,966 / 340,038(2)             -
Former Chairman and CEO

J. Gary Reed, Director
and Chief Operating
Officer of PlanGraphics             -                      -                 301,934/0(3)                 -

(1) Mr. Antenucci received fully stock options to purchase 300,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997. In addition, Mr. Antenucci is entitled to 268,004 antidilution options related to his employment agreement that are prorated between immediately vested and performance options.

(2) Mr. Carreker received options to purchase 30,000 shares of our common stock at a price of $1.125 on January 2, 1997 that were fully vested upon grant. In connection with his employment agreement Mr. Carreker received fully vested stock options to purchase 200,000 shares of our common stock effective January 7, 1997. In addition, at September 30, 2000, he was entitled to 301,988 antidilution options related to vested options. All of these options terminated with the completion of all of our obligations under the settlement agreement with Mr. Carreker.

(3) Mr. Reed received fully vested options to purchase 200,000 shares of our common stock at an exercise price of $1.75 on September 22, 1997. In addition, Mr. Reed is entitled to 101,934 antidilution options related to his employment agreement that were immediately vested.

Compensation of Directors

         Our directors who are employees of our company or our subsidiaries do not receive any compensation for their services as directors. Nonemployee directors receive $1,000 for each scheduled board meeting attended in person and $250 for each scheduled board meeting attended via conference call. Meetings of committees of the board are compensated at $250 per meeting attended in person or via conference call. During fiscal year 1999, we instituted a standardized compensation program for nonemployee directors whereby the nonemployee director receives stock options on the date of election to the board to purchase 10,000 shares of our common stock at the market price on that date. Such options vest quarterly provided that the director has attended 75 percent or more of the scheduled board meetings.

         One nonemployee director, Ms. Anderson, is compensated at a rate of $850 per month pursuant to a previous agreement. During fiscal year 2000, Ms. Anderson received $10,421 in fees and expenses for her services as a director.

         Effective July 6, 1999, we entered into an Agreement for Services with Mr. Murray for his services as Chairman of the Board. The agreement expires June 30, 2001 and provides for annual base compensation of $50,000, payable monthly in shares of our common stock valued at the average price for the five business days preceding the date of the agreement ($0.2906). The agreement also provides Mr. Murray with options to purchase 175,000 shares of our common stock per annum at an exercise price of $0.31 per share, vesting in quarterly installments and exercisable for three years from the date of the agreement. In addition, Mr. Murray received fully vested and immediately exercisable options to purchase 688,235 shares of our common stock at an exercise price of $0.2906. During fiscal year 2000, Mr. Murray received $4,882 in fees and expenses for his services as chairman and director.

Employment Contracts and Termination of Employment and Change-in-Control Agreements.

         Mr. Antenucci. ISIS entered into a three-year employment agreement with John C. Antenucci effective September 22, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a salary of $175,000 per year with provisions for bonuses of up to 21% of base salary if certain goals were achieved. Mr. Antenucci received a one-time advance payment of $50,000 of his FY 1998 salary for entering into the agreement. On June 26, 1998, the Compensation Committee of the Board of Directors reduced the annual compensation of Mr. Antenucci by 10 percent to $157,500 annually. This reduction became effective October 1, 1998. Subsequently, Mr. Antenucci's annual compensation was again reduced and effective July 2, 1999, his current annual compensation was set by the Board of Directors at $157,499.

         The agreement provided Mr. Antenucci with fully vested stock options to purchase 300,000 shares of common stock and performance options to purchase 225,000 shares of common stock that vest upon attainment of certain performance goals. The performance related options to acquire common stock have lapsed and are no longer valid.

         Mr. Antenucci is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term. If termination is for one of the above-stated reasons, all benefits including salary are continued for 18 months. Mr. Antenucci is entitled to a three-year consulting period at one half of average annual salary for the immediately preceding 36-month period should he exercise his option to terminate his employment voluntarily after June 30, 2000.

         Mr. Beisser. On March 28, 1997 we entered into a three-year employment agreement with our Vice President - Finance & Administration, Frederick G. Beisser, effective January 1, 1997 that automatically renewed for an additional three-year term in 2000. The agreement provides for a base salary of $60,000. The board of directors reduced Mr. Beisser's base salary by 10 percent effective October 1, 1998 and immediately thereafter restored it to its former level. Subsequently, the board of directors reduced it to $59,999, its present level, effective July 2, 1999.

         The agreement granted 70,000 fully vested nonqualified stock options to acquire 70,000 shares of our common stock as an incentive to enter into the agreement and further granted 50,000 of performance stock options requiring the attainment of certain goals. The agreement also provides for certain cash bonus payments upon meeting defined performance goals. The performance related options to acquire common stock have lapsed and are no longer valid.

         Under the agreement Mr. Beisser is entitled to continuation of base compensation for a period of two years if employment is terminated for any reason other than death, disability, cause, voluntary resignation or the expiration of the term of the employment agreement; otherwise termination for the stated reasons results in payment of base salary, performance and incentive bonuses for 12 months.

         Mr. Reed. We entered into a three year employment agreement with the Chief Operating Officer, J. Gary Reed, of PlanGraphics, Inc., effective September 22, 1997. The employment agreement renewed automatically in 2000 for an additional three-year term. The agreement set Mr. Reed's base salary at $115,000 per year with provisions for bonuses of up to 21% of base salary if certain goals are achieved. The board of directors reduced the base salary by 10 percent to $103,500 effective October 1, 1998 and to it present level of $103,499 effective July 2, 1999. Pursuant to the agreement, Mr. Reed also received fully vested performance based options to purchase 200,000 shares of our common stock. These performance related options to acquire common stock have lapsed and are no longer valid.

         Under the agreement, Mr. Reed is entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term; if termination is for one of these reasons then all benefits including salary are continued for 18 months.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements. Such forward-looking statements may concern, among other things, results of operations and business prospects, ISIS's ability to operate effectively and profitably, and other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. In particular, any statements, express or implied, concerning future operating results or the ability to generate revenues and operating income are forward-looking statements. Such forward-looking statements generally are accompanied by words such as "expect," "predict," "anticipate," "should," "assume," "believe," "plan," "intend," "estimate," "project," "projected," or other words that convey the uncertainty of future events or outcomes.

         Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and ISIS's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of ISIS. Also, the impact of competition on all aspects of the business is not predictable. Additionally, unpredictable or unknown factors not discussed herein could have material adverse effects. Forward-looking statements speak only as of the date hereof. ISIS does not intend to update these cautionary statements.


                             VALIDITY OF SECURITIES

         The validity of the ISIS common stock offered hereby has been passed upon for ISIS by Davis Graham & Stubbs LLP, Denver, Colorado.

                                     EXPERTS

         The consolidated financial statements of ISIS as of and for the fiscal years ended September 30, 2000 and 1999 included in this prospectus have been audited by BDO Seidman, LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The report for the year ended September 30, 2000 contains a paragraph regarding our ability to continue as a going concern.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ISIS pursuant to its articles of incorporation and bylaws, or otherwise, ISIS has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by ISIS of expenses incurred or paid by a director, officer or controlling person of ISIS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ISIS will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

         ISIS files annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

         ISIS has filed a registration statement on Form SB-2 to register with the Securities and Exchange Commission the common stock offered by this prospectus. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         You can obtain a complete copy of the registration statement, including exhibits, without charge by submitting a request in writing or by telephone to ISIS at the following address:

                              Frederick G. Beisser
                 Integrated Spatial Information Solutions, Inc.
                        19039 East Plaza Drive, Suite 245
                             Parker, Colorado 80134
                                 (720) 851-0716

                           [Back Cover of Prospectus]

Until ________, 2001, (40 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                          INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----

Report of Independent Certified Public Accountants.......................F-2

Consolidated Financial Statements for the Years
     Ended September 30, 1999 and 2000

         Consolidated Balance Sheets.....................................F-3

         Consolidated Statements of Operations...........................F-5

         Consolidated Statements of Stockholders' Equity.................F-6

         Consolidated Statements of Cash Flows...........................F-8

         Summary of Accounting Policies..................................F-9

         Notes to Consolidated Financial Statements......................F-16

Condensed and Consolidated Balance Sheets as of March 31, 2001
    (unaudited) and September 30, 2000 (audited).........................F-37

         Condensed Consolidated Unaudited Statements of Operations
           for the six months ended March 31, 2001 and 2000 and the
           three months ended March 31, 2001 and 2000....................F-39

         Condensed Consolidated Unaudited Statements of Cash Flows
           for the six months ended March 31, 2001 and 2000............. F-40

         Notes to Condensed Consolidated Financial Statements........... F-41

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                     Consolidated Balance Sheets



Report of Independent Certified Public Accountants



The Board of Directors and Stockholders
Integrated Spatial Information Solutions, Inc.
Frankfort, Kentucky

We have audited the accompanying consolidated balance sheets of Integrated Spatial Information Solutions, Inc. and subsidiary as of September 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Integrated Spatial Information Solutions, Inc. and subsidiary as of September 30, 2000 and 1999 and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /S/ BDO Seidman, LLP
Denver, Colorado
February 12, 2001, except for Note 13,
                        which is as of June 1, 2001

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                     Consolidated Balance Sheets


September 30,                                                        2000         1999
---------------------------------------------------------------   ----------   ----------
Assets

Current:
   Cash and cash equivalents                                      $   20,306   $  373,825
Accounts receivable, less allowance for doubtful accounts
      of $1,007 and $51,577 (Note 2)                               1,386,774    1,923,412
   Restricted cash                                                      --         25,000
   Prepaid expenses and other                                        172,154      122,500
-----------------------------------------------------------------------------------------
Total current assets                                               1,579,234    2,444,737
-----------------------------------------------------------------------------------------

Property and equipment:
   Land and building under capital lease -
      related party (Note 6)                                       1,866,667    1,866,667
   Equipment and furniture                                           699,165      574,292
   Other leased assets                                               255,600      255,600
-----------------------------------------------------------------------------------------
                                                                   2,821,432    2,696,559
Less accumulated depreciation and amortization                     1,084,027      735,728
-----------------------------------------------------------------------------------------

Net property and equipment                                         1,737,405    1,960,831
-----------------------------------------------------------------------------------------

Other assets:
   Goodwill, net of accumulated amortization of
$1,146,522 and $782,599                                            4,312,267    4,676,192
   Other                                                             102,974       74,844
-----------------------------------------------------------------------------------------

Total other assets                                                 4,415,241    4,751,036
-----------------------------------------------------------------------------------------

                                                                  $7,731,880   $9,156,604
-----------------------------------------------------------------------------------------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                     Consolidated Balance Sheets


September 30,                                                     2000             1999
-----------------------------------------------------------   ------------    ------------
Liabilities and Stockholders' Equity

Current liabilities:
   Notes payable - current maturities (Note 3)                $    559,647    $    222,584
Obligations under capital lease -current (Note 6)                   13,286          65,501
Obligations under capital leases - related party,
      current (Note 6)                                              90,091          79,367
   Checks written against future deposits                           61,612            --
   Accounts payable (Note 10)                                      871,288         480,024
   Accrued payroll costs and vacation                              325,613         643,423
   Accrued expenses                                                696,841         593,448
   Deferred revenue                                                201,578         108,588
------------------------------------------------------------------------------------------

Total current liabilities                                        2,819,956       2,192,935
------------------------------------------------------------------------------------------

Long-term liabilities:
   Notes payable, less current maturities (Note 3)                    --           200,496
Obligations under capital leases - related
      party, less current maturities (Note 6)                    1,712,217       1,815,594
------------------------------------------------------------------------------------------

Total long-term liabilities                                      1,712,217       2,016,090
------------------------------------------------------------------------------------------

Total liabilities                                                4,532,173       4,209,025
------------------------------------------------------------------------------------------

Commitments and Contingencies (Notes 1, 6, 8, 9, and 11)

Stockholders' equity (Note 7):
   Cumulative convertible preferred stock,
      $.001 par value, 20,000,000 shares authorized,
      0 and 590 shares issued or outstanding                          --                 1
Common stock, no par value, 2,000,000,000
  shares authorized, 18,674,382 and 13,242,112
  shares issued and outstanding                                 14,254,487      13,065,330
   Common stock to be issued                                        25,000          31,500
   Additional paid-in capital                                    3,400,882       3,737,594
   Accumulated deficit                                         (14,480,662)    (11,886,846)
------------------------------------------------------------------------------------------

Total stockholders' equity                                       3,199,707       4,947,579
------------------------------------------------------------------------------------------

                                                              $  7,731,880    $  9,156,604
------------------------------------------------------------------------------------------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                           Consolidated Statements of Operations

                                                                                                                              F-7
Year Ended September 30,                                                   2000           1999
--------------------------------------------------------------------------------------------------
Revenues                                                              $  6,048,570    $  7,990,808
--------------------------------------------------------------------------------------------------

Cost and expenses:
   Direct contract costs                                                 3,681,054       4,365,360
   Salaries and employee benefits                                        1,865,357       2,347,751
   General and administrative expenses                                   1,067,445       1,623,960
   Marketing expenses                                                      367,828         244,133
   Other operating expenses                                                844,971         707,946
--------------------------------------------------------------------------------------------------

Total costs and expenses                                                 7,826,655       9,289,150
--------------------------------------------------------------------------------------------------

Operating loss                                                          (1,778,085)     (1,298,342)
--------------------------------------------------------------------------------------------------

Other income (expense):
   Other income                                                            116,674          82,775
   Gain on sale of assets (Note 4)                                           5,033         177,744
   Gain (loss) on litigation settlements (Note 11)                        (589,432)        414,312
   Interest expense                                                       (330,004)       (434,268)
--------------------------------------------------------------------------------------------------

Total other income (expense)                                              (797,729)        240,563
--------------------------------------------------------------------------------------------------

Net loss                                                                (2,575,814)     (1,057,779)

Preferred stock dividends (Note 7)                                         (18,002)        (36,723)
--------------------------------------------------------------------------------------------------

Net loss available to common stockholders                             $ (2,593,816)   $ (1,094,502)
--------------------------------------------------------------------------------------------------




Basic and diluted loss per common share                               $       (.16)   $       (.09)
--------------------------------------------------------------------------------------------------

Weighted average number of shares of common stock outstanding           15,749,738      11,982,785
--------------------------------------------------------------------------------------------------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                 Consolidated Statements of Stockholders' Equity

   Year Ended
  September 30,
      1999               Series A                                               Additional
                     Preferred Stock       Common Stock                      Paid-in  Capital
                     ---------------       ------------                    --------------------
                                                                 Common
                                                                Stock to                          Accumulated
(See Note 7)         Shares    Amount    Shares      Amount    be Issued    Common    Preferred    Deficit          Total
------------------ -------- --------- ----------  -----------  ----------  ----------  --------   ------------    -----------
Balance,
October 1, 1998        700   $    1   11,456,571  $12,635,423  $     -     $3,298,264  $445,400   $(10,792,344)   $5,586,744

Issuance of
   common stock
   for cash on           -        -      688,235      200,000          -           -          -            -         200,000
   options
   exercised

Common stock
   issued for            -        -      455,754      122,319          -           -          -            -         122,319
   services

Conversion of
   preferred
   stock into
   common stock       (110)       -      501,552       71,188          -           -    (71,188)           -              -


Preferred stock
   dividends             -        -          -           -             -           -          -        (36,723)      (36,723)

Stock options
   and warrants
   issued for            -        -          -           -             -       35,718          -            -         35,718
   consulting
   services

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   warrants              -        -      140,000       36,400     31,500       29,400          -            -         97,300

Net loss                 -        -          -           -          -              -           -    (1,057,779)   (1,057,779)
------------------ -------- --------- ----------  -----------  ----------  ----------  --------   ------------    -----------

Balance,
September 30,
   1999                590   $    1   13,242,112  $13,065,330    $31,500   $3,363,382  $374,212   $(11,886,846)   $4,947,579
------------------ -------- --------- ----------  -----------  ----------  ----------  --------   ------------    -----------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                 Consolidated Statements of Stockholders' Equity


Year Ended
September 30,            Series A                                           Additional Paid-in
2000                 Preferred Stock         Common Stock                       Capital
                    ------------------    -------------------             ---------------------
(See Note 7)                                                      Common
                                                                  Stock to                       Accumulated
                      Shares   Amount     Shares      Amount     be Issued   Common    Preferred   Deficit       Total
------------------    ------- -------- ----------  -----------  ----------- ---------  --------- ------------  ----------
Balance,
October 1, 1999        590   $    1    13,242,112  $13,065,330    $31,500  $3,363,382  $374,212  $(11,886,846) $4,947,579

Issuance of
   common stock
   for cash and          -        -       127,967       30,250       -           -         -             -         30,250
   options
   exercised

Issuance of
    common stock
    to related
    parties              -        -       852,000      213,000       -           -         -             -        213,000

Issuance of
   common stock
   to unrelated
   parties               -        -       806,452      250,000     25,000        -         -             -        275,000

Stock issued for
   services                               388,979       88,434       -           -         -             -         88,434

Conversion of
   preferred
   stock into
   common stock       (590)      (1)    2,597,064      374,212       -           -     (374,212)         -            (1)

Issuance of
   common stock
   for preferred
   stock
   dividends             -        -       181,131       56,151       -         - -         -           56,151

Preferred stock
   dividends             -        -          -            -          -           -         -          (18,002)    (18,002)

Stock options
   and warrants
   issued for
   consulting
   services              -        -          -            -          -         37,500      -             -         37,500

Settlement of
   legal
   disputes
   through
   issuance of
   common stock          -        -       202,703       75,000    (31,500)       -         -             -         43,500

Settlement of
   legal
   disputes
   through
   issuance of
   common stock
   upon exercise
   of options
   and warrants          -        -       275,974      102,110       -           -         -             -        102,110

Net loss                 -        -          -           -           -           -         -       (2,575,814) (2,575,814)
------------------    ------- -------- ----------  -----------  ----------- ---------  --------- ------------  ----------

Balance,
September 30,
   2000                  -   $    -    18,674,382  $14,254,487    $25,000  $3,400,882  $   -     $(14,480,662) $3,199,707
------------------    ------- -------- ----------  -----------  ----------- ---------  --------- ------------  ----------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                        Statements of Cash Flows


Increase (decrease) in Cash and Cash Equivalents

Years Ended September 30,                                                           2000         1999
----------------------------------------------------------------------------   ------------   -----------
Operating activities:
   Net loss                                                                    $(2,575,814)   $(1,057,779)
   Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
         Depreciation and amortization                                             715,265        707,946
         Provision for losses on accounts receivable                               (50,570)       110,809
         Gain on litigation settlement                                                --         (414,312)
         Stocks and warrants issued in settlement of legal disputes                177,110           --
         Stock issued for services                                                  88,434        158,719
         Stock (issued)/to be issued for litigation settlement                     (31,500)        31,500
         Stock options and warrants issued for consulting services                  37,500         65,118
         Gain on sale of assets                                                     (5,033)      (177,744)
      Changes in operating assets and liabilities:
        Accounts receivable                                                        587,208        537,645
        Prepaid expenses and other                                                 (49,654)        41,671
        Other assets                                                               (28,130)        21,305
        Accounts payable                                                           391,264       (199,357)
        Accrued expenses                                                          (176,268)       320,284
        Deferred revenue                                                            92,990         (4,417)
---------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                               (827,198)       141,388
---------------------------------------------------------------------------------------------------------

Investing activities:
   Purchase of equipment                                                          (124,873)       (97,968)
   Proceeds from sale of assets                                                      1,990      1,245,000
   Restricted cash                                                                  25,000         75,000
---------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                                (97,883)     1,222,032
---------------------------------------------------------------------------------------------------------

Financing activities:
   Checks written against future deposits                                           61,612       (207,650)
   Proceeds from debt                                                            5,316,044           --
   Payments on debt                                                             (5,179,477)      (831,303)
   Payments on obligations under capital lease                                    (144,868)      (160,044)
   Payments on stock purchase liability                                               --          (45,643)
   Proceeds from exercise of stock options                                          30,250        200,000
   Proceeds from the issuance of common stock                                      463,000           --
   Proceeds from stock to be issued                                                 25,000           --
   Conversion of preferred stock into common stock                                       1           --
---------------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                                571,562     (1,044,640)
---------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                                   (353,519)       318,780

Cash and cash equivalents, beginning of year                                       373,825         55,045
---------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                         $    20,306    $   373,825
---------------------------------------------------------------------------------------------------------

                         See Report of Independent Certified Public Accountants, summary of accounting policies and notes to consolidated financial statements.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies



Organization and    These consolidated financial statements include the accounts
Business            of Integrated Spatial Information Solutions, Inc. and those of its wholly owned subsidiary PlanGraphics, Inc.
                    (collectively the "Company"). PlanGraphics, Inc. is an independent consulting firm specializing in the design and implementation of Geographic Information Systems ("GIS") as well as advisory services in the United States and foreign markets. The customer base consists primarily of utilities, government agencies, and land and resource management organizations.

Principles of       The consolidated financial statements include the accounts
Consolidation       of the Company and it's wholly owned subsidiary. All
                    significant inter-company accounts and transactions have been eliminated in consolidation.

Cash Equivalents The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue and         Revenues from fixed fee projects are recognized on the
Cost Recognition    percent complete method and as services are provided for
                    time and material projects. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which they become known.

                    Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Deferred revenue primarily represents retainage in connection with these contracts.

Goodwill Goodwill represents the excess of the cost over the fair value of its net assets acquired at the date of acquisition and is being amortized on the straight-line method over fifteen years. Amortization expense on goodwill was $363,924 and $322,707 for the fiscal years ended September 30, 2000 and 1999, respectively.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

Long-Term           Long-lived assets, identifiable intangibles, and associated
Assets              goodwill are reviewed for impairment whenever events or
                    changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value.

                    Property, Property and equipment are recorded at cost. Depreciation is provided primarily Equipment and using accelerated methods over the estimated useful lives ranging from 5 to 31 Depreciation years. Depreciation and amortization expense on property and equipment was And $351,341 and $385,239 for the years ended September 30, 2000 and 1999. Amortization Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Taxes on Income     The Company accounts for income taxes under Statement of
                    Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

Net Loss Per Share  The Company provides for the calculation of "Basic" and
                    "Diluted" earnings per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share.

                    For the years ended September 30, 2000 and 1999, total stock options and stock warrants convertible into 6,441,916 and 6,961,439 shares of common stock and preferred stock convertible into 0 and 1,716,114 shares of common stock were not included in the computation of diluted loss per share because their effect was anti-dilutive.

                    Concentrations The Company's financial instruments that are exposed to concentrations of credit of Credit Risk risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with financial institutions and are primarily in demand deposit accounts.

                    Concentrations of credit risk with respect to accounts receivable are associated with a few customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. Generally, the Company does not require collateral from its customers, as a significant number of the customers are governmental entities.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

                    Fair Value of Financial Instruments. The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies, including the Black Scholes model. However considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. The carrying amounts of financial instruments reported on the consolidated balance sheets approximate their respective fair values.

                    Segment Information. The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements.
                    Operating   segments  are  defined  as   components   of  an
                    enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. The Company currently operates in one business segment.

                    Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting periods. The Company's operations require it to make significant assumptions concerning cost estimates for labor and expenses on contracts in process. Due to the uncertainties inherent in the estimation process of costs to complete for contracts in process, it is possible that completion costs for some contracts may have to be revised in future periods.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

                    Capitalized Software Costs. Costs incurred internally in creating software products for resale are charged to Software Costs expense until technological feasibility has been established upon completion of a detail program design. Thereafter, all software development costs are capitalized until the point that the product is ready for sale and subsequently reported at the lower of amortized cost or net realizable value.

Stock Option        The Company applies Accounting Principles Board Opinion 25,
Plans               "Accounting for Stock Issued to Employees" ("APB Opinion
                    25"), and the related Interpretation in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options issued to employees when the exercise price of the Company's stock options granted is less than the market price of the underlying common stock on the date of grant.

                    SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock options plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Comprehensive       Effective October 1, 1998, the Company has adopted the
Income              provisions of SFAS No. 130, "Reporting Comprehensive
                    Income." Comprehensive income includes all changes in equity except those resulting from investments by owners and distribution to owners. For the fiscal years ended September
                    30, 2000 and 1999, the Company had no items of comprehensive income (loss) other than net losses; therefore, a separate statement of comprehensive income (loss) has not been presented for these periods.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

Recent Accounting   The Financial Accounting Standards Board has recently issued
Pronouncements      Statement on Financial Accounting Standards No. 133,
                    "Accounting for Derivative Instruments and Hedging
                    Activities" ("SFAS No. 133"). SFAS No. 133, amended by SFAS
                    No. 138, established standards for recognizing all instruments including those for hedging as either assets or liabilities in the of financial position and measuring instruments at fair value. This Statement is for all fiscal quarters of all fiscal years beginning after June 15, 2000.
                    Management believes the adoption of this statement will not have a material impact on the Company's consolidated statements.

                    In March 2000, the FASB issued Emerging Issues Task Force Issue No. 00-2, Accounting for Web Site Development Costs" ("EITF 00-2"), which was for all such costs incurred for fiscal quarters beginning after June 30, 2000. This Issue establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, as the Company has no web site development costs, the adoption of 00-2 had no impact on the Company's financial or results of operations. To the extent Company begins to enter into such transactions in the future, the Company will adopt the Issue's disclosure requirements in the quarterly and annual financial statements for the year ending September 30, 2001.

                    In March 2000, the FASB issued FASB Interpretation. 44, "Accounting for Certain Transactions Stock Compensation" ("FIN 44"), which effective July 1, 2000, except that certain conclusions in this Interpretation which cover events that occur after either December, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. This Interpretation clarifies the application of APB 25 for certain issues related to stock issued to employees. The Company believes its existing stock based compensation policies and procedures are in compliance with FIN 44 and therefore, the adoption of FIN 44 had no material impact on the Company's financial condition, results of operations or cash flows.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                                  Summary of Accounting Policies

                    In December 1999, the Securities and Exchange (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective as of the fourth quarter of fiscal year ending September 30, 2001. Management believes the adoption of this bulletin will have no material impact on the Company's financial statements.

Reclassifications   Certain consolidated financial amounts have been
                    reclassified for consistent presentation.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements


1. Going Concern    The consolidated financial statements have been prepared
   and              assuming the Company will continue as a going concern. The
   Management Plan  Company incurred losses totaling $2,575,814 during the year ended September 30, 2000 and has a history of losses that have resulted in an accumulated deficit of $14,480,662 at September 30, 2000.

                    Management believes that the Company has the capacity to address the immediate needs for cash and liquidity through an aggressive approach on a number of fronts. The Company has entered into a number of formal agreements and promissory notes as well as informal agreements with vendors and professional service providers to extend the terms on payables currently due. The Company has also reduced or delayed expenditures on items that are not critical to operations. The credit line available to PlanGraphics has been replaced by a new credit line (see Note 13). Additionally, the Company has initiated a recapitalization effort based on rights offering to shareholders of their common stock.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    Subsequent to September 30, 2000 the Company completed the sale of a private offering to accredited investors and officers and directors. The Company issued 580,000 shares of common stock for gross proceeds of $145,000. The Company also issued 290,000 warrants to purchase common stock at a price of $0.50 per share. Included in the gross proceeds is $25,000 received prior to the year ended September 30, 2000, for which shares of common stock were issued subsequent to September 30, 2000. Accordingly, $25,000 has been reflected as common stock to be issued in the accompanying statement of stockholders' equity.

                    There can be no assurance that any funds required during the next twelve months or thereafter can be generated from operations or that if such required funds are not internally generated that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources, would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Further, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on the Company's existing shareholders.

                    There is substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

2.  Accounts        The components of accounts receivable are as follows:
    Receivable

                     September 30,                               2000              1999
                     -----------------------------------------------------------------------
                     Contract receivables:
                        Billed                                $ 1,225,741    $     1,654,877
                        Unbilled                                  162,040            320,112
                     -----------------------------------------------------------------------

                                                                1,387,781          1,974,989

                     Less allowance for doubtful accounts           1,007             51,577
                     -----------------------------------------------------------------------

                     Accounts receivable, net                 $ 1,386,774    $     1,923,412
                     -----------------------------------------------------------------------

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    Deferred revenue amounts of $130,788 and $108,588 at September 30, 2000 and 1999, respectively, represents amounts billed in excess of amounts earned. Included in the deferred revenue balance at September 30, 2000 was $70,790 related to retainers received for future services and over payments by customers on specific invoices.

                    PlanGraphics has historically received greater than 10% of its annual revenues from one customer. One customer accounted for 19.5% of revenues for the year ended September 30, 2000. The same customer accounted for 12.7% of revenues for the year ended September 30, 1999.At September 30, 2000, two customers accounted for 19.0% and 15.3% (11.4% at September 30, 1999) of accounts receivable.

3.  Notes           Notes payable at September 30 are as follows:
    Payable

                    September 30,                                        2000          1999
                    ---------------------------------------------------------------------------
                 Note  payable  to  bank in  variable  monthly
                   payments from $15,000 to $20,832, interest
                   at 8.5%, collateralized by equipment and
                   accounts  receivable,  maturing on July 24,
                   2001.  Note paid in full January 10, 2000.        $      -     $     423,080

                 Revolving  line of  credit  agreement  with a
                   bank up to $1,200,000, interest at prime
                   plus 2.0%, collateralized by accounts
                   receivable, originally expiring October
                   31, 2000. On November 14, 2000 the line
                   was reduced to $650,000 and extended to
                   December  31,  2000.  On  February 9, 2001,
                   the  line  was  reduced  to  $500,000   and
                   extended to April 30, 2001.                          559,647            -
                    ---------------------------------------------------------------------------
                                                                        559,647         423,080

                    Less current maturities                             559,647         222,584
                    ---------------------------------------------------------------------------

                    Long-term notes payable                          $     -      $     200,496
                    ---------------------------------------------------------------------------

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    Principal payments on all notes payable are due by September 30, 2001.

                    At September 30, 2000, the Company was in violation of certain financial covenants. The bank has not granted a waiver for the violation. Subsequent to September 30, 2000, a director has provided a standby letter-of-credit to further collateralize the line of credit.

4.  Sale of Assets  On April 8, 1999, the Company completed the sale of land and a building located in Franktown, Colorado. The sale generated gross cash proceeds of $1,245,000, which were used to pay off the corresponding note payable of $620,000, plus interest (see Note 3) as well as legal fees and miscellaneous expenses. The Company reported a gain on the sale of the building of approximately $177,700 during the fiscal year ended September 30, 1999.

5.  Taxes on Income The provision for income taxes consisted of the following:

                     Year Ended September 30,                             2000              1999
                    --------------------------------------------------------------------------------
                     Deferred (provision) benefit:
                        Federal                                     $     555,000      $     100,000
                        State                                              57,000             10,000
                    --------------------------------------------------------------------------------

                                                                          612,000            110,000
                     (Increase) decrease in valuation allowance          (612,000)          (110,000)
                    --------------------------------------------------------------------------------

                                                                    $        -         $        -
                    --------------------------------------------------------------------------------

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements


                    A reconciliation of the effective tax rates and the statutory U.S. federal income tax rates is as follows:

                                                                             2000              1999
                      ----------------------------------------------------------------------------------
                      U.S. federal statutory rates                           (34.0)%            (34.0)%
                      State income tax benefit, net
                      of federal tax amount                                   (3.3)              (3.3)
                      Increase in deferred tax asset
                         valuation allowance                                  37.3               37.3
                      ----------------------------------------------------------------------------------

                      Effective tax rate                                        -%                 -%
                      ----------------------------------------------------------------------------------

                    Temporary differences that give rise to a significant portion of the deferred tax asset are as follows:

                      Years Ended September 30,                              2000              1999
                      ----------------------------------------------------------------------------------

                      Net operating loss carryforwards                $     3,642,500    $     3,024,000
                      Capital loss carryover                                  114,000            114,000
                      Expense for stock options and
                         warrants                                             212,500            237,000
                      Provision for losses on accounts
                         receivable                                             1,000             19,000
                      Accrued litigation                                            -             11,000
                      Accrued wages and vacation                              183,000            136,000
                      ----------------------------------------------------------------------------------

                      Total gross deferred tax asset                        4,153,000          3,541,000
                      Valuation allowance                                  (4,153,000)        (3,541,000)
                      ----------------------------------------------------------------------------------

                      Net deferred tax asset                          $          -       $          -
                      ----------------------------------------------------------------------------------

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    A valuation allowance equal to the gross deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

                    At September 30, 2000, the Company had net operating loss carryforwards of approximately $9,766,000 with expirations through 2020 and a $305,000 capital loss carryover, which expires through 2002. The utilization of the loss carry forwards may be limited under Internal Revenue Service Code
                    Section 382 regulations related to transfers of ownership.

6.  Leases          Obligations Under Capital Leases - Related Party

                    The Company leases an office facility from Capitol View Development, LLC, and a partnership, which includes a related party, under a triple net commercial lease. An officer/shareholder owns approximately ten percent of Capitol View Development. The lease includes an annual base rent increasing over the term of the lease plus an adjustment based on Capitol View Development's rate of interest on its loan. The initial lease term is for a period of fifteen years ending 2010 with five renewal options for a term of one year each. Annual payments approximate $320,000 per year. The Company has the option to purchase the facility subsequent to the tenth year of the term of the lease.

                    The Company also leases certain equipment under capital leases from a bank. Original lease terms are for three to five years.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    The following is a schedule, by years, of future noncancellable minimum payments required under these leases, together with their present value as of September 30, 2000.

                                                  Related Party
                      Year Ending                   Land and
                      September 30,                 Building           Equipment            Total
                      --------------------   -------------------- ----------------- -----------------
                      2001                   $        337,089     $     14,529      $     351,618
                      2002                            338,133                -            338,133
                      2003                            337,441                -            337,441
                      2004                            334,891                -            334,891
                      2005                            326,082                -            326,082
                      Thereafter                    1,660,053                -          1,660,053
                      -------------------- -------------------- ----------------- -----------------
                                                    3,333,689           14,529          3,348,218
                      Less: amounts
                        representing
                        interest                    1,531,381            1,243          1,532,624
                      -------------------- -------------------- ----------------- -----------------

                      Present    value
                       of      minimum
                       lease payments        $      1,802,308     $     13,286          1,815,594
                      -------------------- -------------------- -----------------

                      Less: current maturities                                            103,377
                                                                                  -----------------

                      Obligations under capital leases
                        less current maturities                                     $   1,712,217
                      ----------------------------------------- ----------------- -----------------

                    As of September 30, 2000 and 1999, accumulated amortization for the building and equipment under capital lease obligations was $1,197,799 and $995,617.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements


                    Operating Lease Commitments

                    The Company leases certain office facilities and certain furniture and equipment under various operating leases. The remaining lease terms range from one to three years.

                    Minimum annual operating lease commitments at September 30, 2000 are as follows:

                    September 30,
                    --------------------------------------------------------

                    2001                                      $  220,816
                    2002                                         169,156
                    2003                                         172,920
                    2004                                         148,355
                    2005                                           3,663
                    --------------------------------------------------------

                                                              $  714,910
                    --------------------------------------------------------

                    In January 2001, the Company entered into a lease for its administrative offices in Colorado. The lease term is for twelve months commencing February 1, 2001, with monthly lease payments of $750.

                    Rental expense for the years ending September 30, 2000 and 1999 totaled approximately $223,215 and $186,800.

7.  Equity          Preferred Stock
    Transactions
                    In November 1996, the Company amended its articles of incorporation to provide for a Series A 6% Cumulative
                    Convertible Preferred Stock, $.001 par value (Series A). The
                    Company designated 1,000,000 shares of Series A as part of the authorized class of preferred shares. The Series A preferred stock and any accumulated and unpaid dividends are convertible at the option of the holder at the lesser of 105% of the average of the closing bid price per share of the Company's common stock for the five trading days prior to issuance or 80% of the average of the closing bid price per share of the Company's common stock for three of the ten trading days preceding the date of conversion. The Series A
                    Preferred is subject to mandatory conversions two years after issuance.

                    During the fiscal year ended September 30, 1999, the holders of the 700 shares of Series A converted 110 shares of the preferred into common stock at various times during the year in exchange for 501,552 shares of common stock.

                    During the fiscal year ended September 30, 2000, the holders of the remaining 590 shares of Series A converted these shares of the preferred into common stock at various times during the year in exchange for 2,597,064 shares of common stock. Additionally, the Company issued 181,131 shares of common stock in lieu of payment of preferred stock dividends in arrears of $56,151.

                    As of September 30, 1999, dividends in arrears associated with the Series A amounted to and $36,723. No dividends were in arrears as of September 30, 2000.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    Common Stock

                    The Company occasionally issues common stock for the payment of services, settlement of debt and the payment of preferred stock dividends. The number of shares of common stock issued in each instance is representative of the trading price of the Company's common stock at the date of issue.

                    During the fiscal year ended September 30, 2000, the Company issued 1,658,452 shares of common stock through two separate private placements. The Company received $213,000 in gross proceeds from the issuance of 852,000 shares of common stock to officers of the Company. Additionally, the Company issued 806,452 shares of common stock to outside investors for $250,000. In connection with these sales, warrants to purchase 1,232,452 shares of common stock were issued. The warrants have varying expiration dates and are immediately exercisable. Of the warrants issued, 426,000 are valid for three years at an exercise price of $.50 per share and 806,452 are valid for five years at an exercise price of $.65 per share.

                    During the fiscal year ended September 30, 1999, the Company exchanged $122,319 in services for the equivalent value of 455,754 shares of common stock. The Company also issued 140,000 shares of common stock worth $36,400 in connection with a settlement of a wrongful termination lawsuit with a former employee in July 1999. Upon settlement, the former employee was awarded stock options to purchase 140,000 shares of the Company's common stock at $0.26 per share, the trading price of the stock on the settlement date, expiring one year from date of issue. The options were valued under the Black Scholes model at $16,800. In accordance with the settlement agreement, the Company waived the payment upon the individual's exercise of the options in August 1999.

                    During the fiscal year ended September 30, 2000, the Company exchanged $88,434 in services for the equivalent value of 388,979 shares of common stock. The Company also issued 478,677 shares of common stock worth $177,110 in connection with a settlement of a lawsuit with its former consultants in February 2000, when the trading price of the Company's common stock was $0.37 per share. Of the 478,677 shares issued, 202,703 shares valued at $75,000 were issued directly while the other 275,974 shares valued at $102,110 were issued upon the immediate exercise of options and warrants granted in the settlement. See Note 11 for further discussion.

                    Effective July 1999, the Company entered into an Agreement for Services with a director of the Company. As part of the agreement, the director's annual base compensation consists of $50,000, payable in equal monthly installments in the Company's common stock, and options to purchase 175,000 shares of the Company's common stock at an exercise price of $0.31 per share each year for three years. During fiscal 2000, the Company issued 172,016 shares of common stock to the director as payment for the $50,000 compensation in accordance with the agreement. Of these shares issued, 43,014 shares related to the fourth quarter of fiscal 1999, thus the Company has accrued $12,500 at September 30, 2000 to account for the director's fiscal 2000 fourth quarter compensation. In addition, as part of the July 1999 agreement, the director received incentive options to acquire 688,235 shares of common stock at $0.2906 per share, the average trading price of the Company's common stock for the five trading days prior the agreement date, which he exercised on July 13, 1999 for $200,000 in cash.

                    As part of a settlement agreement to settle all outstanding amounts owed to a certain consulting firm, the Company issued warrants to purchase 117,623 shares of common stock in January 1999 with a total value of $10,586. The warrants are exercisable at $0.894 per share through August 18, 2001. The warrants were valued using the Black Scholes model in accordance with SFAS 123.

                    On September 22, 1999, the Company settled an arbitration proceeding with an outside consultant whereby the Company agreed to issue 150,000 shares of common stock worth $31,500, a warrant to purchase 30,000 shares of common stock at $1.00 per share and a warrant to purchase 20,000 shares of common stock at $1.50 per share. The stock was subsequently issued on October 12, 1999, when the trading price of the Company's stock was $0.21 per share. The warrants were valued at $12,600 using the Black Scholes model and were recorded as consulting expense.

                    During the fiscal year ended September 30, 1999, the Company issued additional options and warrants to purchase the Company's common stock in connection with the settlement of certain legal disputes previously discussed and for consulting services with a total value of $41,932. The options and warrants were valued using the Black Scholes model in accordance with SFAS No. 123.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    During the fiscal year ended September 30, 2000, the Company received proceeds of $30,250 in connection with the exercise of stock options for the purchase of 127,967 shares of common stock

                    During the fiscal year ended September 30, 2000, the Company issued warrants to purchase 125,000 shares of the Company's common stock in connection with consulting services for a total value of $37,500. The warrants were valued using the Black Scholes model in accordance with SFAS No. 123.


                    Stock Options

                    The Company's Board of Directors has reserved 300,000, 1,150,000 and 4,000,000 shares under three stock option plans (1991, 1995, and 1997, respectively). The Company grants options under the Plan in accordance with the determinations made by the Option Committee. The Option Committee will, at its discretion, determine the individuals to be granted options, the time or times at which options shall be granted the number of shares subject to each option and the manner in which options may be exercised. The option price shall be the fair market value on the date of the grant and expire five years subsequent to the date of grant.

                    The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the plans. Under APB Opinion 25, when the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant, compensation cost is recognized.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    SFAS No. 123, "Accounting for Stock-Based Compensation" requires the Company to provide pro forma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended September 30, 2000 and 1999: dividend yield of 0 percent, expected volatility of 95 to 140 percent, risk-free interest rates between 4 and 6 percent, and expected option lives of one to five years for all years presented.

                    Under the accounting provisions for SFAS No. 123, the Company's net loss and net loss per share would have been adjusted to the following unaudited pro forma amounts:

                    Years Ended September 30,               2000              1999
                    --------------------------------  --------------   ---------------
                    Net loss
                       As reported                    $  (2,575,814)    $  (1,057,779)
                       Pro forma                         (2,687,093)       (1,199,155)
                    Net loss per share
                       As reported                    $       (.16)     $       (.09)
                       Pro forma                              (.17)             (.10)
                    -------------------------------- ----------------- -----------------

                                                                            F-29

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    A summary of the status of the Company's stock option plans, changes and outstanding options and warrants as of September 30, 2000 and 1999 and changes during the years ending on those dates is presented below:

                                                     Options                        Warrants
                                         -----------------------------    -----------------------------

                                                            Weighted                         Weighted
                                          Number of         Average         Number of         Average
                                           Shares        Exercise Price      Shares       Exercise Price
                     -----------------    ----------    ---------------    -----------    ----------------
                     Outstanding           4,512,194     $       1.47       1,825,686     $       1.68
                       10/1/98
                     Granted               2,274,316             0.35         167,623             0.99
                     Cancelled              (378,110)            1.59        (156,281)            2.16

                     Exercised            (1,283,989)            0.28            -                  -
                     ----------------- ---------------- --------------- ---------------- ----------------

                     Outstanding
                       09/30/99            5,124,411             1.26       1,837,028             1.57
                     Granted                 804,788             0.28       1,488,258             0.55
                     Cancelled            (1,718,628)            1.22        (690,000)            2.32
                     Exercised              (273,135)            0.31        (130,806)            0.37
                     ----------------- ---------------- --------------- ---------------- ----------------

                     Outstanding
                       9/30/00             3,937,436     $       1.14       2,504,480     $       0.83
                     ----------------- ---------------- --------------- ---------------- ----------------

                     Exercisable
                       09/30/00            2,438,334     $       1.23       2,504,480     $       0.83
                     Exercisable
                       09/30/99            3,352,400     $       1.36       1,837,028     $       1.57
                     ----------------- ---------------- --------------- ---------------- ----------------

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                                                           Options              Warrants
                     ---------------------------       ---------------   --------------------
                     Weighted average fair
                          value of options and
                          warrants granted
                          during 2000                      $ 0.14               $ 0.38

                     Weighted average fair
                          value of options and
                          warrants granted
                          during 1999                      $ 0.14               $ 0.14


                    The following information summarizes stock options and warrants outstanding and exercisable at September 30, 2000:

                                                 Outstanding                         Exercisable
                     ------------ ------------------------------------------- ---------------------------
                                                      Weighted
                                                       Average
                                                      Remaining      Weighted                  Weighted
                      Range of                       Contractual     Average                   Average
                      Exercise          Number         Life in       Exercise      Number      Exercise
                       Prices        Outstanding        Years         Price     Exercisable      Price
                     ------------   ------------    -------------  ----------  -------------   ----------
                       Options

                     $0.21-$0.50      1,377,459          1.13        $ 0.29      657,797          $ 0.27

                     $0.65-$1.13        376,496          1.89        $ 0.98      228,698            0.97

                     $1.25-$1.75     1,496,844           1.74        $ 1.69     1,155,089           1.67

                     $1.81-$2.13        686,637          0.70        $ 1.73      396,750            1.72
                     ------------   ------------    -------------  ----------  -------------   ----------

                     $0.21-$2.13     3,937,436           1.36        $1.14      2,438,334         $ 1.23
                     ------------   ------------    -------------  ----------  -------------   ----------

                      Warrants

                     $0.30-$0.50        551,000          2.78        $ 0.45      551,000           $0.45

                     $0.65-$0.98     1,179,075           3.33        $ 0.70    1,179,075            0.70
                     $1.00-$1.50        591,490          1.54        $ 1.05      591,490            1.05
                     $1.87-$2.13        182,915          0.56        $ 1.99      182,915            1.99
                     ------------   ------------    -------------  ----------  -------------   ----------

                     $0.30-$2.13     2,504,480           2.58        $ 0.83     2,504,480          $0.83
                     ------------   ------------    -------------  ----------  -------------   ----------

                                                                            F-31

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

8.  Employee        401 (k) Plan
    Benefit Plans
                    PlanGraphics, Inc. ("PlanGraphics") has a Section 401(k) deferred compensation provision covering substantially all employees. The plan allows participating employees to defer up to 20% of their annual salary with a tiered matching contribution by PlanGraphics up to 1.75%. Additional contributions may be made at the PlanGraphics' discretion based upon the PlanGraphics' performance. The expense charged to operations for the plan was $49,999 and $50,900 for the years ended September 30, 2000 and 1999 and includes no discretionary match.

9.  Contingency     Self Insurance

                    The Company is partially self-insured for employee medical liabilities, which covers risk up to $20,000 per individual covered under the plan. The Company has purchased excess medical liability coverage (from a national medical insurance carrier) for individual claims in excess of $20,000 and approximately $250,000 in the aggregate. Premiums and claim expenses associated with the medical self-insurance program are included in the accompanying statement of operations.

                    Employment Agreements

                    The Company has entered into employment agreements with two directors that extend from June 30, 2001 through June 30, 2003. The employment agreements set forth-annual compensation to the two directors of between $50,000 and $157,500 each.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

10. Related Party   A Director of the Company is the principal owner and
    Transactions    executive officer of an organization that entered into a
                    consulting agreement with the Company on July 6, 1999. The agreement ends upon the earlier of June 30, 2001; the date upon which the Director is not elected as a Director or is removed as a Director; and the date upon which he does not own more than 50% of the voting power of the organization.
                    Under the agreement, the organization will provide certain services related to developing and implementing actions to increase shareholder value through articulation of a vision for the Company, identifying and reviewing merger and acquisition candidates, obtaining capital (debt or equity) to finance mergers and acquisitions, and recruiting and evaluating candidates for senior executive and director position. Compensation for these services consists of performance options in two quantities of 322,581 each to acquire common stock of the Company at an exercise price of $0.31 per share if the market capitalization of the Company exceeds $30 million for the first quantity and $60 million for the second quantity for 20 of 30 consecutive business days at any time prior to June 30, 2002. As of September 30, 2000, the Company had not achieved the market capitalization levels, which would require the additional compensation.

                    Included in accounts payable at September 30, 2000 is $40,983 of interest due the CEO for interest in connection with guaranteeing certain debt of the Company's wholly-owned subsidiary.

11. Litigation      In 1998, the Company had appealed the Government's
                    assessment of excessive reprocurement costs against the Company on a manufacturing contract terminated for default.
                    The appeal of the default termination was unsuccessful. As such, the Company had recorded a reserve for $479,000 as of September 30, 1998 for potential losses. In March 1999, the assessment against the Company was settled with the Government for approximately $65,000, resulting in a recovery of approximately $414,000 from the September 30, 1998 estimated loss reserve.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    The Company was a defendant in an arbitration action brought by its former Chairman and CEO, alleging "constructive termination" of an employment agreement. Through a civil claim filed in July 1999 in Denver District Court, the Company asserted damages incurred by the Company for actions taken and not taken by the former Chairman and CEO. The matter was resolved through settlement dated November 19, 1999. The settlement required the Company to pay a total of $236,250 to the former Chairman and CEO and his counsel. All costs of the settlement have paid as of September 30, 2000.

                    The Company was the respondent in an arbitration claim by their former Chief Financial Officer, which was filed in August 1999 with the American Arbitration Association. The former CFO claimed that he was constructively discharged and sought severance compensation equal to three year's compensation as allegedly provided for in his employment agreement. The Company asserted that the CFO resigned and was not constructively discharged; therefore he was entitled to no severance compensation. The case was arbitrated in February 2000. In a final decision on April 20, 2000 the arbitrator awarded the CFO $330,000 in separation payments, fees and expenses in the dispute stemming from his employment agreement with the Company. All costs associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000 the Company filed an appeal of that award. The appeal was not sustained. The Company will have to pay the former CFO the awarded sum and has entered into discussion with the former CFO to develop a schedule for the payment.

                    The Company was the defendant in a claim for damages by former consultants in July 1999. The Company counterclaimed. As a result of directed mediation the claims were settled and the Company ultimately paid the consultants $175,000 in stock. See Note 7 for further discussion. The settlement resulted in an agreement that the consultants would relinquish its anti-dilution rights to a five-percent ownership in the company subsequent to the February 15, 2000 settlement agreement.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    The Company is engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position or results of operations of the Company.

12. Supplemental        Years Ended September 30,                  2000           1999
      Data to           -------------------------------------------------------------------
      Statement
      of Cash Flows
                        Cash paid for interest                 $  325,722     $   438,101

                        Non-cash Investing and Financing
                        Activities:

                        Preferred stock dividend accrued           18,002          36,723

                        Common stock issued for payment of
                        preferred stock dividends                  54,725               -

                        Conversion of preferred stock into
                           common stock                           374,213          71,188
                        --------------------------------------------------------------------

13. Subsequent      In February 2001 the Board of Directors approved a
    Events          recapitalization plan as a precedent to the further
                    execution of the Company's business plan. The Board of Directors authorized a right offering to existing shareholders of their common stock and to certain other qualified parties. The Board established April 30, 2001 as the record date and that the rights would be non-transferable. The terms of the offering have not yet been finalized.

                                                  Integrated Spatial Information
                                                  Solutions, Inc. and Subsidiary

                                      Notes to Consolidated Financial Statements

                    On February 9, 2001, the Board of Directors approved a loan in exchange for a convertible promissory note dated February 2, 2001 of $75,000 from an entity controlled by a director. The funds are to be used for certain specified working capital requirements. The Board also approved a resolution authorizing the Company to provide to a related party a security interest in PlanGraphic's accounts receivable and subordinately, the ownership of PlanGraphics, as further collateral for the entity providing a standby letter of credit to further collateralize an extension of their subsidiary's line of credit with National City Bank of Kentucky, and subsequently, Branch Banking and Trust Company. Subsequent to this transaction, National City Bank provided an extension of a $500,000 line of credit for their operating subsidiary through April 30, 2001. The line of credit was subsequently extended through June 11, 2001. Effective June 1, 2001, the line of credit had been paid in full and substituted with a line of credit from Branch Banking and Trust Company.

                    Historically, PlanGraphics' accounts receivable has been more than adequate to cover its line of credit and management believes that this will continue to be the case. Should PlanGraphics default on its line of credit with Branch Banking & Trust Company and its accounts receivable be inadequate to cover its standby letter of credit with the related party, the Company may lose its interest in PlanGraphics which would result in the loss of the Company's sole source of revenue. The related party has not expressed an interest in obtaining the underlying collateral used to support the standby letter of credit.

                    In November 2000 the Company announced that they had entered into a Letter of Intent to acquire certain business assets of Microhard Technology, Inc. and Certified Professionals and Engineers, Inc. As a result of due diligence reviews the Company decided to allow the Letter of Intent to lapse without a transaction. Both parties to the Letter of Intent have agreed to work together on a number of strategic and tactical initiatives and to revisit the acquisition discussions in the future. All costs associated with the proposed acquisition have been expensed.

                                     Part I
                              Financial Information
Item 1. Financial Statements

         Integrated Spatial Information Solutions, Inc., and Subsidiary
                    Condensed and Consolidated Balance Sheets

                                                         March 31    September 30
                                                           2001          2000
                                                       (Unaudited)    (Unaudited)
--------------------------------------------------------------------------------
Assets

Current:
Cash and Cash Equivalents                               $    9,910    $   20,306
   Accounts receivable (net of allowance
      for doubtful accounts of $0 and $1,007)            1,843,120     1,386,774
   Prepaid expenses and other                               99,734       172,154
--------------------------------------------------------------------------------
Total current assets                                     1,952,764     1,579,234
--------------------------------------------------------------------------------

Property and Equipment:
   Land and building under capital
       lease - related party                             1,866,667     1,866,667
   Equipment and furniture                                 706,670       699,165
   Other leased assets                                     255,600       255,600
--------------------------------------------------------------------------------
                                                         2,828,937     2,821,432
Less accumulated depreciation and amortization           1,223,502     1,084,027
--------------------------------------------------------------------------------
Net property and equipment                               1,605,435     1,737,405
--------------------------------------------------------------------------------

Other Assets:

Goodwill, net of accumulated amortization                4,130,305     4,312,267
Other                                                       86,954       102,974
--------------------------------------------------------------------------------

Total other assets                                       4,217,259     4,415,241
--------------------------------------------------------------------------------

                                                        $7,775,458    $7,731,880
--------------------------------------------------------------------------------

See accompanying  notes to financial statements

         Integrated Spatial Information Solutions, Inc., and Subsidiary
                    Condensed and Consolidated Balance Sheets

                                                            March 31      September 30
                                                              2001            2000
                                                          (Unaudited)      (Unaudited)
-------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Current:
Notes payable - current maturities                      $    574,793    $    559,647
Other notes payable                                          246,530            --
Obligations under capital lease - current                      1,630          13,286
Obligations under capital
    leases - related party - current                         106,933          90,091
Checks written against future deposits                        94,582          61,612
Accounts payable                                             935,086         871,288
Accrued payroll costs and vacation                           379,701         325,613
Accrued expenses                                             545,767         696,841
Deferred revenue                                             299,834         201,578
-------------------------------------------------------------------------------------
Total current liabilities                                  3,184,856       2,819,956
-------------------------------------------------------------------------------------

Long-term Liabilities
Obligations under capital leases - related party           1,662,705       1,712,217
-------------------------------------------------------------------------------------
Total liabilities                                          4,847,561       4,532,173
-------------------------------------------------------------------------------------

Commitments and Contingencies:

Stockholders' Equity:
Cumulative convertible preferred stock,
  $.001 par value, 20,000,000 shares authorized,
  none outstanding                                              --              --

Common stock, no par value, 2,000,000,000
  shares authorized, 19,546,525 and 18,674,382 shares
  issued and outstanding March 31, 2001, and
  September 30, 2000, respectively                        14,467,115      14,254,487
  Common stock to be issued                                    --             25,000
Additional paid-in capital                                 3,553,366       3,400,882
Accumulated deficit                                      (15,092,584)    (14,480,662)
-------------------------------------------------------------------------------------
Total stockholders' equity                                 2,927,897       3,199,707
-------------------------------------------------------------------------------------
                                                        $  7,775,458    $  7,731,880
-------------------------------------------------------------------------------------

See accompanying  notes to financial statements

                          Integrated Spatial Information Solutions, Inc., and Subsidiary
                                Condensed and Consolidated Statements of Operations
                                                    (Unaudited)

                                                         Six months ended               Three months ended
                                                            March 31,                        March 31,
                                                        2001            2000            2001            2000
----------------------------------------------------------------------------------------------------------------
Revenues                                          $  3,438,028    $  3,368,138    $  1,789,006    $  1,561,989

Cost and expenses
    Salaries and employee benefits                     799,037         944,924         429,797         486,495
    Direct contract costs                            1,935,946       1,990,534         967,674         972,116
    General & administrative costs                     548,616         635,917         258,329         330,582
    Marketing costs                                    103,491         154,655          62,661          88,007
    Public & corporate affairs expense                 145,573          33,127          27,281          18,730
    Other operating costs                              322,928         336,488         158,747         185,004
----------------------------------------------------------------------------------------------------------------

Total costs and expenses                             3,855,591       4,095,645       1,904,489       2,080,934
----------------------------------------------------------------------------------------------------------------

Operating loss                                        (417,563)       (727,507)       (115,483)       (518,945)
----------------------------------------------------------------------------------------------------------------

Other income (expense):
    Interest expense                                  (238,763)       (172,843)       (158,166)        (99,741)
    Other income                                        44,404          32,727          30,978          16,785
    Loss on litigation                                    --              --
                                                                                      (584,892)       (584,892)

----------------------------------------------------------------------------------------------------------------
Total other income (expense)                          (194,359)       (725,008)       (127,188)       (667,848)

----------------------------------------------------------------------------------------------------------------
Loss from continuing operations                       (611,922)     (1,452,515)       (242,671)     (1,186,793)
----------------------------------------------------------------------------------------------------------------


Net loss                                              (611,922)     (1,452,515)       (242,671)     (1,186,793)
----------------------------------------------------------------------------------------------------------------

Preferred stock dividends                                 --           (18,002)           --
                                                                                                        (9,152)
----------------------------------------------------------------------------------------------------------------


Net loss attributable to common
stockholders                                      $   (611,922)   $ (1,470,517)   $   (242,671)     (1,195,945)
----------------------------------------------------------------------------------------------------------------

Basic and diluted loss per common share:

Loss from continuing operations attributable to
common stockholders                               $       (.03)   $       (.10)   $       (.01)   $       (.08)

Loss attributable to common stockholders          $       (.03)   $       (.10)   $       (.01)   $       (.08)


Weighted average number of shares of common
stock outstanding                                   19,260,453      14,484,849      19,411,556      15,544,840
----------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements

         Integrated Spatial Information Solutions, Inc., and Subsidiary
               Condensed and Consolidated Statements of Cash Flow
                                   (Unaudited)

Six Months Ended March 31,                                2001           2000
--------------------------------------------------------------------------------
Operating Activities:
Net loss                                             $  (611,922)   $(1,452,515)
Adjustments to reconcile net loss to
  net cash used in operating activities:
     Depreciation and amortization                       321,437        366,043
     Provision for losses on accounts receivable          (1,007)       (51,577)
     Stock options and warrants issued/to be
        issued for services performed                    124,500        181,050
      Loss on litigation                                    --          505,000
     Sale of assets                                         --           (2,426)
     Write off of acquisition costs                       25,608           --
     Amortization of debt discount                        75,000           --
Changes in operating assets:
     (Increase) decrease in accounts receivable         (455,339)       248,184
     (Increase) decrease in other assets                  62,832        (25,784)
     Increase in accounts payable                        310,529        196,768
     Increase in accrued expenses                        (28,718)      (228,371)
     Increase (decrease) in deferred revenue              51,191         (1,011)
     Increase in deposits                                 47,065       (143,187)
--------------------------------------------------------------------------------

Net cash used in operating activities                    (78,824)      (407,826)
--------------------------------------------------------------------------------

Investing Activities:
Purchase of equipment                                     (7,505)      (112,041)
Restricted cash                                             --           25,000
--------------------------------------------------------------------------------
Net cash used in investing activities                     (7,505)       (87,041)
--------------------------------------------------------------------------------

Financing Activities:
Payments on checks written against future deposits        32,970        102,450
Proceeds from borrowing                                   75,000           --
Payments on debt                                        (172,649)      (110,220)
Proceeds from issuance of common stock                   120,000        382,610
Proceeds from exercise of stock options                   20,612           --
Payments on stock repurchase liability                      --          (47,556)
--------------------------------------------------------------------------------
Net cash provided by financing activities                 75,933        327,284
--------------------------------------------------------------------------------
Net increase (decrease) in cash                          (10,396)      (167,583)

Cash and cash equivalents, beginning of period            20,306        373,825
--------------------------------------------------------------------------------
Cash and cash equivalents, end of period             $     9,910    $   206,242
--------------------------------------------------------------------------------

See accompanying notes to financial statements

                 Integrated Spatial Information Solutions, Inc.

                                and Subsidiaries

            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

(1) Condensed and Consolidated Financial Statements

The condensed and consolidated financial statements included herein have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. We believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed and consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our consolidated financial position as of March 31, 2001, the consolidated results of our operations for the three and six-month periods ended March 31, 2001, and 2000 and statements of cash flows for the six-month periods then ended.

The accounting policies followed by us are set forth in the annual report of September 30, 2000, filed on Form 10-KSB and the audited consolidated financial statements in it with the accompanying notes. While management believes the procedures followed in preparing these consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by us later in the year.

The consolidated results of operations for the six-month period ended March 31, 2001, are not necessarily indicative of the results to be expected for the full year ending September 30, 2001.

Certain prior year financial statements have been restated to conform to the current year presentation.

(2) Accounts Receivable

The components of accounts receivable are as follows:

                                                       March 31       September 30
                                                         2001             2000
--------------------------------------------------------------------------------
Contract Receivables:
   Billed                                             1,483,869        1,225,741
   Unbilled                                             359,251          162,040
--------------------------------------------------------------------------------
                                                      1,843,120        1,387,781

Less allowance for doubtful accounts                       --              1,007
--------------------------------------------------------------------------------

Accounts receivable, net                             $1,843,120       $1,386,774
--------------------------------------------------------------------------------

Deferred revenue amounts were $299,834 and $201,578 at March 31, 2001 and September 30, 2000, respectively, which represents amounts billed in excess of amounts earned.

We have historically received greater than 10% of annual revenues from one or more customers. One customer accounted for 29.9% of revenue for the quarter ended March 31, 2001, compared to 19.5% of revenue for the largest and different customer for the quarter ended March 31, 2000. In addition, at March 31, 2001 two customers accounted for 40.7% and 15% of accounts receivable, compared to two different customers who accounted for 29.5% and 10% of accounts receivable at March 31, 2000. The largest of our current "customers" represents a contract vehicle utilized by as many as 10 different departments within the contracting organization through individual order assignments. The diversity of order assignments and range of departments as clients diminishes the concentration of revenue and receivables in a manner not obvious from the financial reports.

(3) Provision for Income Taxes

At the beginning of the fiscal year we had net operating loss carryforwards of $9.8 million with expirations through 2020. At March 31, 2001, the amount of the net operating loss carryforward balance is estimated at $10.3 million. We expect to incur a minimal amount of alternative minimum tax for the fiscal year. Since we are unable to determine that deferred tax assets exceeding tax liabilities are more likely than not to be realized, we have recorded a valuation allowance equal to the excess deferred tax assets at fiscal year end.

(4) Going Concern Issues

As a result of recurring losses from operations over several years, negative cash flows and certain other factors, the report of our independent certified public accountants for the fiscal year ended September 30, 2000 includes a qualification statement in the audit opinion expressing substantial doubt about our ability to continue as a going concern. Management believes that we have the capacity to address our immediate needs for cash and liquidity through an aggressive approach on a number of fronts. We have entered into a number of formal and informal agreements with vendors and professional service providers to extend the terms on payables currently due. We also have reduced or delayed expenditures on items that are not critical to operations. The credit line available to our subsidiary organization expired April 30, 2001 and we have obtained a commitment for a replacement line of credit with Branch Banking and Trust Company ("BB&T") providing for an initial maximum principal amount of $500,000 (See Note 11, below). We have initiated a recapitalization effort based on a rights offering to shareholders of our common stock (see Note 8, below). Furthermore, during the course of FY 2000 we reduced monthly operational cash flow in excess of $27,000 per month and made final payments to our former CEO and to a former shareholder of PlanGraphics as well as "right" sizing our office leases. We recommend you review the Form 10-KSB for September 30, 2000 and read the more extensive Going Concern discussion at the beginning of Item 6, Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing on page 12 of that report and footnote 1 to the consolidated financial statements.

(5) Litigation

We were the respondent in an arbitration claim by our former Chief Financial Officer filed in August 1999 with the American Arbitration Association in Jacksonville, Florida. He claimed that he was constructively discharged and sought severance compensation equal to three year's compensation as allegedly provided for in his employment agreement. We asserted that he resigned and was not constructively discharged; therefore he would have been entitled to no severance compensation. The case was arbitrated in February 2000. In a final decision on April 20, 2000 the arbitrator awarded him, a total of $330,000 in separation payments, fees and expenses in the dispute stemming from his employment agreement with us. All costs associated with the arbitration award were expensed as of June 30, 2000. On July 18, 2000 we filed an appeal of that award in State Circuit Court for Duval County, Florida. The appeal was not sustained. We will have to pay our former CFO the awarded sum and costs. Subsequent to March 31, 2001 we made an initial payment of $48,000 and have developed a schedule for the balance that is acceptable to both parties.

(6) Sale of Common Stock

During a limited private offering that began in the fourth quarter of the prior fiscal year we sold 580,000 shares of our common stock and raised $145,000 with accredited investors and certain affiliates of our company. The offering consisted of $1,000 units each of which included 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. The resulting shares from the offering have not been registered with the Securities and Exchange Commission and the resulting shares of stock are subject to the restrictions in Rule 144. The issuance of the common stock in this transaction was exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2).

(7) Lease Obligations

We lease various equipment as well as facilities under capital and operating leases that expire through the year 2005 as noted in Note 7 to the Consolidated Financial Statements in Form 10-KSB/A1 September 30, 2000.

(8) Recapitalization

On February 9, 2001 the Board of Directors approved a recapitalization plan as a precedent to the further execution of the company's business plan. The Board of Directors authorized a rights offering to existing shareholders of our common stock and to certain other qualified parties. The Board directed management to prepare the SB-2 registration statement and related prospectus documents and to file them with the SEC. The Board has established April 30, 2001 as the record date and that the rights will be non-transferable. The company determined that it would establish and announce the pricing, volume, subscription ratio, other terms of the offering and the anticipated issuance date at the time of its final filing with the SEC. The offering will be completed during the first half of calendar year 2001.

The Board of Directors authorized consulting agreements with Crossways Consulting Group, Inc. and Brean Murray & Co., Inc. for advice and assistance in the completion of our shareholder rights offering. The agreements provide that we will, upon successful completion of the offering, issue warrants to each of the companies to acquire common stock in a quantity equal to two percent of the number of shares outstanding immediately after completing the offering. The warrant exercise fee will be equal to 110% of the shareholder rights subscription fee.

(9) Related Party Transaction

On February 9, 2001, the Board of Directors also approved a loan of $75,000 and we entered into a convertible promissory note payable to Human Vision LLC, an entity controlled by a director. The proceeds are to be used for certain specified working capital requirements. The note was to mature on October 21, 2001 and was convertible into our common stock at the option of the holder at a designated conversion price of $0.07 per share or the price per share of any rights offering, whichever is lower. As a result of this beneficial conversion feature, we have recorded the debt discount amount of $75,000 as a charge to interest expense and a credit to additional paid in capital as required by Emerging Issues Task Force ("EITF") Issue 98-5. Pursuant to an Amendment to Promissory Notes dated May 21, 2001, any unpaid principal and interest as of February 3, 2002, will automatically convert into common stock at a conversion price of the lesser of $0.07 per share, or the price per share in any offering to existing shareholders. The Board also approved a resolution authorizing us to provide to Human Vision LLC a security interest in the ownership of our subsidiary, PlanGraphics, Inc. as further collateral for providing a standby letter of credit to further collateralize an extension of our subsidiary's line of credit with National City Bank of Kentucky and subsequently Branch Banking & Trust Company ("BB&T"). Subsequent to this transaction, National City Bank of Kentucky provided an extension of a $500,000 line of credit and promissory note for our operating subsidiary through June 11, 2001. Effective June 1, 2001, this line of credit and promissory note has been paid in full and substituted with a line of credit from Branch Banking & Trust Company. Historically, PlanGraphics' accounts receivable have been more than adequate to cover its line of credit and management believes that this will continue to be the case. Should PlanGraphics default on its line of credit with Branch Banking & Trust Company and its accounts receivable be inadequate to cover its standby letter of credit with Human Vision LLC, ISIS may lose its interest in PlanGraphics which could result in the loss of our sole source of revenue. Human Vision LLC has not expressed an interest in obtaining the underlying collateral used to support the standby letter of credit. See the discussion in Item 6, Management Discussion and Analysis in our Form 10-KSB/A1 for the fiscal year ended September 30, 2000. See also Note 11, Subsequent Events, below.

(10) Net Loss Per Common Share.

We have adopted Statement of Financial Accounting Standard ("SFAS") No. 128 issued by the Financial Accounting Standards Board. SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, in order to disclose fully diluted earnings per share, when appropriate.

As we incurred net losses in the three and six-month periods ending March 31, none of our outstanding options or warrants were included in the computation of diluted earnings per share as their effect would be anti-dilutive. The total of warrants and options outstanding at March 31, 2001 and 2000 were 7,250,747 and 8,065,880, respectively.

(11) Subsequent Events.

Line of Credit. On April 30, 2001 the Line of Credit with National City Bank with a loan balance of approximately $500,000 expired and was amended to extend through June 11, 2001. On May 31, 2001, PlanGraphics obtained a line of credit with a Maryland based banking institution, Branch Banking & Trust Company, comparable in terms with the previous line and for an initial amount of $500,000. The new line of credit is also collateralized by the accounts receivable of PlanGraphics, a standby letter of credit provided by a related party, Human Vision L.L.C. and the personal guarantee of an officer and director.
Convertible Promissory Note. On May 21, 2001 the terms of the Human Vision promissory note concerning the note's conversion were amended effective as of the note's date of origination. The note, as amended, provides that any balance of unpaid principle or accrued interest remaining unpaid as of February 3, 2002 will automatically convert into our common stock at a conversion price of the lesser of $0.07 per share, or the price per share of any offering to existing shareholders.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         ISIS is incorporated in the state of Colorado. As permitted by the Colorado Business Corporation Act, the articles of incorporation of ISIS eliminate the liability of directors to ISIS or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Colorado Business Corporation Act.

         The articles of incorporation provide that ISIS will indemnify any and all of its directors and officers against expenses actually and necessarily incurred to them to the fullest extent permitted under Colorado Corporate Code, in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, by reason of being a director or officer of ISIS except in relation to matters to which any such director or officer shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

         In addition, the articles of incorporation provide that, to the furthest extent provided by applicable law, no director of ISIS shall have any personal liability form monetary damages to ISIS or its shareholders for breach of fiduciary duty as a director, except that indemnity is not provided to a director whose conduct involves (1) a breach of the director's duty of loyalty to ISIS or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) acts specified in section 7-5-114 of the Colorado Business Corporation Act, or (4) any transaction from which the director derived an improper personal benefit.

         The bylaws of ISIS provide similar indemnification provisions.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, payable by ISIS, in connection with the sale of the common stock being registered (all amounts are estimated except the Commission Registration Fee).

Commission registration fee.....................................  $700

Blue Sky fees and expenses......................................  $5,000

Legal fees and expenses.........................................  $50,000

Accounting fees and expenses....................................  $25,000

Subscription agent fees.........................................  $30,000

Printing expenses...............................................  $10,000

         Total                                                    $120,700

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Over the past three years, ISIS has issued the following securities without registering them under the Securities Act of 1933:

o On May 15, 2001, ISIS executed a promissory note in favor of HumanVision L.L.C. for the sum of $75,000. Pursuant to the First Amendment to Promissory Notes, executed on May 21, 2001, any balance of outstanding principal and accrued and unpaid interest as of May 15, 2002 will automatically convert into shares of ISIS common stock at the lower of $.07 per share or the price per share of any offer to our shareholders of stock or rights to purchase our common stock. The note was issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. The shares issuable upon conversion of the note will be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933.

o On February 2, 2001, ISIS executed a promissory note in favor of HumanVision L.L.C. for the sum of $75,000. Pursuant to the First Amendment to Promissory Notes, executed on May 21, 2001, any balance of outstanding principal and accrued and unpaid interest as of February 3, 2002 will automatically convert into shares of ISIS common stock at the lower of $.07 per share or the price per share of any offer to our shareholders of stock or rights to purchase our common stock. The note was issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. The shares issuable upon conversion of the note will be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933.

o During September 2000, ISIS initiated a private placement of units under which 157 units were subscribed to by a total of six accredited investors at a price of $1,000 per unit, or total consideration of $157,000. Each unit consisted of 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. The units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o In March 2000, ISIS sold 806,452 units in a private offering to two accredited purchasers, or total consideration of $240,500. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at $0.65 per share. The units were issued in reliance on an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o In January 2000, ISIS sold 213 units in a private offering to six accredited purchasers at a price of $1,000 per unit, or total consideration of $213,000. Each unit consisted of 4,000 shares of common stock and three-year warrants to purchase 2,000 shares of common stock at $0.50 per share. The units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.

o On August 19, 1998, ISIS sold a total of 700 shares of its Series A Preferred Stock in a private offering. The total offering price was $700,000 and the sale was made to two entities who ISIS reasonably believed prior to making the sale to be sophisticated investors. The shares were issued in reliance on an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 in a transaction not involving a public offering. The Ridgefield Group of Ridgefield, Connecticut acted as ISIS's placement agent for the transaction. The Company paid commissions of 12% of the total offering price to The Ridgefield Group. The Series A Preferred Stock was convertible to shares of common stock. On November 14, 1998, the Securities and Exchange Commission declared effective a registration statement of ISIS that included the underlying common stock. Shares issued pursuant to this offering have all converted to shares of common stock.

o On August 18, 1998, ISIS sold 57,142 shares of its common stock to two sophisticated investors in a private placement. ISIS received cash proceeds of $50,000. The shares were issued in reliance on an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 in a transaction not involving a public offering. Each investor had access to the same type of information about ISIS that is typically available in a registration statement.


ITEM 27. EXHIBITS

Exhibit
Number   Description of Exhibit

2.1 Acquisition Agreement between DCX, Inc. and PlanGraphics, Inc. (filed with Current Report, Form 8-K, on September 24, 1997 and incorporated herein by reference)

3.1 Amended and Restated Articles of Incorporation of ISIS (filed with our Definitive Proxy Statement dated May 3, 1991 and incorporated herein by reference).

3.2 Articles of Amendment to the Articles of Incorporation dated November 6, 1996 (filed with Current Report, Form 8-K, on November 27, 1996 and incorporated herein by reference).

3.3 Articles of Amendment to the Articles of Incorporation dated July 30, 1997 (filed with Current Report, Form 8-K, on August 15, 1997 and incorporated herein by reference).

3.4 Bylaws of ISIS (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.1 Specimen Stock Certificate (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.2 ISIS 1991 Stock Option Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS 1995 Stock Incentive Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.4 ISIS Equity Incentive Plan (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

4.5 ISIS Equity Compensation Plan (filed with Registration Statement on Form S-8 on September 8, 1999 and incorporated herein by reference).

4.6**     Warrant to be issued to Crossways Consulting Group, Inc.

4.7**     Warrant to be issued to Brean Murray & Co., Inc.

5.1**     Opinion and Consent of Davis Graham & Stubbs LLP.

10.1**    Subscription Agent Agreement with Computershare Trust Company, Inc.

10.2 Agreement for Services with Crossways Consulting Group, Inc. dated February 28, 2001. (filed with Registration Statement on Form SB-2 on March 26, 2001 and incorporated herein by reference).

10.3 Letter Agreement with Brean Murray & Co., Inc. dated March 13, 2001 (filed with Registration Statement on Form SB-2 on March 26, 2001 and incorporated herein by reference).

10.4 Executive Employment Agreement dated March 28, 1997 between ISIS and Frederick G. Beisser (filed with Quarter Report on Form 10-QSB on May 14, 1997 and incorporated herein by reference).

10.5 Executive Employment Agreement dated September 22, 1997 between ISIS and John C. Antenucci (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.6 Executive Employment Agreement dated September 22, 1997 between ISIS and J. Gary Reed (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.7 Agreement for Services dated July 6, 1999 between ISIS and Gary S. Murray (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.8 Consulting Services Agreement dated July 6, 1999 between ISIS and HumanVision L.L.C. (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.9 Convertible Promissory Note by and between ISIS and HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.10 Stock Pledge Agreement by and between ISIS and HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.11 Guaranty by ISIS in favor of HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.12*    Secured Promissory Note issued to BDO Seidman, LLP dated February 15,
          2001

10.13* Promissory Note issued to Evans, Mechwart, Hambleton & Tilton, Inc. dated November 7, 2000

10.14* Convertible Promissory Note by and between ISIS and HumanVision, L.L.C. dated May 15, 2001

10.15* First Amendment to Promissory Notes by ISIS for the benefit of HumanVision LLC dated May 21, 2001

10.16* Loan Agreement dated May 31, 2001 by and between Branch Banking and Trust Company, PlanGraphics, Inc., John C. Antenucci and Robin L. Antenucci

10.17* Security Agreement dated May 31, 2001 by and between Branch Banking and Trust Company and PlanGraphics, Inc.

10.18* Promissory Note by PlanGraphics, Inc. in favor of Branch Banking and Trust Company dated May 31, 2001

10.19*    Guaranty Agreement dated May 31, 2001 by John C. Antenucci

21 List of Subsidiaries (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

23*       Consent of BDO Seidman, LLP

-------------------
*        Filed herewith.
**       Final form to be filed via amendment.


ITEM 28. UNDERTAKINGS

The undersigned hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)      Include any prospectus required by section 10(a)(3) of the Securities
         Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) It will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. In addition, if the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, it will file a post-effective amendment to state the terms of such offering.

(5) For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by it under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Frankfurt, State of Kentucky on June 12, 2001.


                                INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.


                                By:  /s/ John C. Antenucci
                                     ----------------------------------
                                         John C. Antenucci
                                         President and Acting Chief
                                         Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Antenucci and Frederick G. Beisser, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, including any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto and other certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ John C. Antenucci                      President, Director and Acting          June 12, 2001
-----------------------------------------
John C. Antenucci                          Chief Executive Officer

/s/ Fred G. Beisser                        Vice President - Finance and            June 12, 2001
-----------------------------------------  Administration,   Secretary,
Frederick G. Beisser                       Treasurer and Director (Principal
                                           Financial and Accounting Officer)

/s/ John C. Antenucci, Attorney-in-Fact    Chairman and Director                   June 12, 2001
-----------------------------------------
Gary S. Murray

/s/ John C. Antenucci, Attorney-in-Fact    Director                                June 12, 2001
-----------------------------------------
J. Gary Reed

/s/ John C. Antenucci, Attorney-in-Fact    Director                                June 12, 2001
-----------------------------------------
Ray O'Mara

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit

2.1 Acquisition Agreement between DCX, Inc. and PlanGraphics, Inc. (filed with Current Report, Form 8-K, on September 24, 1997 and incorporated herein by reference)

3.2 Amended and Restated Articles of Incorporation of ISIS (filed with our Definitive Proxy Statement dated May 3, 1991 and incorporated herein by reference).

3.3 Articles of Amendment to the Articles of Incorporation dated November 6, 1996 (filed with Current Report, Form 8-K, on November 27, 1996 and incorporated herein by reference).

3.4 Articles of Amendment to the Articles of Incorporation dated July 30, 1997 (filed with Current Report, Form 8-K, on August 15, 1997 and incorporated herein by reference).

3.5 Bylaws of ISIS (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.1 Specimen Stock Certificate (filed with Registration Statement on Form S-18, file no. 33-1484 and incorporated herein by reference).

4.2 ISIS 1991 Stock Option Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.3 ISIS 1995 Stock Incentive Plan (filed with Registration Statement on Form S-8 on September 30, 1996 and incorporated herein by reference).

4.4 ISIS Equity Incentive Plan (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

4.5 ISIS Equity Compensation Plan (filed with Registration Statement on Form S-8 on September 8, 1999 and incorporated herein by reference).

4.6**     Warrant to be issued to Crossways Consulting Group, Inc.

4.7**     Warrant to be issued to Brean Murray & Co., Inc

5.1**     Opinion and Consent of Davis Graham & Stubbs LLP.

10.1**    Subscription Agent Agreement with Computershare Trust Company, Inc.

10.2 Agreement for Services with Crossways Consulting Group, Inc. dated February 28, 2001 (filed with Registration Statement on Form SB-2 on March 26, 2001 and incorporated herein by reference).

10.3 Letter Agreement with Brean Murray & Co., Inc. dated March 13, 2001 (filed with Registration Statement on Form SB-2 on March 26, 2001 and incorporated herein by reference).

10.4 Executive Employment Agreement dated March 28, 1997 between ISIS and Frederick G. Beisser (filed with Quarter Report on Form 10-QSB on May 14, 1997 and incorporated herein by reference).

10.5 Executive Employment Agreement dated September 22, 1997 between ISIS and John C. Antenucci (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.6 Executive Employment Agreement dated September 22, 1997 between ISIS and J. Gary Reed (filed with Annual Report on Form 10-KSB on January 13, 1998 and incorporated herein by reference).

10.7 Agreement for Services dated July 6, 1999 between ISIS and Gary S. Murray (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.8 Consulting Services Agreement dated July 6, 1999 between ISIS and HumanVision L.L.C. (filed with Quarterly Report on Form 10-QSB on August 5, 1999 and incorporated herein by reference).

10.9 Convertible Promissory Note by and between ISIS and HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.10 Stock Pledge Agreement by and between ISIS and HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.11 Guaranty by ISIS in favor of HumanVision L.L.C. (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

10.12*    Secured Promissory Note issued to BDO Seidman, LLP dated February 15,
          2001

10.13* Promissory Note issued to Evans, Mechwart, Hambleton & Tilton, Inc. dated November 7, 2000

10.14* Convertible Promissory Note by and between ISIS and HumanVision, L.L.C. dated May 15, 2001

10.15* First Amendment to Promissory Notes by ISIS for the benefit of HumanVision LLC dated May 21, 2001

10.16* Loan Agreement dated May 31, 2001 by and between Branch Banking and Trust Company, PlanGraphics, Inc., John C. Antenucci and Robin L. Antenucci

10.17* Security Agreement dated May 31, 2001 by and between Branch Banking and Trust Company and PlanGraphics, Inc.

10.18* Promissory Note by PlanGraphics, Inc. in favor of Branch Banking and Trust Company dated May 31, 2001

10.19*    Guaranty Agreement dated May 31, 2001 by John C. Antenucci

21 List of Subsidiaries (filed with Annual Report on Form 10-KSB on February 20, 2001 and incorporated herein by reference).

23*       Consent of BDO Seidman, LLP

-------------------
*        Filed herewith.
**       Final form to be filed via amendment.

Exhibit 10.12

                             SECURED PROMISSORY NOTE

$130,000                                                Dated: February 15, 2001
                                                        Due: December 21, 2001

         FOR VALUE RECEIVED, and in consideration of (i) the forbearance by BDO Seidman, LLP, a New York limited liability partnership ("BDO"), of the initiation of a collection action against Integrated Spatial Information Solutions, Inc., a Colorado corporation ("CLIENT"); (ii) the agreement of BDO to continue to provide services to CLIENT for the purpose of completing the September 30, 2000 audit and the December 31, 2000 10Q for CLIENT; BDO's agreement regarding continuance of the provision of services to CLIENT being conditioned upon, and subject to, CLIENT paying, upon receipt, all invoices issued by BDO for services rendered by BDO for CLIENT after the date of this Note, together with payment by CLIENT of this Note upon the terms hereof; and
(iii) other consideration, the receipt and sufficiency of which is hereby acknowledged by CLIENT, CLIENT promises to pay to the order of BDO the principal sum of One Hundred Thirty Thousand and 00/100 Dollars ($130,000.00), which is the outstanding amount due and payable to BDO by CLIENT for prior services rendered to CLIENT through February 15, 2001, together with interest thereon at a rate of nine percent (9%) per annum (the "Base Rate") from the date hereof until the principal sum due and payable hereunder is paid in full. Interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days in which any principal, accrued interest or any other sum due from CLIENT to BDO pursuant to the terms of this Note (collectively, the "Indebtedness") remains outstanding and unpaid. If CLIENT fails to pay any payment when due and payable hereunder, the then entire unpaid Indebtedness shall become immediately due and payable by CLIENT to BDO and interest shall accrue at a rate equal to three percent (3%) in excess of the Base Rate until all said amounts have been paid in full to BDO.

         CLIENT shall pay the Indebtedness evidenced by this Note to BDO in twenty (20) bimonthly installments of Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) each, consisting of principal only, plus the applicable accrued interest thereon. The installment payments of principal and accrued interest shall be payable on the 7th and 21st day of each calendar month commencing March 7, 2001 and continuing until paid in full. Notwithstanding anything to the contrary stated in this Note, the entire unpaid Indebtedness shall become immediately due and payable by CLIENT to BDO upon the effective date of the consummation by CLIENT of any transaction with a third party other than BDO, the effect of which is to infuse additional funds into CLIENT in an amount equal to or greater than three (3) times the then outstanding Indebtedness, including, without limitation, any recapitalization or other restructuring of CLIENT, or upon the effective date of the consummation by CLIENT of a sale or other transfer of all or substantially all of its assets or capital stock, a merge or consolidation or a liquidation of, or filing of bankruptcy by or with respect to, CLIENT.

         The full and timely payment of the Indebtedness and CLIENT's full and timely performance of all of the covenants, agreements, terms, conditions and obligations pursuant to this Note (collectively the "Covenants") are secured by security interests, liens and encumbrances granted by CLIENT to BDO pursuant to the terms of this Note; and the other agreements, instruments, documents and guaranties as heretofore, contemporaneously herewith or hereafter may be granted, executed and delivered to BDO by CLIENT and any other persons and entities, from time to time, as the case may be, evidencing, securing or guaranteeing the Covenants and the Indebtedness.

         To secure the prompt payment to BDO of the Indebtedness and the prompt, full and faithful performance by CLIENT of all Covenants, CLIENT grants to BDO a security interest and lien in and to all of CLIENT's now existing or owned and hereafter arising or acquired: (i) accounts, accounts receivable and goods for sale, lease or other disposition by CLIENT; (ii) contact rights and all documents, instruments, contracts or other writings executed in connection with the sale of goods or provision of services by CLIENT; and (iii) all substitutions, renewals, improvements, accessions or additions thereto and products and proceeds thereof, including, without limitation, proceeds of insurance policies insuring the foregoing collateral, if any (all of the foregoing property is referred to herein individually and collectively as "Collateral").

         CLIENT shall make appropriate entries upon its financial statements and its books and records disclosing BDO's security interest and lien in and to the Collateral and CLIENT shall execute and deliver to BDO concurrently with the execution of this Note and at any time or times hereafter at the request of BDO, all financing statements and other agreements as BDO may reasonably request to evidence, perfect, continue, renew and extend the lien and security interest in and to the Collateral. CLIENT hereby appoints BDO as CLIENT's attorney-in-fact for the limited purpose of executing and filing financing and continuation statements on CLIENT's behalf, provided CLIENT has failed, upon request by BDO, to promptly execute any financing and continuation statements reasonably requested by BDO.

         CLIENT may prepay all or any portion of the Indebtedness without premium or penalty. All payments of the Indebtedness, including prepayments, if any, shall be applied first to BDO's costs of collection, if any, then to accrued and unpaid interest and lastly to principal. The Indebtedness shall be payable with lawful money of the United States at BDO Seidman, LLP, Attention:
Kreg Brown, 303 East 17th Avenue, Suite 600, Denver, Colorado 80203, or at such other place as may from time to time be designated in writing by BDO.

         BDO or the legal holder hereof, as the case may be, shall be entitled to its costs of collection of the Indebtedness, including, without limitation, reasonable attorneys' fees and court costs. The acceptance by BDO of any partial payment of the Indebtedness after default will not establish a custom or waive any of BDO's rights or remedies under this Note, at law, in equity or otherwise.

         CLIENT hereby waives presentment for payment, demand and protest, notice of presentment, demand, protest, dishonor, default, non-payment and maturity and all other notices and demands whatsoever. Any forbearance by BDO or the legal holder hereof in exercising any right or remedy hereunder or otherwise afforded by law shall not be or be deemed to be a waiver, and shall not preclude the subsequent exercise, of any such right or remedy. CLIENT's rights and remedies under this Note are cumulative and are not exclusive, and no right or remedy hereunder or otherwise afforded by law shall be, or be deemed to be, the exclusive right or remedy of the legal holder hereof.

         This Note is governed by, interpreted under and construed in accordance with the laws and decisions of the State of Colorado, as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects. This Note shall inure to the benefit of BDO, the legal holder hereof and any of their respective legal representatives, successors and assigns, as the case may be, and shall be binding upon CLIENT and its legal representatives, successors and assigns, if any.

         Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Note, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extend permitted by law. If any rate of interest set forth in this Note is greater than the maximum rate of interest permitted to be charged or collected by applicable law, the interest rate set forth in this Note shall be reduced to the maximum rate permitted to be charged or collected by applicable law, as the case may be.

         IN WITNESS WHEREOF, CLIENT has executed and delivered this Note to BDO as of the date first set forth above.



                                 Integrated Spatial Information Solutions, Inc.



                                 By:       /s/ John C. Antenucci
                                     -----------------------------------
                                 Title:     President
                                        --------------------------------

Exhibit 10.13
                                 PROMISSORY NOTE

Principal
Amount:   $185,000.00    Interest Rate: 9.50%    Date of Note: November 7, 2000

          Borrower:                 Lender:
          PlanGraphics, Inc.        Evans, Mechwart, Hambleton & Tilton, Inc.
          112 East Main Street      170 Mill Street
          Frankfort, KY 40601       Gahanna, OH 43230

PROMISE TO PAY. PlanGraphics, Inc. ("Borrower") promises to pay to Evans, Mechwart, Hambleton & Tilton, Inc. ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Eighty Five Thousand & 00/100 Dollars ($185,000.00), together with interest on the unpaid principal balance from November 9, 2000, until paid in full.

PAYMENT. Borrower will pay this loan in 8 monthly principal and interest payments of Twenty Three Thousand Eight Hundred Fifty-Six & 05/100 Dollars ($23,856.05). Borrower's first payment is due November 21, 2000, and all subsequent payments are due on the same day of each month after that. Borrower's final payment, due June 21, 2001, will be for all principal and accrued interest not yet paid. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs.

INTEREST RATE. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 9.50% per annum.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced wither by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) A material adverse change occurs in Borrower's financial condition.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 13.50% per annum. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. If not prohibited by applicable laws, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check with which Borrower pays is later dishonored.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor.

PRIOR TO SIGINING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

Borrower:

PlanGraphics, Inc.                                    PlanGraphics, Inc.


By:     /s/ John C. Antenucci                         By:   /s/ Gary W. Murphy
     -----------------------------------------            --------------------
      John Antenucci, President & CEO                       Gary Murphy, CFO

Exhibit 10.14

                           CONVERTIBLE PROMISSORY NOTE
$40,000                                                            May 15, 2001

For value received INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC., a Colorado corporation ("Payor"), promises to pay to HUMANVISION, LLC, a Maryland limited liability company, or its assigns ("Holder"), the principal sum of Forty and 00/100 Thousand Dollars ($40,000) with interest on the outstanding principal amount at the rate of the prime rate as published in the Wall Street Journal plus six (6) percent per annum, compounded annually based on a 360-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full.

         1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to any fees and costs due hereunder, then to accrued interest, and thereafter to principal. All payments shall be made to Payor at 8181 Professional Place, Suite 200, Landover, Maryland 20785, or at such other address as may be designated by Holder.

         2. The entire outstanding principal balance of this note (the "Note") and all unpaid accrued interest shall become fully due and payable on October 21, 2001 (the "Maturity Date"); provided, however, that repayment will be made in ten (10) equal semi-monthly payments of $4,000, plus accrued interest, commencing on June 7, 2001 and continuing on June 21, 2001 and on the 7th and 21st day of each succeeding month through October 21, 2001.

         3. At any time prior to the Maturity Date, Holder may, in its sole discretion, elect to convert the outstanding principal balance of this Note, and any accrued interest, into common shares of the stock of the Payor, which shares shall be registered and freely transferable by the Holder at any time without restriction, at a conversion price of seven cents ($0.07) per share. If, prior to the Maturity Date, Payor should offer to its shareholders the right to purchase any stock of the Payor, Holder may, in its sole discretion, elect to convert the outstanding principal balance of this Note, and any accrued interest, into shares of such stock, which shares shall be registered and freely transferable by the Holder at any time without restriction, at a conversion price of the lower of (a) seven cents ($0.07) per share or (b) the offering price of such stock.

         4. Failure to pay any amount due hereunder, or to issue any stock pursuant to the exercise of a right of conversion hereunder, shall constitute a default (a "Default").

         5. In the event of any Default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

         6. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

         7. The terms of this Note shall be construed in accordance with the laws of the State of Maryland, as applied to contracts entered into by Maryland residents within the State of Maryland, which contracts are to be performed entirely within the State of Maryland.

         8. Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Payor, it being the sole and express intention of the parties to establish a relationship of debtor and creditor.

         9. Subject to the conversion rights set forth in Paragraph 3, this Note may be prepaid by Payor at any time without penalty.


         IN WITNESS WHEREOF, Payor has executed this Convertible Promissory Note on this 15th day of May, 2001 under seal and pursuant to due authority.



WITNESS/ATTEST:                INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.


By:Donald E. Mack                   By:      /s/ Fred Beisser
                                    ------------------------------------------

                                         Name:      Frederick G. Beisser
                                               -------------------------------

                                         Title:   Vice President - Finance
                                                ------------------------------

Exhibit 10.15

                       FIRST AMENDMENT TO PROMISSORY NOTES


         THIS FIRST AMENDMENT TO PROMISSORY NOTES (this "Amendment") is made as of the 21st day of May, 2001, by Integrated Spatial Information Solutions, Inc, a Colorado corporation ("Payor") for the benefit of HumanVision LLC, a Maryland limited liability company ("Lender").

                                    Recitals
                                    --------

         This Amendment is made with respect to the following facts:

         A. Payor executed that certain Promissory Note dated February 2, 2001, in the principal amount of $75,000.00 payable to Lender ("February Note"). Payor also executed that certain Promissory Note dated May 15, 2001 in the principal amount of $40,000.00 payable to Lender ("May Note").

         B. The February Note and May Note provided that at any time prior to October 21, 2001, the Maturity Date, the holder may, in its sole discretion, elect to convert the outstanding principal balance of each note, and any accrued interest, into shares of common stock of Payor.

         C. Payor and Lender have agreed to amend, effective as of February 2, 2001 for the February Note and effective as of May 15, 2001 for the May Note, the conversion provisions of the February Note and the May Note to eliminate the discretionary conversion feature and provide for automatic conversion of the February Note on February 3, 2002 and automatic conversion of the May Note on May 16, 2002.

                                    Agreement

         In consideration of the February Note, the May Note, and the promises and agreements made in this Amendment, the sufficiency of which are hereby acknowledged, Payor and Lender hereby agree as follows:

         1.       Amendment to February Note.
                  ---------------------------
                  Section 3 of the February Note is hereby restated in its entirety to read as follows:

                  "3. (a) Subject to clause (b) below, if this Note is not paid in full by February 3, 2002, the outstanding principal balance of this Note and any accrued interest shall automatically convert on February 3, 2002 into shares of common stock of the Payor, which shares shall be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933. The conversion price shall be seven cents ($0.07) per share. (b) If, prior to February 3, 2002, Payor should offer to its shareholders the right to purchase any stock of the Payor, the outstanding principal balance of this Note, and any accrued interest, shall automatically convert on February 3, 2002 into shares of common stock of the Payor, which shares shall be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933. The conversion price shall be the lesser of (i) seven cents ($0.07) per share or (ii) the offering price of such stock."

         2.       Amendment to May Note.
                  ----------------------
                  Section 3 of the May Note is hereby restated in its entirety to read as follows:

                  "3. (a) Subject to clause (b) below, if this Note is not paid in full by May 16, 2002, the outstanding principal balance of this Note and any accrued interest shall automatically convert on May 16, 2002 into shares of common stock of the Payor, which shares shall be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933. The conversion price shall be seven cents ($0.07) per share. (b) If, prior to May 16, 2002, Payor should offer to its shareholders the right to purchase any stock of the Payor, the outstanding principal balance of this Note, and any accrued interest, shall automatically convert on May 16, 2002 into shares of common stock of the Payor, which shares shall be "restricted" as defined by Rule 144 promulgated under the Securities Act of 1933. The conversion price shall be the lesser of (i) seven cents ($0.07) per share or (ii) the offering price of such stock."

         3.       Effect.  Except as specifically  amended by Section 1 of this
                  ------                                      ---------
                  Amendment, the February Note and May Note shall not be amended or modified hereby. As amended, as provided in
                  Section 1 of this Amendment,  the February Note and May Note
                  ---------
                  shall continue in full force and effect.

                (The rest of this page intentionally left blank.)

         IN WITNESS WHEREOF, the Payor and Lender have executed this Amendment on the 21st day of May, 2001, intending this Amendment be effective as of the 2nd day of February, 2001 for the February Note and effective as of the 15th day of May, 2001 for the May Note.

                                Payor:

                                INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.


                                /s/ Fred Beisser
                                ------------------------------------------------
                                Frederick G. Beisser
                                Vice President-Finance and Administration


                                Lender:

                                HUMANVISION, LLC


                                /s/ Gary S. Murray
                                ------------------------------------------------
                                Gary S. Murray, Sr.
                                Manager

Exhibit 10.16
                                      BB&T

                                 LOAN AGREEMENT

                                95500276302/00001
                                -----------------
                                 Account Number

This Loan Agreement (the "Agreement") is made this 31 day of May, 2001 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation ("Bank"), and:

PlanGraphics, Inc., a Maryland corporation ("Borrower"), having executive offices at Frankfort.

John C. Antenucci and Robin L. Antenucci (individually "Guarantor" and collectively the "Guarantors").

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan(s):

Line of Credit ("Line of Credit") in the maximum principal amount not to exceed $500,000.00 at any one time outstanding for the purpose of temporary expansion of current assets which shall be evidenced by the Borrower's Promissory Note(s) dated on or after the date hereof which shall mature January 31, 2002, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any Borrowing Base limitations, the Borrower may borrow, repay, and reborrow hereunder through maturity. Line of Credit shall bear interest at the rate set forth in any such note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference, and shall be secured by a first lien on all Accounts Receivable and General Intangibles and a BB&T Business Investors Deposit Account for Humanvision, LLC.

Additional terms, conditions and covenants of this Agreement are described in Schedule "DD" attached hereto.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion:

Note(s): The Note(s) evidencing the above referenced loans duly executed by the
         Borrower.
Security Agreement: A Security Agreement in which Borrower shall grant to Bank a first and prior security interest in the Borrower's or other owner's specified personal property. (If Bank will be a junior lienholder on any personal property, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve its junior lien position.)
UCC Financing Statements: Acknowledged copies of UCC Financing Statements (UCC-1) duly filed in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement, and certified copies of Requests For Information (UCC- 11) identifying all previous financing statements on record for the Borrower from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement, unless prior approval has been given by the Bank.
Commitment  Fee:  A  commitment  fee (or  balance  thereof) of $1,250.00 payable to the Bank on the date of  execution of the Loan Documents.
Corporate Resolution: A Corporate Resolution duly adopted by the Board of
     Directors of the Borrower authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.
Articles of Incorporation: A copy of the Articles of Incorporation and all other charter documents of the Borrower, all filed with and certified by the Secretary of State of the State of the Borrower's incorporation.
By-Laws: A copy of the By-Laws of the Borrower, certified by the Secretary of the Borrower as to their completeness and accuracy.
Certificate of Incumbency: A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.
Certificate of Existence: A certification of the Secretary of State of the State of the Borrower's Incorporation or Organization as to the existence or good standing of the Borrower and its charter documents on file.
Guaranty: Guaranty Agreement(s) duly executed by the Guarantor(s). In addition, the Guarantor(s) covenants and agrees to provide the Bank with appropriate financial information including 1040 federal tax returns, a balance sheet, and income information satisfactory to the Bank upon request, but not less often than annually.
Assignment of Savings Account(s)/Instrument(s): An Assignment of Savings
     Account(s)/Savings Instrument(s) in which Borrower shall assign to Bank savings account(s) and/or savings instrument(s) in the amount of $325,000.00 as collateral for the Note(s).
Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Section 2 Representations and Warranties

The Borrower and Guarantor(s) represent and warrant to Bank that:
     2.01. Financial Statements. The balance sheet of the Borrower and its subsidiaries and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof. Each Guarantor also makes the same representations and warranties as the Borrower concerning its financial statements and condition.
     2.02. Capacity and Standing. If the Borrower and/or any Guarantor is a corporation, limited liability company, or limited liability partnership, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization, it and its subsidiaries are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, managers or partners respectively to enter into and perform the obligations under the Loan Documents.
     2.03. No Violation of Other Agreements. The execution of any of the Loan Documents, and the performance by the Borrower, the Pledgor or the Guarantors thereunder will not violate any provision of its articles of incorporation or by-laws, articles of organization or operating agreement, or agreement of partnership or limited partnership, as applicable or of any law, other agreement, indenture, note, or other instrument binding upon the Borrower or Guarantor, or give cause for the acceleration of any of the respective obligations of the Borrower or Guarantor.
     2.04. Authority. All authority from and approval by any federal, state, or local governmental body, commission, or agency, necessary to the making, validity, or enforceability of this Agreement or the other Loan Documents has been obtained.
     2.05. Asset Ownership. The Borrower and each Guarantors have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements.
     2.06. Discharge of Liens and Taxes. The Borrower, its subsidiaries, and each Guarantors have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve for the payment thereof is being maintained.
     2.07. Regulation U. None of the proceeds of the loan(s) made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.
     2.08. ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Borrower or by any subsidiary of the Borrower or Guarantor(s) meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" nor "Prohibited Transaction" (as defined by ERISA) has occurred with respect to any such plan.

     2.09. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower, any of its subsidiaries, or the Guarantor(s) before any court, commission, governmental agency, whether State or Federal, or arbitration which may materially adversely affect the financial condition, operations, properties, or business of the Borrower, any such subsidiary, or the Guarantor(s), or the ability of the Borrower or the Guarantor(s) to perform their obligations under the Loan Documents.
     2. 10. Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, it will:

     3.01. Maintain Existence. Preserve and maintain its existence and good standing in the state of its organization, and qualify and remain qualified as a foreign corporation, limited partnership, LLC, or LLP in each jurisdiction in which such qualification is required.
     3.02. Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower.
     3.03. Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
     3.04. Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.
     3.05. Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible. The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.
     3.06. Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.
     3.07. Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable time in the Bank's sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, and the Borrower's independent accountant as the Bank deems necessary.

     3.08. Reporting Requirements. Furnish to the Bank:
         Quarterly Financial Statements: As soon as available and not more than thirty days (30) days after the end of each quarter, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager of the Borrower. Annual Financial
         Statements: As soon as available and not more than one hundred twenty days (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better; Reviewed.
         Loan Base Report: Borrower shall submit a current loan base report in a form satisfactory to the bank on a monthly basis and with each request for an advance under the Line of Credit. Funds shall be advanced under the Line of Credit at the request of the Borrower based on the lesser of the maximum principal amount of the Line of Credit or the loan base indicated by a current loan base report.
         Notice of Litigation: Promptly after the receipt by the Borrower of notice or complaint of any action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower.
         Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrower.
         Other Information: Such other information as the Bank may from time to time reasonably request.
     3.09. Deposit Accounts. Maintain substantially all of its demand deposit/operating accounts with the Bank.

Section 4 Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:
         A) Determination of the loan base for the Line of Credit shall be based on advance rates of 70% for eligible Accounts Receivable.

Section 5 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the
Bank:

     5.01. Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to any of its properties, or the properties of any pledgor, now owned or hereafter acquired, except:
         (a) Liens and security interests in favor of the Bank;
         (b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained; (c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained; (d) Liens on n/a securing an obligation to n/a not to exceed $n/a, or described on Schedule "n/a" attached hereto; (e) Purchase Money Liens on any property hereafter acquired, provided that such lien shall attach only to the property acquired.
     5.02. Debt. Create, incur, assume, or suffer to exist any debt, except:
         (a) Debt to the Bank;
         (b) Debt presently outstanding and shown on the most recent financial statements submitted to the Bank; (c) Accounts payable to trade creditors incurred in the ordinary course of business; (d) Debt secured by purchase money liens as outlined above in Section 5.01 (e); (e) Additional debt not to exceed $n/a in the aggregate at any time.
     5.03. Capital Expenditures. Expenditures for fixed assets in any fiscal year shall not exceed in the aggregate the sum of $n/a.
     5.04. Mergers. Merge or consolidate with or sell, assign, lease, or otherwise dispose of all or substantially all of its assets to any person, or acquire all or substantially all of the assets or the business of any person.
     5.05. Leases. Create, incur, assume, or suffer to exist any leases, except:
         (a) Leases presently outstanding and showing on the most recent financial statement submitted to the Bank; (b) Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $n/a in any fiscal year of the Borrower.
     5.06. Dividends or Distributions. Declare or pay any dividends or distributions; or purchase or redeem, retire, or otherwise acquire any of its capital stock now or hereafter outstanding in excess of $n/a in any fiscal year of the Borrower.
     5.07. Salaries. Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: n/a.
     5.08. Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
     5.09. Loans. Loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall be limited as follows: n/a.
     5. 10. Sale of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business.
     5.11. Transfer of Ownership. If Borrower is a corporation, transfer or sell more than 10% of the total number of the issued and outstanding shares of stock in Borrower prior to the maturity of the Note(s).

Section 6 Hazardous Materials and Environmental Compliance

     6.01. Investigation. Borrower hereby certifies that it has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, "Hazardous Materials"), as defined in applicable Environmental Laws. Borrower represents and warrants that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof. Borrower hereby agrees that it shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, Borrower does not have or use any underground storage tanks on its property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property, including allowing Bank access to the Mortgaged Property, and access to Borrower's employees having knowledge of, and to files and records within Borrower's control relating to the existence, storage, or release of Hazardous Materials on the Mortgaged Property.
     6.02. Compliance. Borrower agrees to comply with all applicable Environmental Laws, rules and regulations, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities , with immediate notice in writing of any release of Hazardous Materials on the Mortgaged Property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.
     6.03. Remedial Action. Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Deed(s) of Trust. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 6, or resulting from the recording of the Deed(s) of Trust.

Section 7 Events of Default

The following shall be Events of Default by Borrower or any Guarantor:

     7.01. The failure to make prompt payment of any installment of principal or interest on the Note(s) when due or payable.
     7.02. Any representation or warranty made in the Loan Documents which shall prove to be false or misleading in any material respect.
     7.03. Any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement shall prove to be false or misleading in any material respect.
     7.04. The Borrower or any Guarantor shall default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.
     7.05. The breach of any covenant, condition, or agreement made by the Borrower or any Guarantor under the Loan Documents.
     7.06. If a custodian shall be appointed for or take possession of any or all of the assets of the Borrower or any Guarantor, or should the Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, any proceeding to dissolve the Borrower or any Guarantor, any proceeding to have a receiver appointed, or should the Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Guarantor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.
     7.07. Final judgment for the payment of money shall be rendered against the Borrower or any Guarantor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.
     7.08. Upon the death of a Borrower who is an individual, or upon the dissolution or termination of the existence of either the Borrower or any Guarantor.
     7.09. The Borrower or any Guarantor shall become a Debtor (as such term is defined in the U.S. Bankruptcy Code), whether voluntarily or involuntarily.
     7.10. Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower or any Guarantor is impaired.
     7.11. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority believed by Bank on the date granted, or become unperfected or invalid for any reason. 7.12. If any Guaranty given in connection with the Loan is terminated by, or upon the death of, any Guarantor. 7.13. Should the Borrower, any Guarantor or any Pledgor contest the validity, legality or enforceability of any Loan Document to which it is a party.

Section 8 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:
     8.01. Declare the balance of the Note(s) to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, each Guarantor, and Pledgor, such balance shall accrue interest at the Default Rate;
     8.02. Require the Borrower or Guarantor(s) to pledge additional collateral to the Bank from the Borrower's or Guarantor's assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank's sole discretion;
     8.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower or any Guarantor under the Loan Documents;
     8.04. Exercise other rights and remedies as the Bank may be provided in the Loan Documents, as a secured party under the Maryland Uniform Commercial Code, and as provided by law;
     8.05. Any obligation of the Bank to advance funds under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate in writing.

Section 9 Miscellaneous Provisions

     9.01. Definitions.
         "Borrowing Base" shall mean the lesser of (i) the maximum principal amount of the Line of Credit or (ii) the Total Available Loan Base shown on the Loan Base Report furnished by Borrower to Bank on a monthly basis and with each request for an advance under the Line of Credit as long as this Agreement shall remain in force. The percentages of acceptable collateral, as defined by Bank, which will be used to determine the Total Available Loan Base, shall be the following (unless otherwise set forth in Schedule DD hereto): Eligible Inventory - n/a%; Eligible Accounts - 70%.
         "Default Rate" shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all sums owing, including principal and interest, on such date.
               "Environmental Laws" shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as such laws or regulations have been amended or may be amended.
         "Loan Documents" shall mean this Agreement, the Note(s), the Deed(s) of Trust, the Security Agreement(s), Assignment(s) of Leases and Rents, all UCC-1 Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.
         "Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof
         "GAAP" shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.
         "Prime Rate" shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank's lowest lending rate.
     9.02. Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.
     9.03. Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the state of Maryland.
     9.04. Waiver. Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.
     9.05. Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.
     9.06. Payment Amount Adjustment. In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.
     9.07. Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof
     9.08. Attorneys Fees. In the event the Borrower or Guarantor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy
     Code), the Borrower and Guarantors agree to pay the reasonable attorney's fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower and Guarantor shall be liable for such attorney's fees and costs whether or not any suit or proceeding commences.
     9.09. Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral The Bank shall be under no duty or obligation whatever with respect to any of the foregoing expenditures.
     9.10. Right of Offset. Any indebtedness owing from Bank to Borrower may be setoff and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any loans made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein. 9.11. Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by applicable law and the Loan Documents. 9.12. Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of the Note(s), the provisions of the Note(s) shall take priority over any provisions in the Agreement. 9.13. Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in College Park, Maryland, and to the President of the Borrower at its offices in Frankfort, Kentucky when sent by certified mail and return receipt requested. 9.14. Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Maryland state court or federal court sitting in the state of Maryland, or in such other court and venue as Bank may choose as its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings. 9.15. Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. 9.16. Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

                         [SIGNATURES ON FOLLOWING PAGE]

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the Borrower and Guarantor have caused this Agreement to be duly executed all as of the date first above written.

                           Borrower is a Corporation:



                                                    PlanGraphics, Inc.
                                           ----------------------------------
                                                   Name of Corporation
---------

Attest:  /s/ J. Gary Reed                  By:      /s/ John C. Antenucci
        ------------------------------        -------------------------------
                                                    John C. Antenucci
Title:   Sr. Vice President/COO            Title:   President
       -------------------------------           ----------------------------

                                           By:
                                               ------------------------------
         (Corporate Seal)
                                           Title:
                                                  ---------------------------


                       Additional Co-makers or Guarantors:
WITNESS:

         /s/ Gary W. Murphy              /s/ John C. Antenucci            (SEAL)
--------------------------------     ------------------------------------
                                              John C. Antenucci

         /s/ Gary W. Murphy              /s/ Robin L. Antenucci           (SEAL)
--------------------------------     ------------------------------------
                                              Robin L. Antenucci

                                                                          (SEAL)
--------------------------------     ------------------------------------

                                                                          (SEAL)
--------------------------------     ------------------------------------


                                                BRANCH BANKING AND TRUST COMPANY

Attest:           /s/ Jack Welborn              By:      /s/ George Kapusta
        -----------------------------------        ----------------------------
                                                         George Kapusta
         (Corporate Seal)                       Title:   Senior Vice President
                                                      -------------------------

                                      BB&T
                      SCHEDULE "DD" TO BB&T LOAN AGREEMENT

This Schedule "DD" is an attachment to and a part of the Loan Agreement (the "Loan Agreement") dated May 31, 2001, between Branch Banking and Trust Company ("Bank") and PlanGraphics, Inc. ("Borrower").

DD.01. Definitions.
       -----------
In addition to the words and terms defined elsewhere in this Schedule DD, the Loan Agreement and the Uniform Commercial Code of Kentucky, the following terms shall have the following specified meanings:

     (a) Account Debtor.
         --------------
     Any Person to whom goods and/or services have been sold by Borrower and are obligated on an Account.


     (b) Accounts.
     -------------
     Any account, receivable, contract right, note, draft, instrument, acceptance, chattel paper, lease or other writing or open account which evidence a right to receive payment of any sums due or to become due resulting from the sale of merchandise, and/or the performance of services rendered, or loans made.

     (c) Advance Rate.
     -----------------
     The percentage of the total value of Eligible Accounts the Bank will lend to Borrower and/or the percentage of the total value of Eligible Inventory the Bank will lend to Borrower, as set forth in Section DD.02.

     (d) Bill and Hold.
     ------------------
     Those Accounts generated by the sale of goods, for which an invoice has been issued to the buyer, but the goods represented by Accounts remain on the premises of the Borrower.

     (e) Asset-Based Sweep Agreement Service Agreement.
     --------------------------------------------------
     That agreement between the Bank and the Borrower whereby the Borrower agrees that all remittances in payment of Accounts mailed to and received at the Bank lockbox will be applied directly to the outstanding line of credit, as well as other provisions. This agreement is to be read in conjunction with, and is a part of, the Cash Management Services Agreement, the Loan Agreement, and this Schedule DD.

     (f) Collateral Loan Value.
         ---------------------
     The aggregate value of the Advance Rate of the Eligible Accounts and/or the Eligible Inventory.


     (g) Contra Accounts.
     --------------------
     Those Accounts subject to offset by any Account Debtor of the Borrower.


     (h) Eligible Account and/or Eligible Inventory.
     -----------------------------------------------
     Those Accounts which are not Ineligible Accounts, as defined in Section DD.03 hereof and/or Inventory which is not Ineligible Inventory, as defined in Section DD.04 hereof.

     (i) Fees.
     ---------
     Those fees which the Borrower will pay to Bank for the use of Bank's Asset-Based Lending Service, whether or not actual loan obligations exist, and separate and apart from any other fee which the Bank may charge Borrower, while the Loan Agreement is in force and in effect.

     (j) Foreign Accounts.
         ----------------
     Any Accounts due from any Person located outside the United States or Canada.


     (k) Inter-company Accounts.
     ---------------------------
     Any Accounts representing monies due for goods sold and/or services rendered, from any Person which owns any stock or other interest in Borrower, who are employees and/or officers of the Borrower, or which is an affiliate of the Borrower.

     (1) Ineligible Accounts and/or Ineligible Inventory.
         -----------------------------------------------
     Shall have the meanings given in Sections DD.03 and DD.04 hereof.

     (m) Inventory.
     --------------
     Goods which are held by Borrower for sale or lease, or to be furnished under contract(s) of service. Such inventory shall include finished goods, work-in-process, and raw materials to be used and/or consumed in a business.

     (n) Inventory Cap.
         -------------
     The maximum loan amount that may be supported by the Eligible Inventory collateral loan value, as set forth in

     Section DD.02.(b).

     (o) Loan Base Report.
     ---------------------
     That report on the Bank's standard form, or in a form acceptable to the Bank, to be prepared by the Borrower in accordance with the Bank's instructions, and submitted to the Bank by the Borrower at specified intervals and/or occasions, and detailing pertinent information as regards the Accounts and/or Inventory, including the Total Available Loan Base.

     (p) On-Site Asset-Based Lending Collateral Reviews/Examinations.
     ----------------------------------------------------------------
     Those examinations of the Borrower's books and/or records, including the inspection of Inventory, pertaining to the quality and quantity of Borrower's Accounts and/or Inventory, including standard testing of those books and records, by Bank's representatives, at any time during normal business hours of the Borrower, on the premises of the Borrower, with or without prior notice by Bank to Borrower.

     (q) Person.
     -----------
     Any individual, corporation, general or limited partnership, limited liability company or partnership, trust, unincorporated organization, association, joint venture, or a government agency or political subdivision thereof.

     (r) Cross Aging Rule.
     ---------------------
     Any Accounts due Borrower from an Account Debtor which also has n/a% or more of the total aggregate Accounts aged at n/a days or more from the original n/a date shall render Accounts from such Account from Account Debtor ineligible.

DD.02. Advance Rates/Advances.
------------------------------
   The Advance Rates to be used to calculate the collateral loan value shall be:
     (a) Accounts. The Advance Rate shall be 70% of the Eligible Accounts.
     (b) Inventory. The Advance Rate shall be 0% of the Eligible Inventory. Inventory values will not exceed the lower of cost or market and, if applicable, will be reduced by the LIFO reserve. The total loan advance against Eligible Inventory shall not exceed $n/a.
     (c) Advances. (check one)

|X| In all events, request(s) for Advances shall be in writing, or if initially oral, shall be confirmed in writing, and Borrower shall deliver, along with such request, a Loan Base Report. Borrower shall submit a completed Loan Base Report to Bank at least once per month and per advance request so long as any obligations are outstanding under the Loan Agreement.

|_| Bank agrees to make Advances under the Line of Credit automatically, without any request by Borrower, upon the presentment of items drawn against the Borrower's Checking account, provided the Borrowing Base is sufficient to cover such Advances. Borrower shall submit a completed Loan Base Report to Bank at least once per week so long as any obligations to Bank are outstanding. It is further provided that Borrower releases the Bank from any liability or obligation for and agrees to indemnify and hold the Bank harmless from and against any loss, cost, damage or expense (including the Bank's reasonable attorneys' fees) incurred or suffered as a result of the payment by the Bank of any item drawn against the Borrower's checking account that is subsequently determined to have been improperly paid for any reason, except for the gross negligence or willful misconduct of the Bank. Bank also reserves the right, in its sole discretion, to discontinue the automatic payment of items presented to the Bank, and to require written or oral advance requests to be made by the Borrower.

DD.03. Ineligible Accounts.
       -------------------
Ineligible Accounts shall include the following:

     (a) Accounts aged more than 60 days from the original invoice date.
         New York City invoices accepted up to 90 day
     (b) Those Accounts which are Contra Accounts.
     (c) Those Accounts subject to the Cross Age Rule.
     (d) Inter-company Accounts.
     (e) Foreign Accounts.
     (f) Accounts representing Bill and Hold arrangements.
     (g) Any Accounts due from any branch or agency of the Federal Government for which the proper Assignment of Claims form and Notice of Assignment form have not been fully executed.
     (h) Any Accounts due from any government agency which, by contract from agency, precludes and/or prohibits the assignment of those Accounts to a third party.
     (i) Any Accounts which, at the discretion of the Bank, are deemed doubtful for collection for any reason to include, but not be limited to, disputes, returns, and legal proceedings, whether in process or pending.

DD.04. Ineligible Inventory.
       --------------------
Ineligible Inventory shall include the following:

     (a) Goods not legally owned by the Borrower, to include, but not be limited to goods on consignment from any supplier, vendor, and/or individual(s), goods on demonstration and/or for trial.
     (b) Goods not in new and/or salable condition to include, but not limited to damaged goods, goods used by Borrower and/or potential buyers, goods with missing components/parts and not in a whole condition.
     (c) Goods which have been held by the Borrower for sale or lease more than n/a months without being sold and/or leased.
     (d) Goods representing work-in-process.
     (e) Goods deemed by the Bank, at its discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment.
     (f) Any goods held for sale and/or lease which violate any laws of the city, county, or state where the goods are stored, or any federal law in effect.
     (g) Goods of which the Borrower is the legal owner but which are being stored and/or housed at a location other than the place of business of the Borrower.
     (h) Any goods deemed otherwise ineligible by Bank at its discretion.

DD.05. Collections of Accounts and Disbursement of Collections.
       -------------------------------------------------------
(Check if applicable)

|_| (a) Borrower shall notify, or cause to be notified, all Account Debtors to forward all remittances to __________, in accordance with the Wholesale/Retail Lockbox Agreement by and between the Bank and Borrower.
|_| (b) Borrower agrees that all collections shall, in accordance with the Asset-Based Sweep Service Agreement, be applied directly to the then outstanding principal balance on the loan.

DD.06. Reporting. (Check if applicable)
       ---------
     Borrower shall forward the following reports to Bank at 9658 Baltimore Ave., Suite 207, College Park, MD 20740 on the 10th day of each month, or the next business day following.

     |X| (a) Loan Base Report.
     |X| (b) Accounts and Aging Report.
     |_| (c) Inventory Report showing description of goods, quantities, and values.
     |_| (d) Accounts Payable Aging Report.
     |_| (e) Balance sheet of Borrower.
     |_| (f) Borrower shall forward to Bank any of these reports at such other times as Bank may them and/or any other report(s) deemed necessary by the Bank in its discretion to properly monitor and manage collateral pledged for the loan.

DD.07. Fees.
       ----
     (a) Borrower shall pay to the Bank the sum of $n/a per beginning on as a fee for the use of Bank's Asset-Based Lending Service. (b) Borrower shall pay to Bank as reimbursement for expense(s) incurred in the proper monitoring and management of the Accounts and Inventory by the Bank any unusual expense(s) such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as collateral to Bank, the use of outside firms to perform On-Site Asset-Based Lending Collateral Reviews/Examinations as deemed necessary by Bank to properly manage/monitor collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to the Borrower by Bank along with the Bank's invoice for payment/reimbursement.

This agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no third person or persons shall have any right(s) to action hereon.

IN WITNESS WHEREOF, Borrower and Bank have executed this Schedule "DD" as of this date and have adopted as their respective seal the "seal" appearing beside or near their signatures below.

                           Borrower is a Corporation:


                                                PlanGraphics, Inc.
                                       --------------------------------------
                                                Name of Corporation

Attest:  /s/ J. Gary Reed              By:      /s/ John C. Antenucci
        ---------------------------       -----------------------------------
                                                John C. Antenucci
Title:   Senior VP/ COO                Title:   President

                                       By:
                                           ----------------------------------
(Corporate Seal)                                Enter Name
                                       Title:
                                              -------------------------------


                       Additional Co-makers or Guarantors:
WITNESS:


         /s/ Gary W. Murphy                     /s/ John C. Antenucci     (SEAL)
-----------------------------------      -----------------------------------
                                                John C. Antenucci

         /s/ Gary W. Murphy                     /s/ Robin L. Antenucci    (SEAL)
-----------------------------------      -----------------------------------
                                                Robin L. Antenucci

                                                                          (SEAL)
-----------------------------------      -----------------------------------
                                         Enter Name

                                                                          (SEAL)
------------------------------------     ------------------------------------
                                         Enter Name

                                            BRANCH BANKING AND TRUST COMPANY

Attest:    /s/ Jack Welborn                 By:      /s/ George Kapusta
        ----------------------------           ------------------------------
                                                     George Kapusta
(Corporate Seal)                            Title:   Senior Vice President

Exhibit 10.17
                                                               COLLEGE PARK, MD.
                                                                    MAY 31, 2001
                                      BB&T

                               SECURITY AGREEMENT

         In order to secure (i) the payment of a promissory note or notes (collectively the "Note") dated as of MAY 31, 2001 and executed and delivered by PLANGRAPHICS, INC. (the "Borrower(s)"), to the Bank in the aggregate principal sum of $500,000.00 payable as provided therein (the Note and any loan agreement or other agreement executed in connection with the loan secured hereby are incorporated herein by reference); (ii) all other obligations and liabilities (whether direct or indirect, absolute or contingent, primary or secondary, sole or joint and several) now existing or hereafter arising of the Borrower to the Bank; and (iii) performance by the Borrower or the Debtor (as hereinafter defined) of the agreements hereinafter set forth or contained in any loan agreement or other agreement entered into in connection with the loan (all obligations secured hereby are referred to as the "Secured Obligations"), the Borrower, or if the Collateral (as hereinafter defined) is not owned by the Borrower,

--------------------------------------------------------------------------------

(such owner of the Collateral being hereinafter referred to as the "Debtor"), hereby grants to BRANCH BANKING AND TRUST COMPANY (the "Bank") a security interest in the following property including any and all additions, replacements and substitutions of all or any part thereof (and other items of property of the same class) whether now owned or hereafter acquired or arising and all proceeds thereof (including insurance proceeds) (all collectively called the "Collateral").

         Collateral will be located at addresses listed below until such times as written consent to a change of location is obtained from the Bank. If the Collateral is or includes vehicles or goods that are mobile and ordinarily used in more than one location, such vehicles or goods will be kept at the address set forth below except for temporary and ordinary use in other locations. If the Collateral is or includes Accounts, all records concerning such Accounts are located at the address set forth below.

         |_| All Equipment, including but not limited to the following:

         |_| Equipment, more specifically described as follows:



(Unless otherwise specified above, the term "Equipment" shall have the definition given it in the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law Article ss.9-109) and shall include all accessions, parts, attachments, tools, operating manuals, and all replacements therefor.)

         |_| Vehicles described below:

  New/Used   Year/Make  Model/Body Type  Serial Number  If Truck - Ton & Class
                                                        If Mobile Home - #2 S/N
============ ========== ================ ============== ========================
1.
------------ ---------- ---------------- -------------- ------------------------

------------ ---------- ---------------- -------------- ------------------------
2.
------------ ---------- ---------------- -------------- ------------------------

------------ ---------- ---------------- -------------- ------------------------
3.
------------ ---------- ---------------- -------------- ------------------------

------------ ---------- ---------------- -------------- ------------------------
4.
------------ ---------- ---------------- -------------- ------------------------

------------ ---------- ---------------- -------------- ------------------------
5.
------------ ---------- ---------------- -------------- ------------------------



|_| Farm Products described below (describe all crops, livestock and supplies that are used or produced in the farming operation and that are to serve as security):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
including products of the described crops or livestock in their unmanufactured states in the Debtor's possession and any offspring of the described livestock. (Unless otherwise specified above, "Farm Products" shall have the definition given it in the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law Article ss.9-109).)

|X| All Accounts, including but not limited to the following:

|_| Accounts, more specifically described below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(The term "Accounts" shall have the definition given it in the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law Article ss.9-106), no matter how evidenced, including accounts receivable, contract rights, checks, notes, drafts, acceptances, and other forms of obligations and receivables.)

|_| All Inventory, including but not limited to the following:

|_| Inventory, more specifically described below:


(Unless otherwise specified above, "Inventory" shall have the definition given it in the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law Article ss.9-109).)

|_| All Goods, including all furniture and fixtures, including but not limited to the following:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


|_| Goods, including furniture and fixtures, more specifically described as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Unless otherwise specified above, "Goods" shall have the definitions given them in the Maryland Uniform Commercial Code (Annotated Code of Maryland, Commercial Law Article ss.9-105).)

|X| All Documents, Instruments, Chattel Paper, and General Intangibles, including but not limited to the following:

|_| Documents, Instruments, Chattel Paper, and General intangibles, more specifically described as follows:

All documents, instruments, Chattel paper and general intangibles now owned and hereafter acquired.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(Unless otherwise specified above, "Documents," "Instruments," `Chattel Paper," and "General Intangibles" shall have the definitions given them in the Maryland Uniform Commercial Code (Titles 1 through 10 of the Commercial Law Article of the Annotated Code of Maryland).)

         Debtor warrants and agrees that:

         1.     Use of Collateral.  The Collateral is and will be used for
|_| personal    |X| business  |_| farming purposes

If checked here |_| the Collateral is being acquired with the proceeds of the advance as evidenced by this agreement and the Note, which proceeds the Bank may disburse directly to the seller of Collateral as shown on the Bank's records. If acquired with such advance the Collateral was delivered to the Debtor on or before

         2. Debtor's Residence or place of business. Debtor's residence (or place of business if Debtor is an organization) is PLANGRAPHICS, INC. - 112 EAST MAIN STREET, FRANKFORT, KY 40601

(if the Debtor is an organization and has more than one place of business, use the chief executive office.) The Debtor will immediately notify the Bank in writing of any change in the Debtor's residence (or place of business).

Exhibit 10.18

Borrower:    PLANGRAPHICS INC
             ------------------------------------------------------------------

Account Number:   955-0276302                         Note Number:  00001
                  -------------                       -----------------------

Address:   112 E MAIN ST                              College Park, Maryland
           --------------------                       -----------------------

           FRANKFORT, KY 40601                        Date: MAY 31, 2001
           --------------------                             -----------------


                                      BB&T

                                 PROMISSORY NOTE

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR (select one) |X| BUSINESS/COMMERCIAL OR |_| AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the principal amount of FIVE HUNDRED THOUSAND DOLLARS & 00/100 Dollars ($500,000.00) plus accrued interest thereon, in immediately available coin or currency of the United States of America. Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

|_| Fixed rate of ____________% per annum.

|X| Variable rate of the Bank's Prime Rate plus 2.00 % per annum to be adjusted Daily as the Bank's Prime Rate changes. If checked here |_|, the interest rate will not exceed a(n) |_| fixed |_| average maximum rate of ____% or a |_| floating maximum rate of the greater of _______% or the Bank's Prime Rate; and the interest rate will not decrease below-a fixed minimum rate of _______%. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: |_| when Note is repaid in full by Borrower |_| annually beginning on ___________________________.

|_| Fixed rate of ______% per annum through _______________ which automatically converts on ___________________ to a variable rate equal to the Bank's Prime Rate plus _____% per annum which shall be adjusted _______________ as such Prime Rate changes.

|_|
   ---------------------------------------------------------------------------

Principal and interest are payable as follows

         |X| Principal plus any accrued interest not otherwise scheduled herein } is due in full at maturity on } |_| Principal plus accrued interest } FEBRUARY 2, 2002.

|_| Payable in consecutive ___ installments of |_| Principal}
                                                            } commencing on ___
                                               |_| Principal and
                                                   Interest }

and continued on the same day of each calendar period thereafter, in ______ equal payments of $________, with one final payment of all remaining principal and accrued interest due on ______________________.

|_| Business ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on _____________________ and continuing on the same day of each calendar period thereafter, with one final payment of all remaining principal and accrued interest due on _______________________.

|X|  Accrued interest is payable Monthly commencing on JULY 2, 2002 and
                                 -------               ------------
continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on FEBRUARY 2, 2002.

|_| Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ___________________ on ______________ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than ________ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

|X| Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.

|_|
   ---------------------------------------------------------------------------

         In addition, the undersigned promises to pay to Bank, or order, a late fee in the amount of five percent (5%) of any installment past due for fifteen
(15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

         This Promissory Note ("NOTE") is given by the undersigned pursuant to and/or in connection with the following agreements and instruments: (if any) Deed(s) of Trust / S.C. Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

|_|      dated ______________ in the maximum principal amount of $
                                                                  -------------
         granted by
                    -----------------------------------------------------------

|_|      dated ______________  in the maximum principal amount of $
                                                                   ------------
         granted by
                    -----------------------------------------------------------

Security Agreement(s) granting a security interest to Bank:

|X|  dated   MAY 31, 2001           granted by    PLANGRAPHICS INC
             -------------                     --------------------------------

|_|  dated                          granted by
             -------------                     --------------------------------

|_| Loan Agreement dated _____________________ executed by |_| |_| All of the terms, conditions and covenants of the above described instruments and agreements and instruments (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Bank.

         In addition to collateral pledged pursuant to the terms of the Agreements (if any) described above, the undersigned, as collateral security for the indebtedness evidenced by this Note, hereby grants the Bank a security interest and lien in and to all deposit accounts, certificates of deposit, securities and stocks now or hereafter in Bank's possession or on deposit with the Bank including but not limited to the following pledged to Bank: BB&T Savings Account(s)/Instruments(s), including all renewals, amendments, and proceeds thereof (if applicable):

|X| #__________ in the amount of $325,000.00 in the name(s) of PLANGRAPHICS INC
                                  ----------                   ----------------


|_| #__________ in the amount of $___________ in the name(s) of
                                                                  -------------

|_|
    ---------------------------------------------------------------------------


         If any stock or securities are pledged to Bank herein, the pledge and security interest includes all cash dividends, stock dividends and splits, reissued shares, substituted shares, and all proceeds thereof, which the undersigned promises to deliver to Bank.

         No delay or omission on the part of the Note holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Note holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Each of the undersigned and every endorser or guarantor of this Note regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the Note holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor.

         The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or on any other liability to the Bank by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101) (2)), or by any guarantor or surety of this Note (such affiliate, guarantor, and surety each herein called Obligor), or if any financial statement or other representation made to the Bank by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete, or in the event of default under any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Bank, or in the event the Bank demands that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Bank is not given when demanded, or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor, or in the event the Bank should otherwise in good faith deem itself, its security interest, or any collateral unsafe or insecure; or should the Bank in good faith believe that the prospect of payment or other performance is impaired, or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the Borrower or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed, or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder, and this Note and other debts due the Bank by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Bank. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Maryland; and further provided that such rate shall apply after judgement. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Bank may pursue its full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including but not limited to reasonable attorneys' fees.

         The following paragraph does not apply if the Agricultural purpose block was checked on Page 1 : Upon the occurrence of any default hereunder, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the Borrower in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE BORROWER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE BORROWER FOR PRIOR HEARING, in favor of the Bank for the full amount due on this Note (including the outstanding Principal, accrued interest and any and all other costs, fees, expenses and late charges) plus court costs and attorney's fees of 15% of the total amount then due hereunder. The Borrower waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions as often as the Bank shall deem necessary or advisable, for all of which this Note shall be sufficient authority.

         THE BORROWER HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BANK AND THE BORROWER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS NOTE, ANY OF THE AGREEMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS, WHETHER INITIATED BY THE BORROWER AGAINST THE BANK OR INITIATED BY THE BANK AGAINST THE BORROWER. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BANK IS HEREBY AUTHORIZED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form any be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the Note holder, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the Note holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the Note holder not specifically waived, released, or surrendered in writing, nor shall the undersigned Borrower makers, or any obligor either primarily or contingently, be released from such event. The Note holder, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by applicable laws. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter if the Commitment Letter survives closing. This Note shall be governed by and construed in accordance with the laws of Maryland.

                      CREDIT LIFE AND DISABILITY INSURANCE

Subject to certain underwriting criteria and limitations, INDIVIDUAL BORROWERS AND ADDITIONAL CO-MAKERS HAVE THE RIGHT TO REQUEST CREDIT LIFE AND DISABILITY INSURANCE PROTECTION FOR THIS LOAN. One or two Borrowers/Co-makers may be covered by BB&T Credit Life Insurance and one Borrower/Co-maker may be covered by BB&T Credit Disability Insurance. However, the purchase of credit life and credit disability insurance from the Bank is not a condition of obtaining this loan.

         I, the undersigned, desire the credit insurance with the cost and terms described below and promise to pay the premium of such insurance coverage. I understand that I may cancel this credit insurance at any time.

|_|Product I : Complete the following:
|_|Fidelity Security Insurance Company Flex Plan (Complete separate application)

CREDIT LIFE INSURANCE           Effective Date     Term in Mos.  Initial Ins. Amount  Credit Life Premium
|_| Single |_| Level

|_| Joint  |_| Decreasing                                           $ 500,000-00      $
                                 ------------        -----------     -----------       ----------------

CREDIT DISABILITY INSURANCE                 Monthly Benefit Amount              Credit Disability Premium
Effective Date and Terms in Mos.
Same as Credit Life Insurance Above         $                                   $
                                             ------------------------            ------------------------

Credit Disability Insurance is subject to a 14-day elimination period and a 60-month maximum benefit period. Only the Borrower or Co-Maker who signs the first line under "Signature(s) of Borrower" is covered by Credit Disability Insurance.

         Signature(s) of Borrowers              Total Credit Life and Disability
                                                Insurance Premium

        ----------------------------------
        Signature of Primary Borrower

                                                $
        ----------------------------------      ---------------------------
        Signature of Secondary Borrower



                         (SIGNATURES ON FOLLOWING PAGE)

                                      BB&T

                         PROMISSORY NOTE SIGNATURE PAGE

Borrower:  PLANGRAPHICS, INC.
           --------------------------------------------------------------------

Account Number:  955-0276302                   Note Number:    00001
                 -----------------------                    -----------

Note Amount:  500,000.00                       Date:  MAY 31, 2001
              --------------------------              -----------------

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify the Bank in writing at the branch office where you applied for credit. You must mail or deliver your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

Sharing of Information with Affiliates. Applicable law permits Bank to share information with third parties about its credit and account history with you. Applicable law also permits Bank to share additional information about you and your accounts with companies related to BB&T by common ownership or control ("Affiliates"). We provide this additional information to our Affiliates so that you may receive special offers and promotions from our Affiliates. You may request that Bank not furnish this additional information (other than credit and account history) to our Affiliates by writing to Branch Banking and Trust Company, Client Services Administration, P.O. Box 1847, Wilson, North Carolina 27894-1847. Please include your name, address, telephone number, account number (if known), and social security (tax identification) number. Due to marketing programs already in progress, please allow a reasonable period of time for your request to take effect. In order for us to communicate important loan or deposit account information, we will continue to notify you through occasional statement inserts or other customer service mailings. Please be aware that state and federal laws impose certain mandatory disclosures of customer information by financial institutions. We must comply with laws that require mandatory production or disclosure.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.

                          If Borrower is a Corporation:

ATTEST:    /s/ Gary W. Murphy                      PLANGRAPHICS, INC.
        --------------------------------------     ----------------------------
                                                   NAME OF CORPORATION

Title:     CFO/Treasurer  PlanGraphics, Inc.       By:    /s/ John C. Antenucci
        --------------------------------------         ------------------------
                                                              John C. Antenucci
                                                   Title:   PRESIDENT
                                                         ----------------------

                                                   By:
                                                      -------------------------

                                                   Title:
                                                         ----------------------

[Corporation Seal ]

(Affix seal or insert name of corporation in seal to adopt as seal of Borrower)






               If Borrower is a Partnership, Limited Liability Company, or Limited Liability Partnership:


WITNESS:                              NAME OF PARTNERSHIP, LLC, OR LLP

                                          By:                             (SEAL)
         -----------------------------       ------------------------------
                                             General Partner or Manager

                                          By:                             (SEAL)
         -----------------------------       ------------------------------
                                             General Partner or Manager

                                          By:                             (SEAL)
         -----------------------------       ------------------------------
                                             General Partner or Manager


                          If Borrower is an Individual

WITNESS:

         -----------------------------       ----------------------------------


                              Additional Co-makers
WITNESS:

         -----------------------------       ----------------------------------

                                                                          (SEAL)
         -----------------------------       ----------------------------------

                                                                          (SEAL)
         -----------------------------       ----------------------------------

                                                                          (SEAL)
         -----------------------------       ----------------------------------

Exhibit 10.19

                                      BB&T

                               GUARANTY AGREEMENT



BRANCH BANKING AND TRUST COMPANY                                 MAY 31, 2001
                                                                 ------------
COLLEGE PARK

Dear Sirs:

         As an inducement to Branch Banking and Trust Company ("Bank") to extend credit to and to otherwise deal with PLANGRAPHICS INC ("Borrower"), and in consideration thereof, the undersigned (and each of the undersigned jointly and severally if more than one) hereby absolutely and unconditionally guarantees to Bank and its successors and assigns the due and punctual payment of any and all notes, drafts, debts, obligations and liabilities, primary or secondary (whether by way of endorsement or otherwise), of Borrower, at any time, now or hereafter, incurred with or held by Bank, together with interest, as and when the same become due and payable, whether by acceleration or otherwise, in accordance with the terms of any such notes, drafts, debts, obligations or liabilities or agreements evidencing any such indebtedness, obligation or liability including all renewals, extensions and modifications thereof. The obligation of the undersigned is a guarantee of payment and not of collection.

         The undersigned is Bank's debtor for all indebtedness, obligations and liabilities for which this Guaranty is made, and Bank shall also at all times have a lien on and security interest in all stocks, bonds and other securities of the undersigned at any time in Bank's possession and the same shall at Bank's option be held, administered and disposed of as collateral to any such indebtedness, obligation or liability of the Borrower, and Bank shall also at all times have the right of set-off against any deposit account of the undersigned with Bank in the same manner and to the same extent that the right of set-off may exist against the Borrower.

         It is understood that any such notes, drafts, debts, obligations and liabilities may be accepted or created by or with Bank at any time and from time to time without notice to the undersigned, and the undersigned hereby expressly waives presentment, demand, protest, and notice of dishonor of any such notes, drafts, debts, obligations and liabilities or other evidences of any such indebtedness, obligation or liability.

         Bank may receive and accept from time to time any securities or other property as a collateral to any such notes, drafts, debts, obligations and liabilities, and may surrender, compromise, exchange and release absolutely the same or any part thereof at any time without notice to the undersigned and without in any manner affecting the obligation and liability of the undersigned hereby created. The undersigned agrees that Bank shall have no obligation to protect, perfect, secure or insure any security interests, liens or encumbrances now or hereafter held for the indebtedness, obligations and liabilities for which this Guaranty is made.

         This obligation and liability on the part of the undersigned shall be a primary, and not a secondary, obligation and liability, payable immediately upon demand without recourse first having been had by Bank against the Borrower or any other guarantor, person, firm or corporation, and without first resorting to any property held by Bank as collateral security (provided that, notwithstanding anything to the contrary provided herein, the undersigned shall have no liability hereunder unless and until the Borrower shall have defaulted on any of its obligations to Bank) and the undersigned hereby waives the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against the undersigned on account of obligation and liability hereunder until judgment be obtained therefor against the Borrower and execution thereon returned unsatisfied, or until it is shown that the Borrower has no property available for the satisfaction of the indebtedness, obligation or liability guaranteed hereby, or until any other proceedings can be had; and the undersigned hereby agrees to indemnify the Bank for all costs of collection, including but not limited to the costs of repossession, foreclosure, reasonable attorneys' fees, and court costs incurred by the Bank in the event that the Bank should first be required by the undersigned to resort to any property held by the Bank or in which the Bank has a security interest or to obtain execution or other satisfaction of a judgment against the Borrower on account of Borrower's obligation and liability for its indebtedness guaranteed hereby; and the undersigned further agrees that the undersigned is responsible for any obligation or debt, or portion thereof, of the Borrower to the Bank which has been paid by the Borrower to the Bank and which the Bank is subsequently required to return to the Borrower or a trustee for the Borrower in any bankruptcy or insolvency proceeding; and the undersigned further agrees that none of the undersigned shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of the Borrower to Bank unless and until all of the debts and obligations of the Borrower to Bank have been paid in full. The undersigned hereby waives, to the extent avoidable under any provision of the Bankruptcy Code, any right arising upon payment by the undersigned of any obligation under this Guaranty to assert a claim against the bankruptcy estate of the Borrower.

Check applicable box:

|X| This Guaranty is unlimited and applies to all indebtedness of Borrower, whether now existing or hereafter arising.

|_| This Guaranty applies to all indebtedness of Borrower evidenced by its promissory note numbers ________ dated _________________ (including all extensions, renewals, and modifications thereof) in the aggregate principal amount of $______________.

|_| This Guaranty is limited to an amount of $____________ plus accrued interest, late fees, costs of collection (including attorneys' fees) and all other obligations and indebtedness which may accrue or be incurred with respect to the Borrower's indebtedness and obligations to Bank.

         To secure the payment of all obligations of the undersigned hereunder, the undersigned hereby grants a security interest and lien in the following goods and property owned by the undersigned:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------------------- ("Collateral").

The undersigned hereby agrees to execute and deliver to Bank any security agreement, deed of trust, mortgage, UCC financing statement, or other document required by the Bank in order to protect its security interest or lien in the Collateral. This document shall constitute a security agreement under the Uniform Commercial Code of Maryland ("Code"), and in addition to having all other legal rights and remedies, the Bank shall have all rights and remedies of a secured party under the Code.

         This agreement shall inure to the benefit of Bank, its successors and assigns, and the owners and holders of any of the indebtedness, obligations and liabilities hereby guaranteed, and shall remain in force until a written notice revoking it has been received by Bank; but such revocation shall not release the undersigned from liability to Bank, its successors and assigns, or the owners and holders of any of the indebtedness, obligations and liabilities hereby guaranteed, for any indebtedness, obligation or liability of the Borrower which is hereby guaranteed and then in existence or from any renewals, extensions or modifications thereof in whole or in part, whether such renewals, extensions or modifications are made before or after such revocation, with or without notice to the undersigned. The undersigned waives presentment, demand, protest and notices of every kind and assents to any one or more extensions, modifications, renewals or postponements of the time or amount of payment or any other indulgences given to Borrower. The undersigned shall be responsible for and shall reimburse the Bank for all costs and expenses (including reasonable attorneys' fees) incurred by the Bank in connection with the enforcement of this Guaranty or the protection or preservation of any right or claim of the Bank in connection herewith, including without limitation costs and expenses incurred by the Bank in connection with its attempts to collect the indebtedness, obligations, and liabilities guaranteed hereby.

         If the Borrower is a corporation, this instrument covers all indebtedness, obligations and liabilities to Bank purporting to be made or undertaken on behalf of such corporation by any such officer or agent of said corporation without regard to the actual authority of such officer or agent. The term "corporation" shall include associations of all kinds and all purported corporations, whether correctly and legally chartered and organized.

         The undersigned covenants, warrants, and represents to the Bank that:
(i) this guaranty is enforceable against the undersigned in accordance with its terms; (ii) the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which the undersigned is a party; (iii) that there is no litigation, claim, action or proceeding pending or, to the best knowledge of the undersigned, threatened against the undersigned which would materially adversely affect the financial condition of the undersigned or his ability to fulfill his obligations hereunder; and (iv) that the undersigned has knowledge of the Borrower's financial condition and affairs.

         Upon the occurrence of any default by the Borrower on any of its obligations to Bank, the undersigned authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the undersigned in any court having jurisdiction in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to CONFESS JUDGMENT AGAINST THE UNDERSIGNED, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE UNDERSIGNED FOR PRIOR HEARING, in favor of Bank for the full amount due under this Guaranty plus court costs and attorneys' fees of 15% of the total amount then due hereunder. The undersigned waives the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon the undersigned any right or privilege of exemption, homestead rights, appeal, stay of execution or supplementary proceedings, inquisition, extension upon any levy on real estate or personal property, and any other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the undersigned shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Bank shall deem necessary or advisable, for all of which this Guaranty shall be sufficient authority.

         THE UNDERSIGNED HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BANK AND THE UNDERSIGNED MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS GUARANTY, ANY OF THE AGREEMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS, WHETHER INITIATED BY THE UNDERSIGNED AGAINST BANK OR INITIATED BY BANK AGAINST THE UNDERSIGNED. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND THE UNDERSIGNED HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BANK IS HEREBY AUTHORIZED TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE UNDERSIGNED SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. THE UNDERSIGNED REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

This Guaranty is made in and shall be construed in accordance with the laws and judicial decisions of the State of Maryland. The undersigned agrees that any dispute arising out of this Guaranty shall be adjudicated in either the state or federal courts of Maryland and in no other forum. For that purpose, the undersigned hereby submits to the jurisdiction of the state and/or federal courts of Maryland. The undersigned waives any defense that venue is not proper for any action brought in any federal or state court in the State of Maryland.

Witness the signature and seal of each of the undersigned.





WITNESS

         /s/ Tina Sutton                  /s/ John C. Antenucci          (SEAL)
----------------------------     --------------------------------------------
                                          signature of JOHN C. ANTENUCCI

         Tina Sutton                                                     (SEAL)
----------------------------     --------------------------------------------


               Address of Guarantor(s):         2746 SHADRICK FERRY RD.
                                                ---------------------------

                                                FRANKFORT, KY 40601
                                                ---------------------------


State of Kentucky:         Franklin               County
                   --------------------------

         I,  Gary W. Murphy   , Notary Public of   State at Large - Ky
            ----------------                      ----------------------

County, do hereby certify that      John C. Antenucci of
                                    2746 Shadrick Ferry Rd
                                    Frankfort KY 40601 and
                                    ------------------------

         Tina Sutton of Frankfort Ky
------------------------------------------------------------

personally appeared before me this day and acknowledged the due execution of the foregoing instrument in writing.

Witness my hand and seal, this 30th  day of    May     ,        2001     .
                               ----        ------------   ---------------

My Commission Expires:   April 26, 2003       /s/ Gary W. Murphy
                       -------------------    --------------------------
                                                  NOTARY PUBLIC

                                              Gary Wayne Murphy, Notary Public
                                              State at Large, Kentucky
                                              My Commission Expires 4/26/2003

Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Integrated Spatial Information Solutions, Inc.

Frankfort, Kentucky



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 2001, relating to the consolidated financial statements of Integrated Spatial Information Solutions, Inc, which is contained in that Prospectus and appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Denver, Colorado

June 12, 2001